Exhibit 10.1

STOCK PURCHASE AGREEMENT

by and among

StarStone Finance Limited,

Core Specialty INSURANCE Holdings, Inc.

and

NORTH BAY HOLDINGS LIMITED

dated as of June 10, 2020

ANNEXES
Annex I    Reference Closing Statement
EXHIBITS
Exhibit A    Form of Administrative Services Agreement
Exhibit B    Form of Amended and Restated Certificate of Incorporation
Exhibit C    Intellectual Property Agreement Term Sheet

Exhibit D	Form of Loss Portfolio Transfer and Adverse Development Cover Reinsurance Agreement
Exhibit E    Form of Stockholders Agreement
Exhibit F    Transition Services Agreement Term Sheet

STOCK PURCHASE AGREEMENT
THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is made as of June 10, 2020 by and among StarStone Finance Limited, a company incorporated under the laws of England and Wales (“Seller”), Core Specialty Insurance Holdings, Inc., a Delaware corporation (“Buyer”), and North Bay Holdings Limited, a Bermuda exempted company (the “Guarantor”). Buyer and Seller are referred to herein individually as a “Party,” and together as the “Parties”.
R E C I T A L S
WHEREAS, Seller owns all of the issued and outstanding shares of capital stock of StarStone US Holdings, Inc., a Delaware corporation (“SSUS”);
WHEREAS, Seller wishes to sell, transfer, assign, convey and deliver to Buyer, and Buyer wishes to acquire from Seller, all of Seller’s right, title and interest in SSUS;
WHEREAS, as an inducement to Buyer to enter into this Agreement, the Guarantor, as the indirect parent of Seller, has agreed to guarantee all of Seller’s obligations hereunder; and
WHEREAS, concurrently with the execution and delivery of this Agreement, Buyer is entering into equity commitment letters (the “Equity Commitment Letters”) with each of Corinthian DF Holdings, LP, Aquiline, Edward J. Noonan and Joseph (Jeff) E. Consolino (collectively, the “Equity Investors”), pursuant to which the Equity Investors have agreed, subject to the terms and conditions thereof, to invest in Buyer the amounts set forth therein.
NOW, THEREFORE, in consideration of the mutual agreements and covenants herein contained and intending to be legally bound hereby, the Parties hereby agree as follows:
ARTICLE I
DEFINITIONS
Section 1.1    Defined Terms. For the purposes of this Agreement the following words and phrases shall have the following meanings:
“Acquired Companies” means, collectively, SSUS and the Company Subsidiaries, and each is an “Acquired Company.”
“Action” means any action, suit, arbitration, hearing, mediation or other proceeding, whether civil or criminal, at law or in equity, before or by any Governmental Body.
“Administrative Services Agreement” means the agreement in substantially the form set forth in Exhibit A.
“Affiliate” of any Person means any Person that controls, is controlled by or is under common control with such Person, including any Subsidiary. As used herein, “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or other interests, by contract or otherwise.
“Amended and Restated Certificate of Incorporation” means the certificate of incorporation of Buyer in substantially the form set forth in Exhibit B.
“Ancillary Agreements” means the Administrative Services Agreement, the Intellectual Property Agreement, the Loss Portfolio Transfer and Adverse Development Cover Reinsurance Agreement, the Stockholders Agreement and the Transition Services Agreement.
“Applicable Reserves” means the net reserves of the Insurance Subsidiaries with respect to Covered Losses (as defined in the Loss Portfolio Transfer and Adverse Development Cover Reinsurance Agreement) calculated in accordance with GAAP and in the ordinary course of business of the Insurance Subsidiaries consistent with past practice.

“Aquiline” means Aquiline Financial Services Fund IV L.P.
“Business” means the (a) the sale, issuance and provision of excess casualty, workers’ compensation, marine and onshore/offshore energy, miscellaneous professional lines (MPL), healthcare liability insurance products and services and (b) the sale, insurance and provision of issuing carrier services (on an admitted and non-admitted basis), delegated authority and fronting and quasi-fronting arrangements, in each case, through SSNIC and SSSIC in the United States and including polices underwritten by Arrowhead Insurance Risk Managers, LLC for and on behalf of the Acquired Companies.
“Business Day” means a day that is not a Saturday, a Sunday or any other day on which commercial banking institutions are authorized or required by Law to be closed for regular banking business in New York City or London.
“Business Employees” means, as of the relevant measurement date, each employee of Seller or its Affiliates set forth on Section 1.1(a) of the Seller Disclosure Schedules, which list of Business Employees may be amended by mutual written agreement by the Parties from time to time following the date of this Agreement and prior to the Closing, and in either case, includes those employees who are absent from employment due to illness, vacation, injury, military service or other authorized absence (including an employee who is “disabled” within the meaning of the disability plans currently in place for the Business Employees, or who is on approved leave under the Family and Medical Leave Act).
“CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act of 2020, Pub. L. 116-136.
“Cash Purchase Price” means the Purchase Price minus the Rollover Amount.
“Code” means the U.S. Internal Revenue Code of 1986, as amended.
“Collective Bargaining Agreement” means any collective bargaining agreement or other labor contract (including any contract or agreement with any works council, labor or trade union or other employee representative body).
“Company IP” means, collectively, any and all (a) Intellectual Property owned (or claimed in writing to be owned) by any of the Acquired Companies, and (b) Transferred IP.
“Company IT Systems” means, collectively, any and all IT Systems owned by any Acquired Company or licensed or leased by any Acquired Company from a Third Party, in each case that are used or held for use immediately after the Closing by any Acquired Company.
“Company Material Adverse Effect” means any fact, event, circumstance, change, condition, occurrence, development or effect that, individually or in the aggregate, has a material adverse effect on (a) the business, assets, liabilities, operations, financial condition or results of operations of the Acquired Companies, taken as a whole, or (b) Seller’s ability to perform its obligations under this Agreement and the Ancillary Agreements or to consummate the transactions contemplated hereby or thereby; provided, however, that, with respect to clause (a), no facts, events, circumstances, changes, conditions, developments or effects resulting from or arising out of the items enumerated in sub-clauses (i) to (x) below shall be deemed to be or constitute a Company Material Adverse Effect, or shall be taken into account when determining whether a Company Material Adverse Effect has occurred: (i) earthquakes, hurricanes, tornados or other severe weather conditions or natural disasters; (ii) any changes or conditions generally affecting the principal industry in which the Acquired Companies operate; (iii) general economic, monetary or financial conditions in the U.S. or global financial markets, including changes in prevailing interest rates, currency exchange rates, credit market, financial market or security market conditions; (iv) general political conditions in the U.S.; (v) acts of war (whether or not declared), armed hostilities, sabotage or terrorism occurring after the date hereof or the continuation, escalation or worsening of any such acts of war, armed hostilities, sabotage or terrorism threatened or underway as of the date hereof; (vi) changes in applicable Law, GAAP or SAP, or any authoritative interpretations thereof, in each case, after the date hereof; (vii) any action that Buyer directs Seller in writing to take or not take pursuant to this Agreement; (viii) the announcement and performance of this Agreement and the transactions contemplated herein, including termination of, reduction in or similar negative impact on relationships, contractual or otherwise, with any employees, officers, policyholders, Producers, reinsurers, customers, suppliers and service providers of the Business resulting from such announcement or performance; (ix) any action taken by, Buyer or any of its Affiliates, and its and their

Representatives; or (x) any failure by the any Acquired Company to meet any internal projections or forecasts or estimates of revenue or earnings for any period (it being understood that the underlying facts and circumstances giving rise or contributing to such failure that are not otherwise excluded from the definition of Company Material Adverse Effect shall not be prevented from being taken into account in determining whether there is or has been a Company Material Adverse Effect), except, in the case of sub-clauses (i), (ii), (iii), (iv), (v) and (vi), to the extent the Acquired Companies are disproportionately affected thereby as compared with other participants in the industry in which the Acquired Companies operate in the same geographies.
“Company Plan” means each Employee Benefit Plan that is solely maintained or sponsored by any of the Acquired Companies.
“Company Subsidiaries” means, collectively, (a) SSSIC, (b) SSNIC, and (c) StarStone US Intermediaries, Inc., a New Jersey corporation; provided that Company Subsidiaries shall exclude StarStone Brazil.
“Confidential Information” means, with respect to either Party or any of its respective Affiliates, any information disclosed to such Party by the other Party or any of the other Party’s respective Representatives that relates to (a) the provisions of this Agreement or any agreement entered into pursuant to this Agreement, (b) the negotiations relating to this Agreement (or any such other agreement), (c) any information relating to the business, financial or other affairs (including future plans, financial targets, trade secrets and know-how) of such other Party or such other Party’s Affiliates or (d) any information of the other Party or such other Party’s Representatives provided in a manner which reasonably indicates the confidential or proprietary nature of such information.
“Confidentiality Agreement” means the Confidentiality Agreement, dated as of February 21, 2020, by and among Joseph (Jeff) E. Consolino, Robert F. Kuzloski, Edward J. Noonan, Dragoneer Investment Group, LLC, SkyKnight Capital, L.P. and Enstar Group Limited.
“Consulting Expenses” means an amount equal to seventy-two and a half percent (72.5%) of the fees, salaries, benefits and other expenses paid or reimbursed by the Acquired Companies during the period from the date hereof to the Valuation Date to Joseph (Jeff) E. Consolino and each other person hired or retained by or on behalf of the Acquired Companies at the direction of Joseph (Jeff) E. Consolino with the approval of Buyer.
“Contract” means any written note, bond, mortgage, indenture, guarantee, license, franchise, permit, agreement, contract, lease, commitment, legally binding letter of intent or other similar instrument, and any amendments thereto.
“COVID-19 Legislation” means the CARES Act and similar state and local stimulus fund programs enacted by a Governmental Body or Taxing Authority in connection with or in response to COVID-19.
“Employee Benefit Plan” means each (a) “employee benefit plan” within the meaning of Section 3(3) of ERISA (whether or not subject to ERISA), (b) other material benefit and compensation plan, policy, program, practice, arrangement or agreement, including pension, profit-sharing, savings, termination, executive compensation, phantom stock, change-in-control, retention, salary continuation, vacation, sick leave, disability, death benefit, hospitalization, medical, dental, life, employee loan, educational assistance, fringe benefit, deferred compensation, retirement or post-retirement, severance, equity or equity-based, incentive and bonus plan, contract, policy, program, practice, arrangement or agreement, and (c) other material employment, individual consulting or other individual agreement, plan, practice, policy, contract, program and arrangement, in each case, (i) that is sponsored, maintained or contributed to, or required to be contributed to, by Seller or any of its Affiliates (including the Acquired Companies) in respect of any Business Employee or (ii) with respect to which Seller or any of its Affiliates have any Liability with respect to any Business Employee.
“Encumbrance” means any lien, encumbrance, charge, security interest, mortgage, pledge, indenture, deed of trust, right of way, encroachment, easement, covenant, option, right of first offer or refusal or transfer restriction, or any other similar restrictions or limitations on the ownership or use of real or personal property or similar irregularities in title thereto.
“Environmental Laws” means any applicable Law governing (a) pollution, (b) the protection of human health or safety, or (c) the environment (including natural resource restoration and natural resource damages).
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” of any Person means each other Person (whether or not incorporated) that is treated as a single employer with such Person for purposes of Section 4001(b) of ERISA or Section 414 of the Code.
“Excess of Loss Reinsurance Agreement” means the Whole Account Aggregate Excess of Loss Reinsurance Agreement, dated as of January 1, 2014 and as amended as of March 7, 2018, by and among the Insurance Subsidiaries and SIBL.
“Excluded Liabilities” means (a) any Liabilities set forth on Section 1.1(b) of the Seller Disclosure Schedules, (b) any fines or penalties levied by any Governmental Body against the Acquired Companies (or for which the Acquired Companies are liable) arising out of, and to the extent related to, facts and circumstances in existence prior to the Closing Date, (c) any Liabilities of any of the Acquired Companies for fees and expenses of Seller and its Affiliates in connection with the negotiation of this Agreement and the Ancillary Agreements (including all accounting, transactional, legal, brokerage or other fees and expenses) and the consummation of the transactions contemplated hereby or thereby, in each case, incurred prior to the Closing and (d) any Liabilities as a result of or arising out of the operations, assets, liabilities, business or wind up of StarStone Brazil.
“Foreign Corrupt Practices Act” means the Foreign Corrupt Practices Act of the United States, 15 U.S.C. Sections 78a, 78m, 78dd 1, 78dd 2, 78dd 3 and 78ff, as amended, and similar Laws and Orders of other jurisdictions concerning or relating to bribery or corruption.
“Fraud” means actual or intentional fraud under Delaware law as of the date of this Agreement.
“Fundamental Representations” means the representations and warranties set forth in Section 3.1a) and b, Section 3.2a) and b, Section 3.3, Section 3.4a)(i) and Section 3.13.
“GAAP” means generally accepted accounting principles in the United States.
“Governing Documents” means, with respect to an entity, the certificate or articles of incorporation, association, formation or organization, certificates of limited partnership, memorandum and articles of association, by-laws, limited liability company agreement, operating agreement, partnership agreement, limited partnership agreement or other similar constitutive documents of such entity, as amended, modified or supplemented from time to time.
“Governmental Body” means any court or tribunal, administrative, governmental or regulatory body, stock exchange or self-regulatory organization, legislature, department, commission, board, agency, bureau, instrumentality, division, public body or other authority of any nation or government or any political subdivision thereof (supranational, national, federal, provincial, state or local or foreign).
“Holding Company System Act” means provisions of a jurisdiction’s insurance Laws governing control over insurers, transactions between insurers and affiliates and registration of holding companies.
“Indemnified Taxes” means any and all Losses, without duplication, resulting from or arising out of (a) any liability for Taxes (including the non-payment therefor) of Seller, the Guarantor or any of their respective Affiliates (other than any of the Acquired Companies); (b) any Taxes of any Acquired Company for any Pre-Closing Tax Period; (c) Taxes of any member of an affiliated, consolidated, combined or unitary group of which any Acquired Company (or any predecessor of any of the foregoing) is or was a member (other than a group all of the members of which consist of two or more of the Acquired Companies) on or prior to the Closing Date, including pursuant to Treasury Regulation Section 1.1502-6 or any analogous or similar state, local or non-U.S. Law; (d) Taxes of any Person imposed on any Acquired Company as a transferee or successor, by Contract (excluding for this purpose, Contracts entered into in the ordinary course of business consistent with past practice the primary purpose of which is not related to Taxes, such as leases, licenses or credit agreements) or otherwise, in each case in this clause (d), which Taxes relate to any event or transaction occurring before the Closing; (e) Seller’s share of any Transfer Taxes as determined under Section 6.13a); (f) Taxes arising out of the transfers contemplated under Section 6.5b); and (g) any Taxes of or with respect to StarStone Brazil or any of the transactions contemplated by Section 6.16.
“Insurance Contract” means any insurance policy, binder, slip or contract issued by an Insurance Subsidiary in connection with the Business.
“Insurance Subsidiaries” means SSSIC and SSNIC.

“Intellectual Property” means any and all intellectual property rights throughout the world, including any and all of the following: (a) patents, patent applications and patent  disclosures, including any continuations, divisions, continuations-in-part, reexaminations, extensions, renewals, reissues and foreign counterparts of or for any of the foregoing, (b)Trademarks, (c) Internet domain names, and social media usernames, handles and similar identifiers, (d) works of authorship, content, copyrights and copyrightable subject matter, design rights and moral and economic rights therein, (e) rights in Software, data and databases, (f) trade secrets and other confidential and proprietary information, including confidential and proprietary customer and supplier lists, pricing and cost information, and business and marketing plans and proposals, (g) rights in ideas, know-how, inventions (whether or not patentable or reduced to practice), processes, formulae and methodologies, compositions, technologies, techniques, specifications, protocols, schematics and research and development information, (h) any and all applications, registrations and recordings for the foregoing and (i) all rights in the foregoing (including pursuant to licenses, common-law rights, statutory rights and contractual rights), in each case to the extent protectable under applicable Law.
“Intellectual Property Agreement” means an intellectual property agreement to be agreed by the Parties, incorporating the terms set forth in Exhibit C.
“IT Systems” means any and all Software, hardware, servers, systems, sites, circuits, networks, data communications lines, routers, hubs, switches, interfaces, websites, platforms and other computer, telecommunications and information technology assets and equipment, and all associated documentation.
“Knowing and Intentional Breach” means a breach that is a consequence of an act or omission undertaken by the breaching party with the knowledge that undertaking such act or omission would, or would be reasonably expected to, cause a material breach of this Agreement.
“Knowledge” means (a) with respect to Seller, the actual knowledge of the natural persons set forth on Section 1.1(c) of the Seller Disclosure Schedules, after reasonable inquiry and (b) with respect to Buyer, the actual knowledge of the natural persons set forth on Section 1.1(a) of the Buyer Disclosure Schedules, after reasonable inquiry.
“Law” means any binding supranational, national, federal, state, provincial, municipal, local or foreign law, statute, ordinance, rule, regulation, constitution, treaty, code, Order, decision or settlement issued or entered into by any Governmental Body.
“Liability” means, with respect to any Person, all indebtedness, obligations and other liabilities of such Person, whether absolute or contingent (or based upon any contingency), known or unknown, fixed or otherwise, due or to become due, whether or not accrued or paid, and whether required or not required to be reflected in financial statements under GAAP.
“Loss Portfolio Transfer and Adverse Development Cover Reinsurance Agreement” means the agreement in substantially the form set forth in Exhibit D.
“Losses” means any and all losses, costs, charges, settlement payments, awards, judgments, fines, Taxes, penalties, damages, assessments, deficiencies, expenses (including reasonable expenses of investigation, enforcement and collection and reasonable attorneys’, actuaries’, accountants’ and other professionals’ fees, disbursements and expenses), liabilities, claims or deficiencies of any kind; provided, that Losses shall only include special, indirect, incidental, consequential or opportunity cost damages or lost profits to the extent that any such damages or lost profits (a) are payable to a third party not affiliated with the relevant Indemnified Party or (b) in the case of consequential damages or lost profits, are reasonably foreseeable as of the Closing Date; provided, further, that Losses shall not include punitive or exemplary damages, other than such damages that are payable to a third party not affiliated with the relevant Indemnified Party.
“Order” means any binding order, writ, judgment, injunction, decree, stipulation, determination, ruling or award entered by or with any Governmental Body, in each case, whether preliminary or final.
“Permitted Encumbrances” means (a) any Encumbrances arising under any applicable securities or insurance Laws; (b) any Encumbrances for Taxes, assessments or other governmental charges or levies (i) that are not yet due or payable or (ii) that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP consistently applied in accordance with the

Financial Statements as at December 31, 2019; (c) any Encumbrances approved in writing by Buyer or incurred as a result of any action of Buyer or its Affiliates, which shall include any Encumbrances granted pursuant to this Agreement or any Ancillary Agreement; (d) any non-monetary minor imperfection in title or Encumbrances, encroachments or conditions, if any, that, individually or in the aggregate, do not materially interfere with the continued use or operation of any real property or tangible personal property, as currently used or operated by the Acquired Companies; (e) any Encumbrance in favor of an Acquired Company; and (f) non-exclusive licenses of Company IP granted by any Acquired Company in the ordinary course of business consistent with past practice.
“Person” means any individual, corporation, partnership, limited liability company, firm, association, joint venture, joint stock company, estate, trust, incorporated or unincorporated organization, Governmental Body or other entity of any kind or nature.
“Personal Information” means all information, in any form, that, alone or in combination with other information, regards or is capable of being associated with an individual person or device, including such information (a) that identifies, could be used to identify or is otherwise identifiable with an individual, including name, physical address, telephone number, email address, financial account number, government-issued identifier (including Social Security number, driver’s license number and passport number), credit card or other financial information, medical, health or insurance information, gender, date of birth, educational or employment information, religious or political views or affiliations, marital or other status, photograph, face geometry or biometric information, and any other data used or intended to be used to identify, contact or precisely locate an individual, (b) that is data regarding an individual’s activities online or on a mobile or other application (e.g., searches conducted, web pages or content visited or viewed), (c) that consists of Internet Protocol addresses or other persistent identifiers or (d) that is defined as “personal information” or “personally identifiable information” under any applicable Privacy Laws.
“Post-Closing Tax Period” means any taxable period that begins after the Closing Date, and, in the case of any Straddle Period, the portion of any such Straddle Period that begins after the Closing Date.
“Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date and, with respect to the Straddle Period, the portion of such Straddle Period ending on and including the Closing Date.
“Privacy Laws” means all applicable data and/or privacy Laws concerning the treatment (including the collection, handling, processing, storage and/or transfer) of personal information, including Laws of any applicable jurisdiction or country from which such data originated, including Laws that relate to the security and protection of personally identifiable information, data privacy, trans-border data flow or data protection.
“Purchase Price” means the Tangible Book Value plus thirty million dollars ($30,000,000) plus the Consulting Expenses.
“Reference Closing Statement” means the statement set forth set forth in Annex I.
“Reinsurance Premium” means (a) the Applicable Reserves as of the Valuation Date, calculated in accordance with GAAP applied in a manner consistent with the preparation of the Reference Closing Statement, plus (b) Valuation Date ULAE, plus (c) the Stop Loss Commutation Amount.
“Reinsurer” means Clarendon National Insurance Company.
“Representatives” means, with respect to any Person, its Subsidiaries, Affiliates, and its and their respective directors, officers, employees, financial advisors, attorneys and other advisors, agents and representatives.
“Rollover Amount” means $235,000,000.
“Rollover Share Amount” means an amount equal to (a) the Rollover Amount divided by (b) the price per share of each Buyer Share purchased by the Equity Investors pursuant to the Equity Commitment Letters.
“Sanctioned Country” means a country, region or territory which is itself the subject or target of comprehensive Sanctions broadly prohibiting and restricting dealings in and with such country, region or territory (at the time of this Agreement, Belarus, Burundi, the Crimea region of Ukraine, Cuba, Democratic Republic of the Congo, Iran, Iraq, Lebanon, Libya, Mali, Nicaragua, North Korea, Somalia, Sudan, South Sudan, Syria, Russia, Venezuela, Western Balkans, Yemen and Zimbabwe).

“Sanctioned Person” means (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State or by the United Nations Security Council, the European Union or any European Union member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clause (a) or (b).
“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or (b) the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom.
“SAP” means, as to any insurance or reinsurance company, the statutory accounting practices (consistently applied) prescribed or permitted by applicable insurance Laws and the insurance regulatory authorities, in each case of the jurisdiction in which such company is domiciled, but disregarding any permitted practices applicable specifically to any such company.
“Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder.
“Seller IP” means, collectively, any and all Intellectual Property owned by Seller or any of its Affiliates (other than the Acquired Companies) and utilized in the Business, but excluding the Transferred IP and the StarStone Name.
“Seller Plan” means any Employee Benefit Plan that is not a Company Plan.
“SIBL” means StarStone Insurance (Bermuda) Limited, a Class-4 insurer domiciled in Bermuda.
“Software” means any and all computer programs, including all software implementations of algorithms, models and methodologies, whether in source code (human readable format) or object code (machine readable format) or other format and including executables, libraries and other components thereof.
“SSNIC” means StarStone National Insurance Company, a Delaware insurance company.
“SSSIC” means StarStone Specialty Insurance Company, a Delaware insurance company.
“StarStone Brazil” means StarStone Specialty Insurance Company, escritório de representação no Brasil Ltda.
“StarStone Name” means the Trademark “StarStone” and any Trademark derived therefrom or confusingly similar thereto.
“Stockholders Agreement” means the agreement by and among Buyer, the Equity Investors and the other stockholders party thereto in substantially the form set forth in Exhibit E.
“Stop Loss Commutation Amount” means an amount equal to the partial commutation payment to the Insurance Subsidiaries in connection with the commutation of the Excess of Loss Reinsurance Agreement pursuant to Section 6.8(c) of the Seller Disclosure Schedules.
“Straddle Period” means any taxable period beginning on or before and ending after the Closing Date.
“Subsidiary” of any Person means another Person in which such first Person (a) owns, directly or indirectly, fifty percent (50%) or more of the outstanding voting securities, equity securities, profits interest or capital interest or (b) is entitled to elect at least a majority of the board of directors or other persons performing similar functions.
“Tangible Book Value” means the tangible book value of the Acquired Companies as of the Valuation Date, calculated in accordance with GAAP consistently applied in accordance with the Financial Statements as at December 31, 2019 and as set forth on the Reference Closing Statement.
“Tax” means a tax of any kind, whether federal, state, local or foreign, including all net income, capital gains, gross income, gross receipt, property, franchise, sales, use, excise, registration, withholding, payroll, employment, severance, social security, worker’s compensation, unemployment, occupation, capital stock, ad valorem, value added, transfer, gains, profits, net worth, asset, transaction, real property, personal property, escheat, premium, windfall profits, stamp, license, alternative, add-on minimum or estimated tax or other tax (whether or not requiring the filing of a Tax Return), including any interest, penalties or additions to tax with respect thereto, whether disputed or not, imposed upon any Person by any taxing or social security authority or other Governmental Body under applicable Law.
“Tax Return” means any return, declaration, report, form, claim for refund or information return or statement, and any other document filed or required to be filed in respect of any Tax, including any schedule or attachment thereto or amendment thereof.
“Taxing Authority” mean any U.S. or non-U.S. federal, national, state, provincial, county, or municipal or other local government, any subdivision, agency, commission, or authority thereof, or any quasi-governmental body exercising any taxing authority or any other authority exercising Tax regulatory authority, including any Governmental Body.
“Third Party” means any Person not an Affiliate of the other referenced Person or Persons.
“Trademarks” means trademarks, trade names, corporate names, brands, business names, trade styles, service marks, service names, logos, domain names, slogans, trade dress or other source or business identifiers and general intangibles of like nature, whether registered or unregistered, and whether arising under the laws of the United States or any state or territory thereof or any other jurisdiction anywhere in the world, and all registrations and applications for registration with respect to any of the foregoing, together with all goodwill associated with any of the foregoing.
“Transfer Taxes” means any and all transfer Taxes (excluding Taxes measured in whole or in part by net income), including sales, use, excise, gross receipts, registration, real estate, stamp, documentary, notarial, filing, recording, permit, license, authorization and similar Taxes.
“Transferred Assets” means any asset owned by Seller, Guarantor or any of their respective Subsidiaries or Affiliates (other than an Acquired Company) that is used exclusively in the Business.
“Transferred Contract” means any Contract to which Seller, Guarantor or any of their respective Subsidiaries or Affiliates (other than an Acquired Company) is a party that relates exclusively to the Business.
“Transferred IP” means any Intellectual Property owned, or purported to be owned, by Seller, Guarantor or any of their respective Subsidiaries or Affiliates (other than an Acquired Company) that relates exclusively to the Business.
“Transition Services Agreement” means a transition services agreement to be agreed by the Parties, incorporating the terms set forth in Exhibit F.
“Treasury Regulations” means the Treasury Regulations promulgated under the Code.
“U.S.” or “United States” means the United States of America.
“Valuation Date” means 11:59:59 pm on the last day of the calendar month prior to the month in which the Closing Date occurs, unless the Closing Date is the last day of a calendar month, in which case the Valuation Date is the Closing Date.
“Valuation Date ULAE” means unallocated loss adjustment expenses and similar unallocated expenses of the Insurance Subsidiaries as of the Valuation Date calculated in accordance with GAAP and in the ordinary course of business of the Insurance Subsidiaries consistent with past practice.
“Voting and Shareholders’ Agreement” means the Voting and Shareholders’ Agreement, dated as of December 23, 2015, by and among North Bay Holdings Limited, Kenmare Holdings Ltd., Trident V, L.P., Trident V Parallel Fund, L.P., and Trident V Professionals Fund, L.P., Dowling Capital Partners I, L.P., and, solely for purposes of Section 3.02 thereof, Atrium Nominees Limited, Northshore Holdings Limited, Bayshore Holdings Limited and Enstar Group Limited.

Section 1.2    Additional Defined Terms. For purposes of this Agreement, the following terms shall have the meanings specified in the Sections indicated below:
Term                                                    Section
" 78
Aggregate Bonus Amount.........................................................................................................................Section 6.3(f)
Agreement.......................................................................................................................................................Preamble
Applicable Tenant...................................................................................................................................Section 3.14(b)
Assumed Liabilities...................................................................................................................................Section 6.3(h)
Burdensome Condition.............................................................................................................................Section 6.9(c)
Business Employee Census.....................................................................................................................Section 3.7(d)
Buyer...............................................................................................................................................................Preamble
Buyer 401(k) Plan.....................................................................................................................................Section 6.3(g)
Buyer Benefit Plan....................................................................................................................................Section 6.3(e)
Buyer Disclosure Schedules........................................................................................................................ARTICLE V
Buyer Indemnitees.................................................................................................................................Section 10.2(a)
Buyer Shares........................................................................................................................................Section 2.3(b)(ii)
Claim Amount.........................................................................................................................................Section 10.3(a)
Claim Notice...........................................................................................................................................Section 10.3(a)
Closing..........................................................................................................................................................Section 2.2
Closing Cash Purchase Price...................................................................................................................Section 2.4(b)
Closing Date.................................................................................................................................................Section 2.2
Closing Reinsurance Premium.................................................................................................................Section 2.4(b)
Company Registered IP..........................................................................................................................Section 3.10(a)
Consultation Period..................................................................................................................................Section 2.5(c)
Deductible...........................................................................................................................................Section 10.2(c)(i)
Delayed Transfer Employee.....................................................................................................................Section 6.3(c)

Disclosing Party	.....................................................................................................................................Section 6.10(b)
Employment Offers...................................................................................................................................Section 6.3(b)
Equity Commitment Letters................................................................................................................................Recitals
Equity Financing...........................................................................................................................................Section 5.6

Equity Investors	.................................................................................................................................................Recitals
Excluded Seller Assets.............................................................................................................................Section 6.5(b)
Final Cash Purchase Price.......................................................................................................................Section 2.5(g)
Final Closing Statement...........................................................................................................................Section 2.5(g)
Final Reinsurance Premium.....................................................................................................................Section 2.5(g)
Financial Statements................................................................................................................................Section 3.9(a)
Guarantee.....................................................................................................................................................Section 7.1
Guarantor........................................................................................................................................................Preamble
Indemnification Claim.............................................................................................................................Section 10.3(a)
Indemnified Party....................................................................................................................................Section 10.3(a)
Indemnifying Party..................................................................................................................................Section 10.3(a)
Intercompany Agreements.......................................................................................................................Section 6.8(a)
Investment Assets.......................................................................................................................................Section 3.22
Leased Real Property.............................................................................................................................Section 3.14(a)
Material Contract......................................................................................................................................Section 3.8(a)
Material Contracts....................................................................................................................................Section 3.8(a)
Non-Recourse Persons..........................................................................................................................Section 11.9(a)
Obligations....................................................................................................................................................Section 7.1
Outside Date............................................................................................................................................Section 9.1(e)
Parties.............................................................................................................................................................Preamble
Party................................................................................................................................................................Preamble
Permits........................................................................................................................................................Section 3.18
Post-Closing Covenant...........................................................................................................................Section 10.1(d)
Post-Closing Statement............................................................................................................................Section 2.5(a)
Pre-Closing Covenant............................................................................................................................Section 10.1(a)
Preliminary Cash Purchase Price.............................................................................................................Section 2.5(a)
Preliminary Reinsurance Premium...........................................................................................................Section 2.5(a)

Producer.................................................................................................................................................Section 3.21(a)
Producer Contract...............................................................................................................................Section 3.8(a)(vi)
Qualifying Severance Reimbursements....................................................................................................Section 6.3(i)
Real Property Lease...............................................................................................................................Section 3.14(a)
Receiving Party......................................................................................................................................Section 6.10(b)
Required Regulatory Approvals................................................................................................................Section 8.1(b)
Review Period..........................................................................................................................................Section 2.5(b)
Schedule Supplement.................................................................................................................................Section 6.15
Scheduled Consents................................................................................................................................Section 3.4(b)
Seller...............................................................................................................................................................Preamble
Seller 401(k) Plan.....................................................................................................................................Section 6.3(g)
Seller Disclosure Schedules........................................................................................................................ARTICLE III
Seller Indemnitees..............................................................................................................................Section 10.2(b)(i)
Settlement Accountant..............................................................................................................................Section 2.5(c)
Shares..........................................................................................................................................................Section 2.1

Shares Transfer	............................................................................................................................................Section 2.1
SSUS.................................................................................................................................................................Recitals
Statement of Objections...........................................................................................................................Section 2.5(b)
Statutory Statements................................................................................................................................Section 3.9(b)
Survival Period.......................................................................................................................................Section 10.1(d)
Tax Contest............................................................................................................................................Section 6.13(e)
Third Party Claim....................................................................................................................................Section 10.3(a)
Third Party Reinsurance Contracts.............................................................................................................Section 3.20
Transferred Employee..............................................................................................................................Section 6.3(b)
Transition Plan............................................................................................................................................Section 6.17
Voting Debt...............................................................................................................................................Section 3.2(b)

Section 1.3    Other Definitional and Interpretive Matters. Unless otherwise expressly provided, for purposes of this Agreement the following rules of interpretation shall apply: (a) any reference in this Agreement to any Acquired Company or to the Acquired Companies specifically excludes reference to StarStone Brazil, including for purposes of the definition of the “Business”; (b) any reference in this Agreement to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa; (c) the provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement, and all references in this Agreement to any “Section” are to the corresponding Section of this Agreement unless otherwise specified; (d) words such as “herein,” “hereinafter,” “hereof,” “hereto,” or “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires; (e) the word “including” or any variation thereof means “including, without limitation” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it; (f) references to “$”and “dollars” are to the lawful currency of the United States; (g) the schedules, annexes and exhibits attached to this Agreement shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein, and any matter disclosed by any Party on any one schedule with respect to any representation, warranty or covenant of such Party shall be deemed disclosed for purposes of all other representations, warranties or covenants of such Party to the extent that it is reasonably apparent from such disclosure that it also relates to such other representations, warranties or covenants; (h) a reference to any legislation or other law or to any provision of any legislation or other law shall include any modification, amendment, re-enactment thereof, any legislative or other provision substituted therefor, and all rules, regulations and statutory instruments issued or related to such legislation or other law; (i) any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement; (j) references to “days” are to calendar days, unless Business Days are specified; and (k) if a period of time is specified as from a given day, or from the day of an act or event, it shall be calculated exclusive of that day, and if a period of time is expressed to be within a period beginning and ending on two (2) given days, it shall be exclusive of the day at the beginning of such period and inclusive of the day at the end of such period. No prior draft of this Agreement nor any course of performance or course of dealing shall be used in the interpretation or construction of this Agreement or the Ancillary Agreements.

ARTICLE II
PURCHASE AND SALE
Section 2.1    Purchase, Sale and Transfer of Shares. Upon the terms and subject to the conditions of this Agreement, at the Closing, Seller shall sell, transfer, assign, convey and deliver to Buyer, and Buyer shall purchase, acquire and accept from Seller, all of the outstanding equity interests in SSUS (such interests, collectively, the “Shares” and such transfer the “Shares Transfer”) free and clear of Encumbrances, except for any restrictions arising under any applicable securities or insurance Laws.
Section 2.2    Closing Date. The closing of the Shares Transfer (the “Closing”) shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, located at One Manhattan West, New York, NY 10001, at 10:00 a.m. New York time, on the third (3rd) Business Day following the satisfaction or waiver of the conditions precedent to closing (other than conditions which can only be satisfied on the Closing Date, but subject to the satisfaction or waiver of such conditions), or at such other place or time or on such other date as Seller and Buyer may agree upon in writing. The date and time at which the Closing shall actually occur pursuant hereto is referred to herein as the “Closing Date.”
Section 2.3    Closing Deliverables.
(a)    At the Closing, on the terms and subject to the conditions set forth in this Agreement, Seller shall deliver to Buyer:
(i)    the certificates representing the Shares, duly endorsed by Seller in favor of Buyer, or accompanied by stock powers in blank in favor of Buyer, duly executed by Seller;
(ii)    a certificate executed by an authorized officer of Seller or Guarantor, as applicable, dated as of the Closing Date, certifying the satisfaction of the conditions set forth in Sections 8.2a), b, c and (d);
(iii)    the Stockholders Agreement, executed by Seller;
(iv)    the Transition Services Agreement, executed by Enstar (US), Inc.;
(v)    the Intellectual Property Agreement, executed by the requisite Affiliates of Seller;
(vi)    the Administrative Services Agreement, executed by each Insurance Subsidiary and by Enstar (US), Inc.;
(vii)    the Loss Portfolio Transfer and Adverse Development Cover Reinsurance Agreement, executed by each Insurance Subsidiary and by Reinsurer;
(viii)     (A) a certificate dated as of the Closing Date from SSUS satisfying the requirements set forth in Treasury Regulation Sections 1.1445 2(c)(3) and 1.897-2(h), certifying that SSUS is not nor has been a “United States real property holding corporation” (as defined in Section 897(c)(2) of the Code) at any time during the five (5) years preceding the date of the certificate and (B) a form of notice from SSUS to the IRS in accordance with the requirements of Treasury Regulations Section 1.897-2(h)(2), along with written authorization for Seller, as agent for SSUS, to deliver such notice form to the IRS on behalf of SSUS upon the Closing; and
(ix)    all such other instruments of transfer, assignment or conveyance as Buyer may reasonably request or as may be otherwise necessary to evidence and effect the sale, transfer, assignment, conveyance and delivery of the Shares to Buyer.
(b)    At the Closing, on the terms and subject to the conditions set forth in this Agreement, in consideration of the Shares Transfer, Buyer shall deliver to Seller:

(i)    an amount in dollars equal to the Closing Cash Purchase Price, by wire transfer of immediately available funds to the account designated in writing by Seller to Buyer not less than three (3) Business Days prior to the anticipated Closing Date;
(ii)    the certificates representing an amount of shares of common stock of Buyer (the “Buyer Shares”) equal to the Rollover Share Amount, duly executed by the requisite officers of Buyer;
(iii)    a certificate executed by an authorized officer of Buyer, dated as of the Closing Date, certifying the satisfaction of the conditions set forth in Sections 8.3a) and b;
(iv)    the Stockholders Agreement, executed by Buyer and each of the Equity Investors;
(v)    the Transition Services Agreement, executed by Buyer or one or more of its Subsidiaries;
(vi)    the Intellectual Property Agreement, executed by Buyer or one or more of its Subsidiaries; and
(vii)    all such other instruments of transfer, assignment or conveyance as Seller may reasonably request or as may be otherwise necessary to evidence and effect the transfer, assignment, conveyance and delivery of the Buyer Shares to Seller.
(c)    At the Closing, on the terms and subject to the conditions set forth in this Agreement and the Loss Portfolio Transfer and Adverse Development Cover Reinsurance Agreement, as consideration for the reinsurance by the Reinsurer of the Ultimate Net Loss (as defined in the Loss Portfolio Transfer and Adverse Development Cover Reinsurance Agreement) under the Loss Portfolio Transfer and Adverse Development Cover Reinsurance Agreement, Seller shall cause the Insurance Subsidiaries to deliver, on a several and not joint basis in proportion to the Applicable Reserves ceded by such Insurance Subsidiary, to the Reinsurer an amount equal to the Closing Reinsurance Premium. Seller shall cause the investment assets of the Insurance Subsidiaries to consist solely of US Treasury Securities or corporate bonds each of which carries an S&P rating of no less than A- or Moody’s rating of no less than A3, other than the Acquired Companies’ investment in Precision Risk Management, following the payment of the Closing Reinsurance Premium.
(d)    At the Closing, on the terms and subject to the conditions set forth in this Agreement, the Amended and Restated Certificate of Incorporation shall be duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware and shall be duly approved in accordance with Section 228 of the General Corporation Law of the State of Delaware and Buyer shall file the Amended and Restated Certificate of Incorporation with the Delaware Secretary of State.
Section 2.4    Closing Date Payments.
(a)    Promptly following the end of each calendar month between the date hereof and the Closing Date, Seller and Buyer shall cooperate in good faith to prepare (i) an estimate of the Tangible Book Value and (ii) an estimate of the Reinsurance Premium in a manner consistent with the calculation of Tangible Book Value, in each case, based on the assumption that such calendar month end will be the Valuation Date.
(b)    On or before the date that is two (2) Business Days prior to the anticipated Closing Date, Seller shall deliver to Buyer a statement (i) prepared in the same format as the Reference Closing Statement, (ii) setting forth Seller’s good faith estimate of the Tangible Book Value, the Consulting Expenses and the resulting calculation of the Cash Purchase Price (such calculation, the “Closing Cash Purchase Price”) and (iii) setting forth Seller’s good faith estimate of the Reinsurance Premium in a manner consistent with the calculation of Tangible Book Value (the “Closing Reinsurance Premium”).
Section 2.5    Post-Closing Adjustments.
(a)    As promptly as practicable following the Closing and in no event later than sixty (60) days following the Closing Date, Buyer shall prepare and deliver to Seller a statement (the “Post-Closing Statement”), (i) prepared in the same format as the Reference Closing Statement, (ii) setting forth Buyer’s good faith calculation of Tangible Book Value, the Consulting Expenses and the resulting calculation of the Cash Purchase Price (the

“Preliminary Cash Purchase Price”) and (ii) setting forth Buyer’s good faith calculation of the Reinsurance Premium in a manner consistent with the calculation of Tangible Book Value (the “Preliminary Reinsurance Premium”), together with reasonable supporting detail and documentation.
(b)    Following receipt of the Post-Closing Statement, Seller shall have thirty (30) days (the “Review Period”) to review such Post-Closing Statement and related computations of the Preliminary Cash Purchase Price and Preliminary Reinsurance Premium. In connection with the review of the Post-Closing Statement, Buyer shall cooperate with and give, and shall cause the Acquired Companies and its and the Acquired Companies’ Representatives to cooperate with and give, to Seller and its Representatives, reasonable access to the books and records of the Acquired Companies, the personnel of Buyer and the Acquired Companies, and work papers used in the preparation of the Post-Closing Statement, along with such other information as Seller or its Representatives may reasonably request in connection therewith; provided, however, that the independent accountants of Buyer or any of the Acquired Companies shall not be obligated to make any working papers available to Seller unless and until Seller has signed a customary confidentiality and hold harmless agreement relating to such access to working papers in form and substance reasonably acceptable to such independent accountants. If Seller has accepted such Post-Closing Statement in writing or has not given written notice to Buyer setting forth any objection of Seller to such Post-Closing Statement (a “Statement of Objections”) prior to the expiration of the Review Period, then such Post-Closing Statement shall be final and binding upon the Parties, and shall be deemed the Final Closing Statement for purposes of Section 2.5g). Any Statement of Objections given by Seller shall specify in reasonable detail the amount in dispute and the reasons supporting Seller’s position.
(c)    If Seller delivers a Statement of Objections prior to the expiration of the Review Period, then Buyer and Seller shall negotiate to resolve the Seller’s objections within thirty (30) days following the receipt by Buyer of the Statement of Objections (the “Consultation Period”). If Seller and Buyer reach an agreement as to all such objection(s) within the Consultation Period, then the Post-Closing Statement shall be revised to reflect such agreement and shall be deemed the Final Closing Statement for purposes of Section 2.5g). If Seller and Buyer are unable to reach an agreement as to all such objection(s) within the Consultation Period, then any objections which remain in dispute shall be submitted to the final and binding determination of a senior employee or partner of an independent accounting firm of international standing who is not the independent auditor of, and is independent and impartial of, Buyer, Seller and their respective Affiliates and is jointly appointed by the Seller and the Buyer (in either case, such accountant, the “Settlement Accountant”); provided, that, if Buyer and Seller cannot agree on such an accountant within fifteen (15) days of receipt by a Party of a written request for the appointment of such an accountant by the other Party, then the American Arbitration Association shall appoint the Settlement Accountant. Each of Seller and Buyer agree to enter into a customary engagement letter with the Settlement Accountant.
(d)    Within ten (10) days of the appointment of the Settlement Accountant, the Settlement Accountant shall set a schedule for written submissions, which submissions shall be transmitted simultaneously to the Settlement Accountant and Buyer or Seller, as the case may be. Unless otherwise directed by the Settlement Accountant, (i) Buyer shall first make a written submission addressing the challenged items on the Statement of Objections, (ii) Seller shall then be given an opportunity to respond in writing to Buyer’s submission, (iii) Buyer shall thereafter be given an opportunity to reply to Seller’s response and (iv) Seller shall be given a final opportunity to submit a rejoinder on the points raised by the Buyer. The Settlement Accountant shall have the right, but not the obligation, to request information or ask questions of the Parties as he or she sees fit. The Settlement Accountant’s determination shall be made solely in accordance with the terms and procedures set forth in this Agreement and the definitions of Cash Purchase Price, Purchase Price, Tangible Book Value, Consulting Expenses, Reinsurance Premium, Applicable Reserves, Valuation Date ULAE and Rollover Amount contained herein. The Settlement Accountant shall only consider those items that are (x) identified on the Statement of Objections as in dispute and (y) were not amicably settled in writing during the Consultation Period. Neither Seller nor Buyer shall discuss with the Settlement Accountant, and the Settlement Accountant shall not consider for any purpose, any settlement discussions or settlement offer made by any of the Parties with respect to any objections under this Section 2.5, unless otherwise agreed in writing by the Parties.
(e)    Seller and Buyer shall use their respective commercially reasonable efforts to cause the Settlement Accountant to resolve all disagreements as soon as practicable and in any event, barring exceptional circumstances, within twenty (20) days after the submission of the Seller’s final submission as provided herein. The Settlement Accountant’s determination shall be made solely in accordance with the terms and procedures set forth in this Agreement and based solely on the submissions and supporting materials provided by Buyer and Seller in accordance with the terms and procedures set forth in this Agreement. The Settlement Accountant may not assign a value to any item greater than the greatest value for such item claimed by either Party or less than the smallest value for such item claimed by either Party. The resolution of the dispute by the Settlement Accountant shall be final, binding and non-appealable on the Parties, absent manifest error by the Settlement Accountant, and judgment thereon may be entered and enforced in any court of competent jurisdiction. The Settlement Accountant shall act as an expert, not as an arbitrator, and the determination of the Settlement Accountant, and this agreement to submit to the determination of the Settlement Accountant, shall not be deemed or considered an arbitration agreement and shall not be subject to the Federal Arbitration Act, 9 U.S.C. § 1 et seq., or any state arbitration statute or law.
(f)    The costs and expenses of the Settlement Accountant shall be borne by Buyer in the proportion that the aggregate dollar amount of the items that are successfully disputed by Seller (as finally determined by the Settlement Accountant) bears to the aggregate dollar amount of the items submitted to the Settlement Accountant and by Seller in the proportion that the aggregate dollar amount of the disputed items that are unsuccessfully disputed by Seller (as finally determined by the Settlement Accountant) bears to the aggregate dollar amount of the items submitted to the Settlement Accountant, as determined by the Settlement Accountant in his or her final determination.
(g)    The Post-Closing Statement (x) that has become final and binding pursuant to Section 2.5b) or Section 2.5c) or (y) as determined by the Settlement Accountant is referred to herein as the “Final Closing Statement” and (A) the Tangible Book Value set forth on such Final Closing Statement shall be deemed the final Tangible Book Value, (B) the Consulting Expenses set forth in such Final Closing Statement shall be deemed the final Consulting Expenses, (C) the Cash Purchase Price set forth on such Final Closing Statement shall be deemed the final Cash Purchase Price (the “Final Cash Purchase Price”), and (D) the Reinsurance Premium set forth on such Final Closing Statement shall be deemed the final Reinsurance Premium (the “Final Reinsurance Premium”).
(i)    In the event that the Final Cash Purchase Price is greater than the Closing Cash Purchase Price, Buyer shall deposit, or cause to be deposited, within three (3) Business Days of the determination of the Final Closing Statement, with Seller, by wire transfer of immediately available funds to the account designated in writing by Seller, an amount equal to such excess.
(ii)    In the event that the Closing Cash Purchase Price is greater than the Final Cash Purchase Price, Seller shall deposit, or cause to be deposited, within three (3) Business Days of the determination of the Final Closing Statement, with Buyer, by wire transfer of immediately available funds to the account designated in writing by Buyer, an amount equal to such excess.
(iii)    In the event that the Final Reinsurance Premium is greater than the Closing Reinsurance Premium, Buyer shall cause the Insurance Subsidiaries to deposit, or cause to be deposited, within three (3) Business Days of the determination of the Final Closing Statement, with the Reinsurer, by wire transfer of immediately available funds to the account designated in writing by Seller, an amount equal to such excess.
(iv)    In the event that the Closing Reinsurance Premium is greater than the Final Reinsurance Premium, Seller shall cause the Reinsurer to deposit, or cause to be deposited, within three (3) Business Days of the determination of the Final Closing Statement, with the Insurance Subsidiaries, by wire transfer of immediately available funds to the accounts designated in writing by Buyer, an amount equal to such excess.
The amount of any payment to be made pursuant to this Section 2.5(g) shall bear interest from and including the Closing Date to but excluding the date of payment at a rate per annum equal to 1.5% during the period from the Closing Date to the date of payment. Such interest shall be payable at the same time as the payment to which it relates and shall be calculated daily on the basis of a year of 365 days and the actual number of days elapsed.
(h)    This provision shall constitute the exclusive remedy of the Parties with respect to determination of the Final Cash Purchase Price and Final Reinsurance Premium. The Parties agree that any adjustment to the Final Cash Purchase Price as determined pursuant to this Section 2.5 shall be treated as an adjustment to the consideration for Tax purposes, except as otherwise required by Law.
Section 2.6    Further Assurances; Further Conveyances and Assumptions. From time to time following the Closing, without further consideration, Seller and Buyer shall, and shall cause their respective controlled

Affiliates to, execute, acknowledge and deliver all such further documents, conveyances, notices, assumptions, releases, acquittances and other instruments, and shall take such further actions, as may be necessary or appropriate to effectuate the transactions contemplated by this Agreement, and to otherwise make effective the transactions contemplated hereby.
Section 2.7    Withholding Taxes. Notwithstanding anything to the contrary contained herein, Buyer, Seller and any of their respective Affiliates shall be entitled to deduct and withhold from all amounts payable pursuant to this Agreement such amounts as are required to be deducted and withheld under any applicable Law. Buyer shall use reasonable efforts to inform Seller of any withholding obligation it becomes aware of and shall reasonably cooperate with Seller to reduce and mitigate any withholding Taxes under applicable Law. To the extent that amounts are so deducted and withheld and paid over to the applicable Governmental Body, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF SELLER
Except as set forth in the schedules delivered by Seller to Buyer concurrently with the execution of this Agreement (the “Seller Disclosure Schedules”), Seller represents and warrants to Buyer that:
Section 3.1    Organization and Qualification.
(a)    Seller is a company duly organized, validly existing and in good standing under the Laws of England and Wales, and Seller has all requisite corporate power and authority to carry on its business as currently conducted by it and to own, lease and operate its properties. Seller is duly qualified to do business and is in good standing as a foreign corporation (in any jurisdiction that recognizes such or a similar concept) in each jurisdiction where the ownership or operation of its assets or the conduct of its business as currently conducted requires such qualification, except where the failure to be so qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect.
(b)    Each Acquired Company is a corporation, limited liability company or other entity duly organized, validly existing and, in jurisdictions where such or similar concept is recognized, in good standing (or the equivalent thereof) under the laws of its jurisdiction of organization. Each Acquired Company has all requisite corporate power and authority to carry on its business as currently conducted by it and to own and make use of its assets as currently used. Each Acquired Company is duly qualified to do business and is in good standing (or the equivalent thereof) as a foreign corporation (in any jurisdiction that recognizes such or a similar concept) in each jurisdiction where the ownership or operation of its assets or the operation or conduct of its business as currently conducted requires such qualification, except, in each case, where the failure to be so qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect.
(c)    No Acquired Company is in violation of its Governing Documents in any material respect. Seller has delivered to Buyer correct and complete copies of the Governing Documents of the Acquired Companies.
Section 3.2    Capitalization of the Acquired Companies.
(a)    Seller or its directly or indirectly wholly owned Subsidiaries hold, beneficially and of record, all of the issued and outstanding capital stock and other equity interests of each of the Acquired Companies. Section 3.2a) of the Seller Disclosure Schedules sets forth a true and complete list of the number of shares of capital stock or other equity interests issued and outstanding and the holder of record of such shares and other equity interests for each of the Acquired Companies as of the date hereof and as of immediately prior to the Closing. The shares and other equity interests in each of the Acquired Companies have been duly authorized, are validly issued, fully paid and nonassessable, and are not subject to any preemptive rights. Except for the shares and other equity interests listed in Section 3.2a) of the Seller Disclosure Schedules, no shares of capital stock or other equity interests of any Acquired Company are issued, reserved for issuance or outstanding. Seller or its directly or indirectly wholly owned Subsidiaries have good and valid title to the Shares free and clear of all Encumbrances, except for restrictions arising under applicable securities or insurance Laws. The instruments to be executed and delivered by Seller or a Subsidiary of Seller to Buyer at the Closing will be valid and binding obligations of Seller and its applicable Subsidiary, enforceable against Seller and its applicable Subsidiary in accordance with their respective terms, and will effectively vest in Buyer good title to all the Shares, free and clear of all Encumbrances, except for restrictions arising under applicable securities or insurance Laws.
(b)    There are no existing options, warrants, calls, preemptive rights, indebtedness having general voting rights (or convertible into, exercisable for the purchase of or exchangeable for securities having such rights) (“Voting Debt”) or subscriptions or other rights, agreements, arrangements or commitments of any character (including any stockholder rights plan or similar plan commonly referred to as a “poison pill”), relating to the issued or unissued shares of capital stock or other equity or voting interests of any Acquired Company obligating any Acquired Company to issue, transfer or sell, or cause to be issued, transferred or sold, any shares of capital stock or Voting Debt of, or other equity or voting interest in, any Acquired Company or securities convertible into, exercisable for the purchase of or exchangeable for such shares or equity or voting interests, or obligating any Acquired Company to make any payment linked to the value of the capital stock or the sale price of any Acquired Company, or obligating any Acquired Company to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment. There are no outstanding contractual obligations of any Acquired Company to repurchase, redeem or otherwise acquire the common stock or other capital stock or other equity interests of any Acquired Company. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to the capital stock of, or other equity or voting interests in, any Acquired Company.
(c)    There are no outstanding contractual obligations of any Acquired Company to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any other entity. There are no irrevocable proxies, voting trusts or other agreements to which any Acquired Company is a party with respect to any capital stock of, or other equity or voting interests in, any Acquired Company. Except for the StarStone Brazil, no Acquired Company owns, directly or indirectly, shares of capital stock of, or any equity, voting or similar interest in, or any interest convertible into, exercisable for the purchase of or exchangeable for, any shares of capital stock or other equity, voting or similar interest in any Person other than the Company Subsidiaries. There are no restrictions that prevent or restrict the payment of dividends or other distributions by any Acquired Company other than those imposed by the Laws of general applicability of their respective jurisdictions of organization.
Section 3.3    Authorization; Binding Effect.
(a)    Seller has all requisite corporate power and authority to execute, deliver and perform this Agreement and Seller and any of its Affiliates executing any Ancillary Agreement have all requisite corporate power and authority to execute, deliver and perform the Ancillary Agreements to which it will be a party and to consummate the transactions contemplated hereby and thereby, and the execution, delivery and performance of this Agreement and the Ancillary Agreements to which it will be a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized and approved by all requisite corporate action on the part of Seller and its Affiliates, as applicable.
(b)    This Agreement has been duly executed and delivered by Seller and this Agreement is, and the Ancillary Agreements to which Seller or any of its Affiliates will be a party when duly executed and delivered by Seller or such Affiliate, as applicable, will be, valid and legally binding obligations of Seller or such Affiliate, enforceable against Seller or such Affiliate in accordance with their respective terms, except to the extent that enforcement hereby and thereof may be affected by bankruptcy, reorganization, moratorium, fraudulent transfer, insolvency and similar Laws of general application affecting the rights and remedies of creditors and by general equity principles.
(c)    Trident V, L.P., Trident V Parallel Fund, L.P. and Trident V Professionals Fund, L.P. have provided all requisite consent under Section 2.02(e) of the Voting and Shareholders’ Agreement to the execution, delivery and performance of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby. No other consent, approval or vote of, waiver from or notice to any of Trident V, L.P., Trident V Parallel Fund, L.P. and Trident V Professionals Fund, L.P. is required in connection with the execution, delivery and performance of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby.

Section 3.4    Non-Contravention; Consents.
(a)    Assuming that all consents, approvals, orders, clearances, authorizations, registrations, declarations or filings specified in Section 3.4b) have been obtained, the execution, delivery and performance of this Agreement and the Ancillary Agreements to which Seller or any of its Affiliates will be a party and the consummation of the transactions contemplated hereby and thereby by Seller or such Affiliate do not and will not: (i) result in any material breach or material violation of, or conflict with, any provision of the Governing Documents of any Acquired Company, (ii) in any material respect, violate or result in a breach of, or constitute an occurrence of default under, result in the acceleration or cancellation of or give rise to a right by any party to terminate or amend, any Material Contract to which any Acquired Company is a party or by which it is bound, (iii) result in the imposition of any Encumbrance (other than Permitted Encumbrances) upon any of the properties or assets of any Acquired Company or the shares of capital stock or equity interests directly or indirectly owned by Seller in any Acquired Company, or (iv) violate any applicable Law of any Governmental Body having jurisdiction over Seller, such Affiliate, any Acquired Company, or the Business or by which any of the properties and assets of any Acquired Company, or of Seller or any of its Affiliates (to the extent related to the Business), are bound, in the case of clauses (iii) and (iv) other than any such impositions, violations, breaches, defaults, accelerations or cancellations of obligations or rights that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.
(b)    Assuming the accuracy of the representations and warranties of Buyer in Section 5.3b), other than the Required Regulatory Approvals, no consent, approval, order, clearance or authorization of, or registration, declaration or filing with, any Person is required to be obtained by Seller or any of its Affiliates (including any Acquired Company) in connection with the execution, delivery and performance of this Agreement and the Ancillary Agreements to which Seller or any of its Affiliates (including any Acquired Company) is a party and for the consummation of the transactions contemplated hereby or thereby by Seller or such Affiliate except for such other consents or approvals of Governmental Bodies or other Third Parties set forth on Section 3.4b) of the Seller Disclosure Schedules, (the “Scheduled Consents”), and such other consents, approvals, orders, clearances, authorizations, registrations, declarations or filings the failure of which to be obtained or made, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.
Section 3.5    Compliance With Laws. Except as set forth on Section 3.5 of the Seller Disclosure Schedules:
(a)    The Acquired Companies are, and have been since January 1, 2017, in compliance in all material respects with all applicable Laws (including any Laws regulating the insurance business and eligible criteria for surplus lines insurers established under the subtitle of Title V of the Dodd-Frank Wall Street Reform and Consumer Protection Action of 2010 entitled the “Nonadmitted and Reinsurance Reform Act”) and Orders.
(b)    Since January 1, 2017, no Acquired Company or, with respect to the Business, Seller or its Affiliates has received from any Governmental Body with applicable jurisdiction any written warning letters, notice of adverse finding or similar document that asserts a lack of substantial compliance with any applicable Laws or Orders in any material respect. There is no pending or, to the Knowledge of Seller, threatened Action against any Acquired Company by any Governmental Body, or notice from a Governmental Body of a claim of a violation, or, to the Knowledge of Seller, pending or threatened investigation by a Governmental Body, with respect to any actual or alleged noncompliance in any material respect with any applicable Laws or Orders.
(c)    Since January 1, 2017, the Acquired Companies and, to the Knowledge of Seller, the Representatives of the Acquired Companies have not made, paid or received any payments, bribes or kickbacks to or from any Person (including any customer or supplier), Governmental Body or governmental official (as defined under the Foreign Corrupt Practices Act) in violation of the Foreign Corrupt Practices Act or any applicable anti-corruption or anti-bribery Law. The Acquired Companies have implemented and maintain in effect policies and procedures designed to ensure compliance by the Acquired Companies, and their respective directors, officers, employees and agents, with all applicable anti-corruption or anti-bribery Laws, including the Foreign Corrupt Practices Act.
(d)    The Acquired Companies have implemented and maintain in effect policies and procedures reasonably designed to ensure compliance by the Acquired Companies and their respective directors, officers, and employees and agents with applicable Sanctions, and the Acquired Companies and their respective officers and employees and, to the Knowledge of Seller, its directors and agents, are in compliance with applicable Sanctions in all material respects. None of the Acquired Companies or their respective directors, officers or employees and, to the Knowledge of Seller, no agent of any of the Acquired Companies is a Sanctioned Person.
Section 3.6    Litigation. Except for Actions arising in the ordinary course of business relating to any Insurance Contract or the administration or handling of claims related thereto within applicable policy limits, there is no Action or claim pending or, to the Knowledge of Seller, threatened, or, to the Knowledge of Seller, governmental investigation threatened or pending by, against or involving the Acquired Companies or any of their respective properties or assets, the outcome of which, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect. No Acquired Company is subject to any Order that materially restricts the operation of the business of such Acquired Company or which is or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
Section 3.7    Employment Matters.
(a)    None of the Acquired Companies currently employ, or have employed since January 1, 2017, any employees.
(b)    (i) None of the Acquired Companies is party to or bound by any Collective Bargaining Agreement or other similar labor agreement with respect to the Business Employees, (ii) no Business Employees are covered by any Collective Bargaining Agreement or other similar labor agreement or represented by any labor or trade union, works council or other employee representative body, in each case, with respect to their employment with Seller or any of its Affiliates, (iii) to the Knowledge of Seller, there has not been any labor organizing activity by or with respect to any Business Employees and (iv) except as would not reasonably be expected to be material to the Business or the Acquired Companies, taken as a whole for the past three (3) years, there have not been any, and there are no pending or, to the Knowledge of Seller, threatened, (A) labor disputes involving any of the Acquired Companies, or (B) unfair labor practice charges, strikes, slowdowns or work stoppages by or with respect to any Business Employees.
(c)    Except as set forth on Section 3.7(c) of the Seller Disclosure Schedules, (i) Seller and its Affiliates, with respect to the Business Employees, and each of the Acquired Companies is in compliance, in all material respects, with all applicable local, state, federal and foreign Laws relating to employment and compensation and (ii) neither Seller nor any of its Affiliates, and no Acquired Company, has received notice of any pending or, to the Knowledge of Seller, threatened charge, complaint, investigation, arbitration, mediation, proceeding, litigation or audit with respect to or relating to any Acquired Company’s or, with respect to the Business Employees, Seller’s or any of its Affiliates’ material noncompliance with any applicable local, state, federal or foreign Laws relating to employment or compensation.
(d)    Section 3.7d) of the Seller Disclosure Schedules contains a true and accurate list of the Business Employees as of the date hereof and the following information for each such employee as of the date hereof (collectively, the “Business Employee Census”): (i) employee identification number, (ii) geographic location (including city and state), (iii) employing legal entity, (iv) active or leave status, (v) full-time or part-time status, (vi) job title, (vii) classification as “exempt” or “nonexempt” from applicable wage and hour laws, (viii) annual salary and, if applicable, hourly wage rate and target annual incentive compensation, and (ix) applicable visa or work authorization status.
(e)    None of Seller, any of its Affiliates or the Acquired Companies is party to a settlement agreement with a Business Employee that involves allegations relating to sexual harassment or sexual misconduct by either (i) an officer of Seller, any of its Affiliates or any of the Acquired Companies or (ii) a Business Employee at the level of Vice President or above. To the Knowledge of Seller, in the past three (3) years, no allegations of sexual harassment or sexual misconduct have been made against any (A) officer of Seller or any of its Affiliates with respect to or involving a Business Employee or (B) Business Employee at a level of Vice President or above.
(f)    To the Knowledge of Seller, no Business Employee is in violation of any material term of any employment agreement, nondisclosure agreement, non-competition agreement, non-solicitation agreement or other agreement containing similar restrictive covenant obligations, in each case: (i) with Seller, any of its Affiliates or any of the Acquired Companies or (ii) with a former employer of any such Business Employee relating (A) to the right of any such Business Employee to be employed by Seller or any of its Affiliates or (B) to the knowledge or use of trade secrets or proprietary information.

(g)    As of the date hereof and since January 1, 2017, there are and have been no Company Plans. Section 3.7g) of the Seller Disclosure Schedules lists and separately identifies each material Seller Plan which is in effect as of the date hereof. With respect to each of the material Seller Plans in which Business Employees are eligible to participate, Seller has provided Buyer with a plan document or summary plan description of such material Seller Plan.
(h)    Each Seller Plan that is intended to be qualified within the meaning of Section 401(a) of the Code has received a favorable determination letter as to its qualification or is covered by a prototype plan opinion letter.
(i)    None of the Acquired Companies has ever maintained, sponsored, contributed to, or had an obligation to maintain, sponsor or contribute to, or has any Liability (including as a result of an ERISA Affiliate) under or with respect to (i) a “defined benefit plan,” as defined in Section 3(35) of ERISA, (ii) a pension plan subject to the minimum funding standards of Section 302 of ERISA or Section 412 of the Code, (iii) a “multiemployer plan,” as defined in Section 3(37) of ERISA, or (iv) a “multiple employer plan” (within the meaning of Section 413 of the Code).
(j)    Neither the execution nor delivery of this Agreement nor the consummation of the transactions contemplated hereby will, either alone or in combination with another event: (i) result in (x) any severance, retention or change of control payment becoming due to any Business Employee or (y) acceleration of the time of payment or vesting, or material increase in the amount of compensation due to any such Business Employee (including funding of compensation or benefits through a trust or otherwise), (ii) require a “gross-up,” indemnification for, or payment to any individual for any Taxes imposed under Section 409A or Section 4999 of the Code or any other Taxes, or (iii) result in the payment of any amount that could, individually or in combination with any other such payment, constitute an “excess parachute payment” as defined in Section 280G(b)(1) of the Code.
Section 3.8    Contracts.
(a)    Section 3.8a) of the Seller Disclosure Schedules sets forth a true, complete and correct list as of the date of this Agreement, and Seller has, prior to the date of this Agreement, made available to Buyer true, complete and correct copies of the following Contracts (other than the Real Property Leases and Employee Benefit Plans) which are in effect as of the date hereof and which are either Transferred Contracts, Contracts to which any Acquired Company is a party, or Contracts by which the Business or assets of the Acquired Companies are bound (each, a “Material Contract” and collectively, the “Material Contracts”):
(i)    which calls for the payment by or on behalf of any Acquired Company in excess of $150,000 per annum, or the delivery by any Acquired Company of goods or services with a fair market value in excess of $150,000 per annum, during the remaining term thereof (other than Insurance Contracts), and which by its terms does not terminate or is not terminable without material penalty by any of the Acquired Companies upon ninety (90) days or less prior notice;
(ii)    which provides for any Acquired Company to receive any payments in excess of, or any property with a fair market value in excess of, $150,000 during the remaining term thereof (other than Insurance Contracts), and which by its terms does not terminate or is not terminable without material penalty by any of the Acquired Companies upon ninety (90) days or less prior notice;
(iii)    which contains covenants (A) limiting in any material respect the ability of any of the Acquired Companies to compete or operate in any line of business or geographical area or provide any products or services of or to any other Person, (B) obligating any of the Acquired Companies to conduct any business on an exclusive basis with any Person or (C) providing the counterparty thereto with “most favored nation”, rights of first refusal or offer or similar rights;
(iv)    which provides for any Acquired Company, or for Seller or any of its Affiliates (to the extent related to the Business), to receive material administrative services, claims administration or underwriting services with respect to any Insurance Contracts, or any investment management services;
(v)    which is a Third Party Reinsurance Contract;

(vi)    which is a Contract between a Producer, on the one hand, and any Insurance Subsidiary, on the other hand (each, a “Producer Contract”), which resulted in aggregate commission payments by such Insurance Subsidiary during the fiscal year ended December 31, 2019 in excess of $500,000;
(vii)    which was entered into in connection with the acquisition or disposition by any of the Acquired Companies, or by Seller or any of its Affiliates (to the extent related to the Business), of any business or the shares, capital stock or other ownership interests of any other Person and (A) under which there are any material ongoing obligations or (B) which acquisition is not yet complete;
(viii)    under which there is any option, warrant, call, subscription or other right, agreement, arrangement or commitment to acquire any business or the shares, capital stock or other ownership interests of any other Person;
(ix)    which was entered into with any Governmental Body;
(x)    which relates to any indebtedness for borrowed money that creates payment obligations from or to any party to or from any of the Acquired Companies in excess of $150,000, other than in the ordinary course of business;
(xi)    pursuant to which any of the Acquired Companies (A) is granted or obtains any right to use any material Intellectual Property (other than any non-exclusive end user click-wrap and shrink-wrap license to Software that is generally commercially available), (B) permits or agrees to permit any Person, or is permitted by any Person, to use any material Intellectual Property that is Company IP, (C) is restricted in the use, enforcement or registration of any material Company IP, or (D) other than as a result of limitations on the scope, territory or term of a license to Intellectual Property, is restricted in any material respect from using Intellectual Property to engage in any particular business or operating in any territory or during any period of time, including co-existence agreements, settlement agreements and covenants not to assert Intellectual Property rights;
(xii)    under which any of the Acquired Companies, or Seller or any of its Affiliates (to the extent related to the Business), has directly or indirectly guaranteed or otherwise agreed to be responsible for indebtedness for borrowed money or other Liabilities of any Person in excess of $100,000 and which such indebtedness will not be extinguished on or prior to the Closing Date;
(xiii)    which is an Intercompany Agreement;
(xiv)    which was entered into outside of the ordinary course of business and requires any Acquired Company to indemnify any Person; and
(xv)    which creates any partnership, joint venture, limited liability company or similar arrangement.
(b)    (i) Each Material Contract is valid, binding and enforceable against the applicable Acquired Company (or, if Seller or any of its Affiliates (other than an Acquired Company) is the party thereto, Seller or such Affiliate) in all material respects and, to the Knowledge of Seller, the other parties thereto in accordance with its terms and, unless terminated by the other parties thereto or expired in accordance with the terms of such Material Contract following the date hereof, is in full force and effect, and (ii) no Acquired Company (or, if Seller or any of its Affiliates (other than an Acquired Company) is the party thereto, Seller or such Affiliate) is in material default under or in material breach of any Material Contract (and none of the Acquired Companies, Seller or any of their respective Affiliates has received any notice alleging any such default, breach or delinquency), except for such defaults or breaches that would not have or be reasonably expected to have a Company Material Adverse Effect.
Section 3.9    Financial Information; Undisclosed Liabilities.
(a)    Section 3.9a) of the Seller Disclosure Schedules contains complete unaudited consolidated balance sheet of the Acquired Companies as at December 31, 2019 and March 31, 2020, and the unaudited statements of income for the fiscal year ended December 31, 2019 and the three-month period ended March 31, 2020 (the “Financial Statements”). The Financial Statements have been derived from the books and records of the

Acquired Companies and prepared in accordance with GAAP consistently applied in accordance with the accounting policies and principles of Seller and the Acquired Companies consistently applied throughout the periods presented, subject to the absence of notes and in the case of the Financial Statements as of and for the three-month period ended March 31, 2020, to normal and recurring year-end adjustments. The Financial Statements fairly present, in all material respects, the financial position of the Acquired Companies, as at December 31, 2019 and March 31, 2020, and the results of the operations of the Acquired Companies for the periods then ended.
(b)    The following statutory statements have been made available to Buyer prior to the date hereof, in each case together with any exhibits, schedules and notes thereto (collectively, the “Statutory Statements”): the audited statutory annual statements of each Insurance Subsidiary for the year ended December 31, 2018 and 2019, in each case as required to be filed with the insurance regulatory authority of the jurisdiction of domicile of such Insurance Subsidiary, and the statutory statements of each Insurance Subsidiary for the three-month period ended March 31, 2020. The Statutory Statements have been derived from the books and records of the applicable Insurance Subsidiary and prepared in accordance with SAP consistently applied in accordance with the accounting policies and principles of the applicable Insurance Subsidiary consistently applied throughout the periods presented, subject in the case of the Statutory Statements as of and for the three-month period ended March 31, 2020, to normal and recurring year-end adjustments. The Statutory Statements fairly present, in all material respects, the statutory financial position of such Insurance Subsidiary, as of their respective dates, and the statutory results of the operations of such Insurance Subsidiary for the periods then ended.
(c)    There are no Liabilities of the Business for which an Acquired Company is or would be liable, other than (i) Liabilities reflected in the Financial Statements, (ii) Liabilities incurred since December 31, 2019, in the ordinary course of business or incurred after the date hereof as expressly permitted or contemplated by this Agreement (including Section 6.2 of this Agreement), and (iii) that are not, individually or in the aggregate, material to the Business.
Section 3.10    Intellectual Property.
(a)    Part I(a) of Section 3.10a) of the Seller Disclosure Schedules sets forth a complete and accurate list (in all material respects) of all U.S. and foreign: (i) patents and pending patent applications, (ii) registrations and pending applications for Trademarks, (iii) registrations and applications for copyrights, and (iv) internet domain name registrations, in each case that are Company IP (collectively, the “Company Registered IP”), in each case, listing for each, the owner(s), title/mark, jurisdiction(s) and registration and application number(s) and date(s). Part I(b) of Section 3.10a) of the Seller Disclosure Schedules sets forth a complete and accurate list of all material Software included in the Company IP, listing for each, the owner(s) of such Software. Each item of the Company Registered IP is in effect, enforceable and subsisting, and, to the Knowledge of Seller, valid.
(b)    As of the Closing Date, the Acquired Companies, individually or collectively, shall own exclusively all right, title and interest in and to all Company IP, free and clear of all Encumbrances other than Permitted Encumbrances and own or have the valid right to use all other material Intellectual Property used (or held for use) in or necessary for the conduct of the Business in the same manner as conducted during the six (6) month period prior to the date of this Agreement.
(c)    To the Knowledge of Seller, the Acquired Companies and the conduct of the Business have not in the past three (3) years infringed, misappropriated or otherwise violated and do not infringe, misappropriate or otherwise violate any Intellectual Property rights of any Third Party. There is no Action or claim pending or, to the Knowledge of Seller, threatened against Seller or any of the Acquired Companies either (i) alleging infringement, misappropriation or other violation by the conduct of the Business of any Intellectual Property rights of any Third Party or (ii) challenging the use, ownership, enforceability or validity of any Company IP. To the Knowledge of Seller, no Person is engaging in any activity that infringes, misappropriates or otherwise violates any Company IP and no such claims are pending or threatened in writing against any Person by Seller or any of the Acquired Companies, in each case in any material respect.
(d)    The consummation of the transactions contemplated hereby or by any of the Ancillary Agreements (including the Shares Transfer) will not alter or impair any rights of any Acquired Company to use any Intellectual Property material to the operation of the Business or breach or otherwise cause any violation of any Privacy Law or any rule, policy or procedure related to privacy, data protection or the collection and use of Personal Information collected, used or held for use by or on behalf of any Acquired Company in any material respect.

(e)    Seller and its Affiliates take and have taken reasonable measures to protect the confidentiality of material trade secrets and the confidentiality, integrity and security of the information technology used in the Business and all confidential information stored therein or transmitted thereby from unauthorized access (including execution of confidentiality agreements by officers, directors and employees of, and consultants to, any of the foregoing who have access thereto). To the Knowledge of Seller (i) there has not been any disclosure of or access to any material trade secret related to the Business in a manner that has resulted or is likely to result in the loss of trade secret or other rights in and to such information, and (ii) there has not been any unauthorized access to, or use or alteration of, any information technology used in the Business or any confidential information or Personal Information stored therein or transmitted thereby.
(f)    Since January 1, 2017, none of Seller or its Affiliates has been notified by any third party (including pursuant to an audit) of, nor, to the Knowledge of Seller, is there currently any data security, information security or other technological deficiency with respect to the information technology used in the Business, in each case that has caused or could reasonably be expected to cause any material disruption to the conduct of the Business or present a reasonable risk of unauthorized access, disclosure, use, corruption, destruction or loss of any confidential information.
(g)    Seller and its Affiliates, in connection with the operation of the Business, have at all times complied in all material respects with all applicable Privacy Laws, as well as their own rules, policies and procedures relating to privacy, data protection and the collection and use of Personal Information collected, used or held for use by or on behalf of the Business. No claims have been asserted or, to the Knowledge of Seller, threatened against any of the foregoing alleging a violation of any Person’s privacy or Personal Information or data rights or any Privacy Laws in relation to the Business.
(h)    The Company IP, together with any Intellectual Property licensed to any of the Acquired Companies under a Contract, the Intellectual Property subject to the licenses granted to Buyer and the Acquired Companies under the Intellectual Property Agreement and services provided to Buyer and the Acquired Companies under the Transition Services Agreement, constitute all the material Intellectual Property and material IT Systems (i) used in or necessary for the conduct of the Business as conducted during the six (6) month period prior to the date hereof and (ii) necessary to enable Buyer and its Affiliates to conduct the Business immediately after the Closing Date in substantially the same manner as the Business has been conducted during the six (6) month period prior to the date hereof.
(i)    Seller and its Affiliates have implemented, with respect to the Business, reasonable backup, anti-virus, security and disaster recovery technology, policies and procedures consistent with applicable legal and regulatory standards and customary industry practices. To the Knowledge of Seller, the Company IT Systems do not contain any “time bombs,” “Trojan horses,” “back doors,” “trap doors,” worms, viruses, spyware, keylogger software or other faults or malicious code or damaging devices.
(j)    Section 3.10j) of the Seller Disclosure Schedules sets forth a true and complete list of all material Software or material IT Systems used in the Business, except for Software that is subject to standard non-exclusive “off the shelf” or “shrink wrap” Contracts, identifying which are included in Transferred IP or Transferred Assets or is subject to a Transferred Contract.
Section 3.11    Environmental Matters. Except as would not reasonably be expected to be, individually or in the aggregate, material to the Acquired Companies, taken as a whole, (a) the Acquired Companies are and since January 1, 2017, have been in compliance with all Environmental Laws, and (b) as of the date hereof, none of the Acquired Companies has received any written or, to the Knowledge of Seller, oral notice not subsequently resolved with respect to the Business or the assets of the Acquired Companies from any Governmental Body or Third Party alleging that any of the Acquired Companies is not in compliance with, or has any Liability under, any Environmental Law.
Section 3.12    Taxes.
(a)    For each Acquired Company, (i) all income, premium and any other material Tax Returns required to be filed by each of the Acquired Companies have been timely filed (taking into account any extensions of time within which to file), (ii) all such Tax Returns were true, correct and complete in all material respects and (iii) all material Taxes due and owing by the Acquired Companies (whether or not shown on any Tax Return) have been timely paid, other than Taxes being contested in good faith.

(b)    Each Acquired Company has complied in all material respects with all applicable Laws with respect to the withholding and paying of Taxes.
(c)    No Acquired Company has any liability for Taxes of any Person (other than another Acquired Company) (i) under any Tax indemnity, Tax sharing or Tax allocation agreement or any other contractual obligation (excluding for this purpose, agreements entered into in the ordinary course of business the primary purpose of which is not related to Taxes, such as leases, licenses or credit agreements), (ii) arising from the application of Treasury Regulation Section 1.1502-6 or any analogous provision of state, local or non-U.S. Law, or (iii) as a transferee or successor.
(d)    No Encumbrances for Taxes have been filed against any of the Acquired Companies, except for Permitted Encumbrances.
(e)    No U.S. federal, state, local or non-U.S. Tax audits or administrative or judicial Tax proceedings are pending or to the Knowledge of the Seller being conducted with respect to any of the Acquired Companies. No Acquired Company has received from any U.S. federal, state, local or non-U.S. taxing authority (including jurisdictions where no Acquired Company has filed Tax Returns) any (i) written notice indicating an intent to open an audit or other review, (ii) written request for information related to Tax matters, (iii) written notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted or assessed by any taxing authority against any of the Acquired Companies, or (iv) written claim by an authority in a jurisdiction where a Acquired Company does not file Tax Returns that such Acquired Company is or may be subject to taxation in that jurisdiction.
(f)    None of the Acquired Companies has waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency that remains in force (other than extensions of the due date of Tax Returns filed in the ordinary course of business).
(g)    The unpaid Taxes of the Acquired Companies (i) do not, as of the most recent Financial Statements, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the most recent Financial Statements (rather than in any notes thereto) and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Acquired Companies in filing their Tax Returns.
(h)    No Acquired Company is required to include any material amounts in income, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting for a taxable period ending on or prior to the Closing Date, (ii) use of an improper method of accounting for a taxable period ending on or prior to the Closing Date, (iii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. Law) executed on or prior to the Closing Date, (iv) intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or non-U.S. Law), (v) installment sale or open transaction disposition made on or prior to the Closing Date, (vi) prepaid amount (other than insurance premiums on policies written by the Acquired Companies) received on or prior to the Closing Date; (vii) election under Section 965(h) of the Code, or (viii) any adjustment in the methodology of discounting unpaid losses under Sections 846 of the Code.
(i)    Each Acquired Company that is an insurance company for U.S. federal income tax purposes is subject to tax under Section 832 of the Code and does not hold any life insurance reserves within the meaning of Section 816(b) of the Code.
(j)    No Acquired Company has entered into a closing agreement or other similar agreement with a Governmental Body relating to Taxes of such Acquired Company that binds the Acquired Companies in any taxable period ending after the Closing Date.
(k)    No Acquired Company has been a member of an affiliated group of corporations filing a consolidated U.S. federal income Tax Return (other than the current consolidated group) during a taxable period for which the applicable statute of limitations remains open. SSUS has filed a consolidated U.S. federal income Tax Return with each of the Acquired Companies for the taxable year immediately preceding the current taxable year.
(l)    No Acquired Company has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code in a distribution within the past two (2) years or which could constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the transactions contemplated by this Agreement.
(m)    No Acquired Company has requested, applied for, or sought any relief, assistance or benefit from any Governmental Body under any COVID-19 Legislation other than to file amended Tax Returns or similar claims for the refund of Taxes.
Section 3.13    Brokers. No broker, investment banker, financial advisor or other similar Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission from any of the Acquired Companies in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller or any of its Affiliates.
Section 3.14    Real Property.
(a)    Section 3.14a) of the Seller Disclosure Schedules lists all of the real property leases under which any of the Acquired Companies leases, subleases, licenses or otherwise occupies any real property to or from any Person as of the date hereof (the “Leased Real Property”), together with the property address of the leased real property related thereto. Seller has made available to Buyer true, correct and complete copies of each real property lease, including all amendments, modifications and supplements thereof and all guarantees with respect thereto (each, a “Real Property Lease”). None of the Acquired Companies owns any real property or interests in real property, excluding any real property or interests in real property that are Investment Assets or would have been Investment Assets if beneficially owned by any of the Insurance Subsidiaries as of December 31, 2019.
(b)    Each material Real Property Lease is valid, binding and in full force and effect, and the applicable Acquired Company or another Affiliate of Seller, whichever of the foregoing is the respective tenant under each lease (the “Applicable Tenant”), enjoys quiet possession of the Leased Real Property free and clear of all Encumbrances, other than Permitted Encumbrances. There is not under any material Real Property Lease (i) any existing material default by the Applicable Tenant or, to the Knowledge of Seller, any other party thereto or (ii) any condition or event which, with notice or lapse of time, or both, would constitute a material default by the Applicable Tenant or, to the Knowledge of Seller, the counterparty thereto, under the provisions of such Real Property Lease. No condemnation proceeding is pending or, to the Knowledge of Seller, threatened which would preclude or materially impair the use of the Leased Real Property by the Applicable Tenant for the purposes for which it is used as of the date hereof. Except as set forth on Section 3.14(b) of the Seller Disclosure Schedules, neither Seller nor any of its Affiliates subleases or sublicenses any portion of the Leased Real Property to any Person other than another Affiliate of Seller.
Section 3.15    Insurance.
(a)    Section 3.15a) of the Seller Disclosure Schedules contains a complete list of all material insurance policies carried as of the date hereof by or for the benefit of the Acquired Companies or their businesses, properties, assets or employees.
(b)    (i) All material insurance policies of the Acquired Companies, unless terminated by the insurance carrier or expired in accordance with the terms of such insurance policies or replaced with substantially equivalent insurance policies following the date hereof, are in full force and effect, (ii) the Acquired Companies are in compliance in all material respects with the terms and provisions of such policies, (iii) no written notice of default, cancellation, termination or non-renewal has been received by any of the Acquired Companies in respect thereof and (iv) all premiums due thereon have been paid as of the date hereof.
Section 3.16    Absence of Changes. Since December 31, 2019 (a) there has not been any event, circumstance, development, state of facts, occurrence, change or effect which has had a Company Material Adverse Effect, and to the Knowledge of Seller, no event, circumstance, development, state of facts, occurrence, change or effect exists or has occurred which would reasonably be expected, individually or in the aggregate, to result in a Company Material Adverse Effect, and (b) through the date hereof, each of the Acquired Companies operated in the ordinary course of business and has not taken any action that, if taken subsequent to the date of this Agreement and on or prior to the Closing Date, would require the consent of Buyer under Section 6.2(a) (other than clause (ix)).

Section 3.17    Sufficiency of Assets. Other than the services and rights granted pursuant to the terms of the Transition Services Agreement, the Administrative Services Agreement and the Intellectual Property Agreement, and assuming that any required consents, approvals, Orders, clearances, authorizations, registrations, declarations or filings have been obtained, the Contracts, Company IP, properties, assets and rights transferred pursuant to the Shares Transfer, including the Transferred Contracts, Transferred IP and Transferred Assets, will constitute, as of the Closing, all of the Contracts, Intellectual Property, properties, assets and rights (other than Seller Plans) necessary to permit Buyer to conduct the Business immediately after the Closing in substantially the same manner as the Business was conducted during the six (6) month period prior to the date hereof.
Section 3.18    Permits. The Acquired Companies possess all material national, state, local and foreign permits, approvals, licenses, authorizations, certificates, rights, exemptions and orders from Governmental Bodies (collectively, the “Permits”) that are necessary for the operation of the Business as conducted as of the date of this Agreement. All such Permits are, if required by applicable Law, valid and have not expired or been cancelled, terminated or withdrawn. The Acquired Companies are in compliance with all such Permits in all material respects. Except as has not, or would not be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect, no Action or claim to modify, suspend, revoke, withdraw, terminate or otherwise limit any such Permit is pending, or, to the Knowledge of Seller, threatened.
Section 3.19    Insurance Issued by Insurance Subsidiaries.
(a)    Since January 1, 2017, all benefits due and payable under the Insurance Contracts issued by any of the Insurance Subsidiaries have been paid in accordance with the terms of the Insurance Contracts under which they arose, except for such benefits for which an Insurance Subsidiary had or has a reasonable basis to contest payment and subject to such exceptions that, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect.
(b)    All policy or other contract forms, including the Insurance Contracts, rates in use by any of the Insurance Subsidiaries and all endorsements, applications and certificates pertaining thereto, as and where required by applicable insurance Laws, have been either filed and approved or filed and non-disapproved by all applicable Governmental Bodies regulating the insurance business, subject to such exceptions that, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect.
(c)    There are no material unpaid claims or assessments made against any Insurance Subsidiary by any state insurance guaranty associations or similar organizations in connection with such association’s insurance guaranty fund.
(d)    Except as set forth on Section 3.19(d) of the Seller Disclosure Schedules, the Insurance Subsidiaries do not provide reinsurance to any Person.
Section 3.20    Ceded Reinsurance. Section 3.20 of the Seller Disclosure Schedules sets forth a true and complete list, as of the date hereof, of all reinsurance treaties and agreements with third party reinsurers currently in effect under which any of the Insurance Subsidiaries has ceded material liabilities and has any material existing rights or obligations (“Third Party Reinsurance Contracts”). Except for the Third Party Reinsurance Contracts, no Insurance Subsidiary is a party to any reinsurance plan, pools, or fronting arrangements under which any rights or obligations remain outstanding. Since January 1, 2017 until the date hereof, neither Seller nor any of the Acquired Companies or, any of their respective Affiliates has received any written notice from any applicable reinsurer that any amount of reinsurance ceded by any of the Insurance Subsidiaries will be uncollectible in the ordinary course of business or otherwise defaulted upon. The execution, delivery and performance of the Loss Portfolio Transfer and Adverse Development Cover Reinsurance Agreement and the consummation of the transactions contemplated thereby do not and will not violate or result in a breach of (including of any net retention, net retained lines, restriction on retrocession or similar provision), or constitute an occurrence of default under, result in the acceleration or cancellation of or give rise to a right by any party to terminate or amend, any Third Party Reinsurance Contracts.
Section 3.21    Producers; Sales Practices.
(a)    To the Knowledge of Seller, each insurance agent, marketer, underwriter, wholesaler, broker, distributor or other producer that wrote, sold, produced or marketed any Insurance Contracts for any of the Insurance Subsidiaries (each, a “Producer”), at the time such Producer wrote, sold, produced or marketed such

Insurance Contracts, was duly licensed as required by applicable insurance Law (for the type of business written, sold, produced or marketed on behalf of the applicable Insurance Subsidiary), except for such failures to be so licensed which (i) have been cured, (ii) have been resolved or settled through agreements with applicable Governmental Bodies, (iii) are barred by an applicable statute of limitations or (iv) have not had and would not reasonably be expected to have a Company Material Adverse Effect, individually or in the aggregate. No Producer, nor any Affiliate of any Producer, has any right to receive any payment based on the profitability or financial performance of any of the Insurance Contracts.
(b)    To the Knowledge of Seller, no Producer is, or has been since January 1, 2017, in violation (or with or without notice or lapse of time or both would be in violation) of any insurance Law applicable to the writing, sale, production or marketing of the Insurance Contracts for any of the Insurance Subsidiaries, including (i) all applicable Laws relating to the disclosure of the nature of insurance products as policies of insurance and (ii) all applicable prohibitions on the use of unfair methods of competition and deceptive acts or practices relating to the advertising, sales and marketing of insurance, except, in each case, for such violations which (A) have been cured, (B) have been resolved or settled through agreements with applicable Governmental Bodies, (C) are barred by an applicable statute of limitations or (D) have not had and would not reasonably be expected to have a Company Material Adverse Effect, individually or in the aggregate.
(c)    There are no Actions pending or, to the Knowledge of Seller as of the date hereof, threatened in writing against any of the Insurance Subsidiaries with respect to the sale or marketing of any Insurance Contracts, except for such claims or complaints as, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.
Section 3.22    Investment Assets. Section 3.22 of the Seller Disclosure Schedules sets forth a true, correct and complete list of the investment assets beneficially owned by each of the Insurance Subsidiaries as of March 31, 2020 that are of the type required to be disclosed in the Statutory Statements, excluding the capital stock or other equity interests in any of the Acquired Companies (the “Investment Assets”). Each of the Insurance Subsidiaries has good title to all of the material Investment Assets it purports to own, free and clear of all Encumbrances, other than Permitted Encumbrances. As of the date hereof, all Investment Assets that are beneficially owned by the Insurance Subsidiaries have been acquired, transferred, sold, leased, exchanged or otherwise disposed of, in all material respects, in accordance with the investment guidelines of the Acquired Companies, as applicable.
Section 3.23    Reserves. The reserves for payment of insurance policy benefits, losses, claims and expenses of each Insurance Subsidiary as set forth in the Financial Statements and Statutory Statements, in each case as of December 31, 2019 (a) were calculated, in all material respects, in accordance with GAAP or SAP, as applicable, (b) were calculated on the basis of assumptions consistent, in all material respects, with those used in computing the corresponding items in the Financial Statements or Statutory Statements, in each case as of December 31, 2019, as applicable and (c) met, in all material respects, all requirements of applicable Law; provided, however, that neither Seller nor any of its Affiliates is making any representation or warranty as to the adequacy or sufficiency of such reserves.
Section 3.24    Regulatory Filings. Seller has made available for inspection by Buyer (a) true and complete copies of any material reports of examination (including financial, market conduct and similar examinations) of any Insurance Subsidiary issued by any insurance regulatory authority, in any case, since December 31, 2017 and prior to the date hereof and (b) a list of all material Holding Company System Act filings or submissions made by any Insurance Subsidiary with any insurance regulatory authority since December 31, 2017 and prior to the date hereof. All material deficiencies or violations noted in the examination reports described in clause (a) of this Section 3.24 have been resolved to the reasonable satisfaction of the insurance department that noted such deficiencies or violations. Since December 31, 2017, no material fine or penalty has been imposed or, to the Knowledge of Seller, threatened on any Insurance Subsidiary by any Governmental Body that regulates insurance. None of the Insurance Subsidiaries is “commercially domiciled” under the Laws of any jurisdiction or is otherwise treated as domiciled in a jurisdiction other than its respective jurisdiction of organization.
Section 3.25    No Other Representations or Warranties. Except for the representations and warranties contained in this Article III, none of Seller, any Affiliate of Seller or any other Person has made or makes any other express or implied representations or warranties, either oral or written, and Seller hereby disclaims any other representations or warranties, whether made by Seller or otherwise, including any representation or warranty as to the completeness of any information regarding Seller or the Acquired Companies made available to Buyer with respect to the execution and delivery of this Agreement or any Ancillary Agreement, the transactions contemplated hereby or thereby, the future profitability or success of the Acquired Companies, or the Business, notwithstanding the delivery or disclosure to Buyer or its Representatives of any documentation or other information with respect to any one or more of the foregoing.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE GUARANTOR
The Guarantor represents and warrants to Buyer that:
Section 4.1    Organization and Qualification. The Guarantor is a company duly organized, validly existing and in good standing under the Laws of Bermuda, and the Guarantor has all requisite corporate power and authority to fulfill its obligations under the Guarantee.
Section 4.2    Authorization; Binding Effect.
(a)    The Guarantor has all requisite corporate power and authority to execute, deliver and perform this Agreement, and to effect the transactions contemplated hereby and thereby and the execution, delivery and performance of this Agreement by the Guarantor have been duly authorized by all requisite corporate action on the part of the Guarantor.
(b)    This Agreement has been duly executed and delivered by the Guarantor and, assuming due execution and delivery by the other parties hereto, will constitute a valid and legally binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except to the extent that enforcement of the rights and remedies created hereby and thereby may be affected by bankruptcy, reorganization, moratorium, insolvency and similar Laws of general application affecting the rights and remedies of creditors and by general equity principles.
Section 4.3    Non-Contravention; Consents.
(a)    Assuming that all consents, approvals, orders, clearances, authorizations, registrations, declarations or filings specified in Section 4.3b) have been obtained, the execution, delivery and performance of this Agreement by the Guarantor and the consummation of the transactions contemplated hereby do not and will not: (i) result in any material breach or material violation of, or conflict with, any provision of the Guarantor’s Governing Documents, (ii) in any material respect, violate or result in a breach of, or constitute an occurrence of default under, result in the acceleration or cancellation of or give rise to a right by any party to terminate or amend, any Contract to which the Guarantor is a party or by which it or its assets or properties are bound, or (iii) violate any applicable Law of any Governmental Body having jurisdiction over the Guarantor or any of its properties, other than, in the case of clause (ii) or (iii), any such violations, breaches, defaults, accelerations or cancellations of obligations or rights that, individually or in the aggregate, have not had and would not reasonably be expected to materially interfere with or delay the Guarantor’s ability to carry out its obligations under this Agreement.
(b)    Assuming the accuracy of the representations and warranties of Buyer in Section 5.3b), other than the Required Regulatory Approvals, no consent, approval, order or authorization of, or registration, declaration or filing with, any Person is required to be obtained by the Guarantor in connection with the execution, delivery and performance of this Agreement or its obligations hereunder, including, but not limited to, performance of the Guarantee, except for such consents, approvals, orders, authorizations, registrations, declarations or filings the failure of which to be obtained or made, individually or in the aggregate, have not had and would not reasonably be expected to materially interfere with or delay the Guarantor’s ability to carry out its obligations under this Agreement.
Section 4.4    Sufficiency of Funds. The Guarantor has the resources and capabilities (financial or otherwise) to perform its obligations hereunder.
Section 4.5    No Other Representations or Warranties. Except for the representations and warranties contained in this Article IV, none of the Guarantor, any Affiliate of the Guarantor (other than Seller) or any other Person has made or makes, and neither Buyer nor any of its Affiliates is relying on, any other express or implied representations or warranties, either oral or written, and the Guarantor hereby disclaims any other representations or warranties, whether made by the Guarantor or otherwise, including any representation or warranty as to the completeness of any information regarding the Guarantor made available to Buyer with respect to the execution and delivery of this Agreement or any Ancillary Agreement, the transactions contemplated hereby and thereby, the future profitability or success of the Acquired Companies, or the Business, notwithstanding the delivery or disclosure to Buyer or its Representatives of any documentation or other information with respect to any one or more of the foregoing.
ARTICLE V
REPRESENTATIONS AND WARRANTIES OF BUYER
Except as set forth in the schedules delivered by Buyer to Seller concurrently with the execution of this Agreement (the “Buyer Disclosure Schedules”), Buyer represents and warrants to Seller and Guarantor that:
Section 5.1    Organization and Qualification. Buyer is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, and Buyer has all requisite legal power and authority to carry on its business as currently conducted by it and to own, lease and operate its properties.
Section 5.2    Authorization; Binding Effect.
(a)    Buyer has all requisite corporate power and authority to execute, deliver and perform this Agreement and the Ancillary Agreements to which it will be a party, and to effect the transactions contemplated hereby and thereby and the execution, delivery and performance of this Agreement and the Ancillary Agreements by Buyer has been duly authorized and approved by all requisite corporate action.
(b)    This Agreement has been, and the Ancillary Agreements to which Buyer will be a party will be, duly executed and delivered by Buyer and, assuming due execution and delivery by the other parties hereto and thereto, constitutes or will constitute valid and legally binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms, except to the extent that enforcement of the rights and remedies created hereby and thereby may be affected by bankruptcy, reorganization, moratorium, fraudulent transfer, insolvency and similar Laws of general application affecting the rights and remedies of creditors and by general equity principles.
Section 5.3    Non-Contravention; Required Filings and Consents.
(a)    Assuming that all consents, approvals, orders, clearances, authorizations, registrations, declarations or filings specified in Section 5.3b) have been obtained, the execution, delivery and performance of this Agreement and the Ancillary Agreements to which Buyer is a party and the consummation of the transactions contemplated hereby and thereby by Buyer do not and will not: (i) result in any material breach or material violation of, or conflict with, any provision of the Governing Documents of Buyer, (ii) in any material respect, violate or result in a breach of, or constitute an occurrence of default under, result in the acceleration or cancellation of or give rise to a right by any party to terminate or amend, any Contract to which Buyer or any of its Affiliates is a party or by which it or its assets or properties are bound, or (iii) violate any applicable Law of any Governmental Body having jurisdiction over Buyer or any of its properties, other than, in the case of clauses (i) and (i), any such violations, breaches, defaults, accelerations or cancellations of obligations or rights that, individually or in the aggregate, have not had and would not reasonably be expected to materially interfere with or delay Buyer’s ability to carry out its obligations under this Agreement and the Ancillary Agreements to which it is a party.
(b)    Assuming the accuracy of the representations and warranties of Seller in Section 3.4b), other than the Required Regulatory Approvals, no consent, approval, order, clearance or authorization of, or registration, declaration or filing with, any Person is required to be obtained by Buyer in connection with the execution, delivery and performance of this Agreement and the Ancillary Agreements to which it is a party and for the consummation of the transactions contemplated hereby or thereby by Buyer, including, but not limited to, consummating the Shares Transfer and paying for the Shares, except for the Scheduled Consents and such consents, approvals, orders, authorizations, registrations, declarations or filings the failure of which to be obtained or made, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on Buyer’s ability to consummate the transactions under this Agreement and the Ancillary Agreements to which it is a party.

Section 5.4    Brokers. No broker, investment banker, financial advisor or other similar Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission from Buyer or from any of its Affiliates in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer or any of its Affiliates.
Section 5.5    Litigation. As of the date hereof, there are no Actions pending or, to the Knowledge of Buyer, threatened against or by Buyer or any Affiliate of Buyer that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement or any Ancillary Agreement.
Section 5.6    Financing. Each Equity Commitment Letter, as delivered, is in full force and effect and has not been modified, amended, restated or replaced. None of the respective commitments contained in the Equity Commitment Letters have been withdrawn, terminated or rescinded in whole or in part. The financing contemplated by the Equity Commitment Letters (the “Equity Financing”), when funded in accordance with the Equity Commitment Letters, shall provide Buyer with cash proceeds on the Closing Date sufficient for the satisfaction of Buyer’s obligations to (i) consummate the transactions contemplated by this Agreement upon the terms contemplated by this Agreement and (ii) pay any fees and expenses of or payable by Buyer in connection with the transactions contemplated by this Agreement. As of the date hereof, there are no conditions precedent or other contingencies related to the funding of the full amount of the Equity Financing provided for in the Equity Commitment Letters other than as specified therein, assuming the satisfaction of the conditions set forth herein and the performance by Seller and the Guarantor of their respective obligations under this Agreement.
Section 5.7    No Prior Operations; Capitalization. Buyer was formed solely for the purpose of entering into this Agreement and effecting the transactions contemplated hereby and, as of the date hereof, has not engaged in any business activities or conducted any operations other than (a) ministerial matters or (b) in connection with or furtherance of the transactions contemplated under this Agreement and the Ancillary Agreements. Except as set forth on Section 5.7 of the Buyer Disclosure Schedules, other than the Buyer Shares issued pursuant to this Agreement or the Equity Commitment Letters, there are no other shares of capital stock, securities or other equity or voting interests of Buyer (including any securities convertible into, exercisable for the purchase of, exchangeable for, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to allot, issue, sell, grant, transfer, pledge or otherwise encumber, any such shares, securities or equity interests) or any debt securities issued by Buyer.
Section 5.8    Financial Ability; Solvency.
(a)    Buyer has, and on the Closing Date shall have, sufficient funds available (through the Equity Commitment Letters, cash on hand or otherwise) to enable it to pay in cash the amount of the Closing Cash Purchase Price and all other amounts payable pursuant to this Agreement, to consummate all of the transactions contemplated hereby and to satisfy all other costs and expenses of Buyer arising in connection herewith. To the Knowledge of Buyer, all funds paid to Seller shall not have been derived from, or constitute, either directly or indirectly, the proceeds of any criminal activity under the anti-money laundering Laws of the United States or any other jurisdiction.
(b)    Buyer is not entering into the transactions contemplated hereby with the intent to hinder, delay or defraud either present or future creditors of Buyer or any of its Affiliates. Immediately after giving effect to the transactions contemplated hereby, assuming the satisfaction of the conditions to the Closing set forth in Section 8.2, at the Closing the Acquired Companies shall be solvent and shall have adequate capital to carry on their respective businesses.
Section 5.9    Investment Purpose. Buyer is acquiring the Shares for its own account as an investment and not with a view to sell, transfer or otherwise distribute all or any part thereof to any other Person in any transaction that would constitute a “distribution” within the meaning of the Securities Act. Buyer acknowledges that it can bear the economic risk of its investment in the Shares, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in all of the Shares. Buyer is an “accredited investor” as such term is defined in Rule 501 of Regulation D under the Securities Act. Buyer understands that neither the offer nor sale of the Shares has or will have been registered pursuant to the Securities Act or any applicable state securities Laws, that all of the Shares will be characterized as “restricted securities” under federal securities Laws and that, under such Laws and applicable regulations, none of the Shares can be sold or otherwise disposed of without registration under the Securities Act or an exemption thereunder.

Section 5.10    Governmental Orders. To the Knowledge of Buyer, there are no facts or conditions related to its regulatory status or the regulatory status of any Equity Investor that are reasonably likely to impede its ability to obtain any Required Regulatory Approvals. As of the date hereof, no Governmental Body, with respect to which a Required Regulatory Approval is required to be obtained or made in connection with the consummation of the transactions contemplated by this Agreement, has indicated to Buyer or, to the Knowledge of Buyer, any Equity Investor an intent to (a) take any action or fail to take any action that is reasonably likely to prohibit, materially delay or materially impair the consummation of the transactions contemplated by this Agreement or (b) impose any obligation or condition in connection with such Required Regulatory Approval that, individually or in the aggregate, would reasonably be expected to result in a material Liability or obligation of Seller, any of its Affiliates or Buyer after the Closing.
Section 5.11    Independent Investigation. BUYER ACKNOWLEDGES AND AGREES THAT IT (A) HAS MADE ITS OWN INQUIRY AND INVESTIGATION INTO, AND, BASED THEREON, HAS FORMED AN INDEPENDENT JUDGMENT CONCERNING, SELLER, THE ACQUIRED COMPANIES, THE BUSINESS AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AND (B) HAS BEEN FURNISHED WITH, OR GIVEN ADEQUATE ACCESS TO, SUCH INFORMATION ABOUT THE ACQUIRED COMPANIES, THE BUSINESS AND ANY OTHER RIGHTS OR OBLIGATIONS TO BE TRANSFERRED HEREUNDER OR PURSUANT HERETO, AS IT HAS REQUESTED. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT (I) THE ONLY REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS MADE BY SELLER AND ITS AFFILIATES, INCLUDING THE GUARANTOR, ARE THE REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS MADE IN THIS AGREEMENT AND IN ANY CERTIFICATE DELIVERED AT THE CLOSING, AND BUYER HAS NOT RELIED UPON ANY OTHER REPRESENTATIONS OR OTHER INFORMATION MADE OR SUPPLIED BY OR ON BEHALF OF SELLER, THE GUARANTOR OR ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES, INCLUDING ANY INFORMATION PROVIDED BY OR THROUGH THEIR FINANCIAL ADVISORS OR ATTORNEYS, OR MANAGEMENT PRESENTATIONS, DATA ROOMS OR OTHER DUE DILIGENCE INFORMATION, AND THAT BUYER WILL NOT HAVE ANY RIGHT OR REMEDY ARISING OUT OF ANY SUCH REPRESENTATION OR OTHER INFORMATION, AND (II) ANY CLAIMS THAT BUYER MAY HAVE FOR BREACH OF ANY REPRESENTATION OR WARRANTY SHALL BE BASED SOLELY ON THE REPRESENTATIONS AND WARRANTIES SET FORTH IN ARTICLE III AND ARTICLE IV AND IN ANY CERTIFICATE DELIVERED AT THE CLOSING (EACH AS MODIFIED BY THE SELLER DISCLOSURE SCHEDULES). WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, BUYER ACKNOWLEDGES, ON BEHALF OF ITSELF AND ITS AFFILIATES, THAT NONE OF SELLER, THE GUARANTOR OR ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES MAKES ANY REPRESENTATIONS OR WARRANTIES WITH RESPECT TO (X) ANY PROJECTION, ESTIMATE OR BUDGET DELIVERED OR MADE AVAILABLE TO BUYER OR ITS AFFILIATES OR REPRESENTATIVES OF FUTURE REVENUES, FUTURE RESULTS OF OPERATIONS (OR ANY COMPONENT THEREOF), FUTURE CASH FLOWS OR FUTURE FINANCIAL CONDITION (OR ANY COMPONENT THEREOF) OF THE BUSINESS OR THE ACQUIRED COMPANIES OR (Y) ANY OTHER INFORMATION OR DOCUMENTS MADE AVAILABLE TO BUYER OR ITS REPRESENTATIVES WITH RESPECT TO THE BUSINESS, THE ACQUIRED COMPANIES, SELLER AND THE GUARANTOR, EXCEPT AS EXPRESSLY SET FORTH IN ARTICLE III AND ARTICLE IV. IN FURTHERANCE OF THE FOREGOING, BUYER ACKNOWLEDGES AND AGREES THAT NEITHER SELLER, THE GUARANTOR NOR ANY OF THEIR RESPECTIVE AFFILIATES HAS MADE OR IS MAKING ANY REPRESENTATION OR WARRANTY (EXPRESS OR IMPLIED), AND NOTHING CONTAINED HEREIN OR IN ANY OTHER AGREEMENT, DOCUMENT, OR INSTRUMENT TO BE DELIVERED IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, IS INTENDED OR SHALL BE CONSTRUED TO BE A REPRESENTATION OR WARRANTY (EXPRESS OR IMPLIED) WITH RESPECT TO (A) THE ADEQUACY OR SUFFICIENCY OF THE RESERVES OF THE ACQUIRED COMPANIES, (B) THE EFFECT OF THE ADEQUACY OR SUFFICIENCY OF THE RESERVES OF THE ACQUIRED COMPANIES ON ANY FINANCIAL STATEMENT LINE ITEM OR ASSET, LIABILITY, OR EQUITY AMOUNT OR (C) THE RESERVES HELD BY THE ACQUIRED COMPANIES OR THE ASSETS SUPPORTING SUCH RESERVES HAVING BEEN OR BEING ADEQUATE OR SUFFICIENT FOR THE PURPOSES FOR WHICH THEY WERE ESTABLISHED OR THAT THE REINSURANCE RECOVERABLES TAKEN INTO ACCOUNT IN DETERMINING THE AMOUNT OF SUCH RESERVES WILL BE COLLECTIBLE. Notwithstanding anything to the contrary contained in this Agreement, nothing herein shall limit or restrict, or be used as a defense against, Buyer's recourse or operate as a release in respect of fraud.
Section 5.12    No Other Representations or Warranties. Except for the representations and warranties contained in this Article V, none of Buyer, any Affiliate of Buyer or any other Person has made or makes any other express or implied representations or warranties, either oral or written, and Buyer hereby disclaims any other representations or warranties, whether made by Buyer or otherwise, including any representation or warranty as to the completeness of any information regarding Buyer made available to Seller with respect to the execution and delivery of this Agreement or any Ancillary Agreement or the transactions contemplated hereby or thereby, notwithstanding the delivery or disclosure to Seller or its Representatives of any documentation or other information with respect to any one or more of the foregoing.
ARTICLE VI
CERTAIN COVENANTS
Section 6.1    Access to Information.
(a)    From and after the date of this Agreement and until the Closing Date, Seller shall give, and cause the Acquired Companies to give, Buyer and its Representatives, reasonable access during the applicable Acquired Company’s normal business hours, without unduly interfering with the normal business operations of Seller or any Acquired Company and upon reasonable advance notice to Seller, to the properties, premises, books, contracts, commitments, reports, records and other financial, operating and other data and information relating to the Business; provided, however, that the independent accountants of Seller or any of the Acquired Companies shall not be obligated to make any working papers available to Buyer unless and until Buyer has signed a customary confidentiality and hold harmless agreement relating to such access to working papers in form and substance reasonably acceptable to such independent accountants. Notwithstanding anything to the contrary in this Agreement, none of Seller nor any of its Affiliates shall be required to disclose any information to Buyer if such disclosure would or could reasonably be expected to: (i) cause significant competitive harm to Seller, the Acquired Companies and their respective businesses if the transactions contemplated in this Agreement are not consummated, (ii) violate or prejudice the rights of Seller’s or such Affiliate’s customers; (iii) jeopardize any attorney-client or other privilege available to Seller or its Affiliates; or (iv) contravene any applicable Law (including with respect to employee medical records, performance evaluations and other confidential employee records) or Order, fiduciary duty or binding agreement entered into prior to the date of this Agreement; provided, however, that Seller and its Representatives shall use commercially reasonable efforts to make alternative arrangements to afford access in a manner that would not result in loss or waiver of such privilege, including entering into appropriate common interest or similar agreements, contravene such Law or Order or breach fiduciary duty or any binding agreement. Prior to the Closing, Buyer shall, and shall cause its Representatives to, only use any information obtained pursuant to this Section 6.1(a) in accordance with the Confidentiality Agreement. Prior to the Closing, without the prior written consent of Seller, which shall not be unreasonably withheld conditioned or delayed, Buyer shall not contact any suppliers, customers, landlords or licensors of the Business as it relates to the Business (for the avoidance of doubt, Buyer and its Affiliates may contact any party relating to the business of Buyer or any of its Affiliates that is unrelated to the Business and without disclosing any information obtained pursuant to this Section 6.1(a)).
(b)    From and after the Closing, Buyer shall preserve and keep the books and records of the Acquired Companies (including all accounting records) to the extent relating to events that occurred prior to the Closing for a period of seven (7) years from the Closing, or for any longer periods as may be required by any Governmental Body or ongoing Action. From and after the Closing, Buyer agrees, upon reasonable prior notice from Seller, during normal business hours and at Seller’s cost and expense, to provide to Seller reasonable access to or copies of books and records of the Acquired Companies to the extent relating to events that occurred prior to the Closing and to the extent needed in connection with accounting, litigation (other than any litigation between Seller or its Affiliates, on the one hand, and Buyer or its Affiliates, on the other hand), financial reporting, federal securities disclosure or StarStone Brazil. Notwithstanding anything to the contrary in this Agreement, none of Buyer nor any of its Affiliates shall be required to disclose any information to Seller if such disclosure would or could reasonably be expected to: (i) violate or prejudice the rights of Buyer’s or such Affiliate’s customers; (ii) jeopardize any attorney-client or other privilege available to Buyer or its Affiliates; or (iii) contravene any applicable Law (including with respect to employee medical records, performance evaluations and other confidential employee records) or Order, fiduciary duty or binding agreement; provided, however, that Buyer and its Representatives shall use commercially reasonable efforts to make alternative arrangements to afford access in a manner that would not result in loss or waiver of such privilege, including entering into appropriate common interest or similar agreements, contravene such Law or Order or breach fiduciary duty or any binding agreement.

Section 6.2    Interim Operations.
(a)    From the date of this Agreement until the Closing, except (w) as otherwise expressly provided in this Agreement, (x) as set forth in Section 6.2 of the Seller Disclosure Schedules, (y) as Buyer shall otherwise consent to in writing (which consent shall not be unreasonably withheld, conditioned or delayed) or (z) as required by applicable Law, (A) Seller shall (to the extent related to the Business), and shall cause each of the Acquired Companies and its Affiliates (to the extent related to the Business) to, carry on the Business in the ordinary course of business and use their respective commercially reasonable efforts to preserve intact their respective business organizations and operations and maintain their current significant relationships and goodwill with policyholders, Producers, reinsurers, customers and suppliers of and to their respective businesses and Governmental Bodies, and (B) Seller shall not (to the extent related to the Business), and shall cause each of the Acquired Companies not to:
(i)    amend any Governing Document of any Acquired Company;
(ii)    (A) allot, issue, sell, grant, transfer, pledge or otherwise encumber, or authorize any of the foregoing with respect to, any shares of capital stock, securities or other equity or voting interests of any Acquired Company (including any securities convertible into, exercisable for the purchase of, exchangeable for, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to allot, issue, sell, grant, transfer, pledge or otherwise encumber, any such shares, securities or equity interests), (B) split, combine, adjust or reclassify any shares of capital stock, securities or other equity interests of any Acquired Company or (C) purchase or redeem any shares of capital stock, securities or equity interests of any Acquired Company (including any securities convertible into, exercisable for the purchase of, exchangeable for, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to allot, issue, sell, grant, transfer, pledge or otherwise encumber, any such shares of capital stock, securities or equity interests);
(iii)    permit any Acquired Company to acquire or agree to acquire (whether by merger, consolidation, purchase of assets or by any other means) (A) any business or any division thereof or (B) any capital stock, other equity or debt securities or equity or ownership interest in or of any other Person, other than investment assets acquired in accordance with the investment guidelines of the Acquired Companies;
(iv)    (A) purchase, sell, lease, exchange or otherwise dispose of or acquire any property or assets (other than transactions with respect to investment assets in accordance with the investment guidelines of the Acquired Companies) or, (B) make any capital expenditure (other than capital expenditure contemplated by any Contract to which Seller or any of the Acquired Companies is a party that is in effect as of the date hereof and for which a copy has been made available to Buyer prior to the date hereof), in each case, for which the aggregate consideration paid or payable in any individual transaction is in excess of $100,000 or in a series of related transactions in the aggregate in excess of $500,000;
(v)    permit any material property or assets to become subject to any Encumbrances, other than Permitted Encumbrances;
(vi)    (A) terminate, cancel, extend or materially amend any Material Contract, or material Real Property Lease or (B) enter into any Contract that, if entered into prior to the date of this Agreement, would have been a Material Contract or a material Real Property Lease, except, in each case, with respect to any Material Contract that is a Producer Contract, for such entries, amendments, terminations, renewals or extensions in the ordinary course of business;
(vii)    enter into, terminate, cancel, extend or materially amend any reinsurance or similar Contract in which one of the Acquired Companies is the reinsured party;
(viii)    enter into, establish or adopt any Company Plan;
(ix)    except as required by any Seller Plan in accordance with its terms as of the date of this Agreement, (A) materially increase, individually or in the aggregate, the compensation or benefits, including severance or termination pay and equity or equity-based compensation, of any Business

Employee, other than (1) increases in base salary in the ordinary course of business consistent with past practice for those Business Employees with annual base salary not in excess of $150,000 or (2) in connection with the hiring of such Business Employees as permitted by the terms of this Agreement, (B) enter into, adopt, materially amend or terminate any Seller Plan other than (1) the entering into, adoption, amendment or termination of any Seller Plan that applies uniformly to Business Employees and other similarly situated employees of Seller, (2) in connection with the hiring of such Business Employees as permitted by the terms of this Agreement, or (3) in the ordinary course of business to the extent not reasonably likely to result in a material liability or obligation to Buyer or its Affiliates, (C) hire or engage (1) any Person as an employee of any of the Acquired Companies or (2) any Person to be a Business Employee, other than the hiring of a Business Employee with annual base salary not in excess of $150,000 in the ordinary course of business consistent with past practice, (D) terminate the employment, other than for cause, of any Business Employee with annual base salary in excess of $150,000, (E) transfer any Business Employee outside the Business or transfer any employees of Seller or its Affiliates into the Business such that they would become Business Employees or (F) modify, extend or enter into any Collective Bargaining Agreement or any similar labor-related agreement with respect to the Business Employees or recognize or certify any works council, labor union, labor organization or other employee representative body as the bargaining representative for any Business Employee;
(x)    sell, assign, license, sublicense, covenant not to assert, encumber, abandon, allow to lapse, transfer or otherwise dispose of any material Company IP;
(xi)    change in any material respect the accounting methods used by, the accounting principles or practices followed by or the accounting standards applicable to the preparation of the financial statements and accounts of, the Acquired Companies unless required by a change in GAAP, SAP (or such other applicable accounting standards) or applicable Law;
(xii)    adopt a plan of complete or partial liquidation, dissolution, merger, amalgamation, consolidation, restructuring, recapitalization or other reorganization of any Acquired Company;
(xiii)    with respect to any Acquired Company, (A) incur any indebtedness for borrowed money from third party financing sources (other than current trade accounts payables incurred in respect of property or services purchased in the ordinary course of business and letters of credit issued in the ordinary course of business), unless such indebtedness will be extinguished on or prior to the Closing Date, (B) assume, grant, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any Person or (C) make any loans, advances or capital contributions to or investments in any other Person, other than the purchase of investment assets acquired in accordance with the investment guidelines of the Acquired Companies;
(xiv)    (A) waive any material claims or rights of, or cancel any debts to, any Acquired Company or (B) pay, discharge, compromise or satisfy any material liabilities of any Acquired Company, other than the payment, discharge, compromise or satisfaction of liabilities in the ordinary course of business;
(xv)    settle or compromise any Action or threatened in writing Action against any Acquired Company (in each case, except for claims under Insurance Contracts within applicable policy limits), or enter into any settlement or compromise related to the Business with any Governmental Body, in each case, other than settlements or compromises that involves solely cash payments not in excess of $250,000 in the aggregate;
(xvi)    terminate, cancel or materially modify or amend any insurance coverage maintained by any Acquired Company with respect to any material assets of the Business without replacing such coverage with a comparable amount of insurance coverage;
(xvii)    introduce any new material products or services to the Business, make any material change in the Business’s current products or services or, with respect to any Acquired Company, enter into any new lines of business;
(xviii)    (A) make any material change in the methods, policies, practices, guidelines or principles of any of the Acquired Companies or, to the extent related to the Business, of Seller or any of its

Affiliates in effect on the date hereof or (B) adopt any new methods, policies, practices, guidelines or principles of any of the Acquired Companies or, to the extent related to the Business, of Seller or any of its Affiliates, in each case, with respect to investing and managing assets, reserving, hedging, underwriting, claims administration, pricing, risk management, asset management, reinsurance or accounting methodology (other than any change required by applicable Laws, SAP or GAAP);
(xix)    with respect to any Acquired Company, reduce or strengthen any reserves, provisions for losses and other liability amounts in respect Ultimate Net Loss (as defined in the Loss Portfolio Transfer and Adverse Development Cover Reinsurance Agreement), including for insurance Contracts and Third Party Reinsurance Contracts, except (i) to the extent required by SAP or GAAP, as applicable, (ii) as a result of loss, expense or exposure payments to other parties in accordance with the terms of insurance Contracts and Third Party Reinsurance Contracts, or (iii) in the ordinary course of business consistent with past practice and in accordance with GAAP;
(xx)    with respect to any Acquired Company, make, change or revoke any material Tax election, agree to an extension or waiver of any statute of limitations with respect to the assessment or determination of Taxes, change an annual Tax accounting period, adopt or change any material Tax accounting method, file any materially amended Tax Return, enter into any closing agreement with respect to material Taxes, settle any material Tax claim, audit, assessment or dispute, prepare any Tax Return in a manner which is materially inconsistent with the past practices of the Acquired Companies, as applicable, with respect to the treatment of items on such Tax Returns unless a different treatment of any item is required by applicable Law; or incur any material liability for Taxes other than in the ordinary course of business; provided that, notwithstanding anything to the contrary herein, Seller shall be entitled to file amended Tax Returns or similar claims for the refund of Taxes to the extent related to relief provided by COVID-19 Legislation, including any such action to carryback net operating losses to a prior Tax period;
(xxi)    declare, set aside or pay any dividend or other distribution (whether in cash, stock or other property) in respect of any of its capital stock or other equity interests in any Acquired Company, except for (A) any cash dividend or cash distribution in an amount which does not exceed the amount permitted by applicable Law and which would not make such Acquired Company insolvent, (B) any dividends or distribution by a Acquired Company to another Acquired Company and (C) any dividends or distribution made consistent with past practice; or
(xxii)    enter into any agreement or commit to do any of the foregoing.
(b)    From the date of this Agreement until the Closing Date, except (w) as otherwise contemplated by this Agreement, (x) as set forth in Section 6.2 of the Buyer Disclosure Schedules, (y) as Seller shall otherwise consent to in writing (which consent shall not be unreasonably withheld, conditioned or delayed) or (z) as required by applicable Law, Buyer will not:
(i)    amend any Governing Document of Buyer;
(ii)    adopt a plan of complete or partial liquidation, dissolution, merger, amalgamation, consolidation, restructuring, file a petition in bankruptcy under any applicable Law, recapitalization or other reorganization of Buyer;
(iii)    (A) incur any indebtedness for borrowed money from third party financing sources, (B) assume, grant, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any Person or (C) make any loans, advances or capital contributions to or investments in any other Person;
(iv)    other than pursuant to the Equity Commitment Letters or this Agreement, allot, issue, sell, grant, transfer, pledge or otherwise encumber, or authorize any of the foregoing with respect to, any shares of capital stock, securities or other equity or voting interests of Buyer (including any securities convertible into, exercisable for the purchase of, exchangeable for, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to allot, issue, sell, grant, transfer, pledge or otherwise encumber, any such shares, securities or equity interests);

(v)    acquire or agree to acquire (whether by merger, amalgamation, consolidation or other business combination, acquisition or sale of assets, acquisition or sale of share capital, tender offer or exchange offer or similar transaction) (A) any capital stock, other equity or debt securities or equity or ownership interest in or of any other Person, (B) any tangible assets or properties or (C) any business or division thereof;
(vi)    enter into any agreement or commit to do any of the foregoing.
Section 6.3    Employment Matters.
(a)    Business Employee Census. Seller shall provide Buyer with an update to the Business Employee Census no later than twenty (20) days prior to the Closing and shall update the Business Employee Census thereafter from time to time prior to the Closing as reasonably requested by Buyer in writing.
(b)    Offers. Prior to the Closing, Buyer shall, or shall cause its relevant Affiliates to, make an offer of employment to each Business Employee of a transfer of employment from Seller or its Affiliates to Buyer or its Affiliates as of the Closing (“Employment Offers”), with such Employment Offers to be effective as of the Closing. Each such Employment Offer shall (i) be for a position comparable with such Business Employee’s position as of immediately prior to the Closing, (ii) be at a geographic work location that is the same as, or within thirty-five (35) miles of, such Business Employee’s regular work location immediately prior to the Closing and (iii) include terms consistent with this Section 6.3 and applicable Law. Each Business Employee whose employment transfers to Buyer or its Affiliates effective as of the Closing pursuant to this Section 6.3 shall be referred to herein as a “Transferred Employee”.
(c)    Delayed Transfer Employees. Notwithstanding anything set forth in this Section 6.3 to the contrary, if any Business Employee who is not actively employed by Seller or an Affiliate thereof by reason of long-term disability, short-term disability or other continuous absence lasting or expected to last more than ninety (90) days and is receiving or may receive benefits under a Seller Plan as a result of such disability or continuous absence (each, a “Delayed Transfer Employee”), then, to the extent that such Delayed Transfer Employee is able to return to active employment within twenty six (26) weeks following the Closing Date, Buyer shall, or shall cause one of its Affiliates to, offer employment to such Delayed Transfer Employee; provided, that all references in this Agreement to events that take place with respect to Transferred Employees as of the Closing shall take place with respect to any Delayed Transfer Employee as of such Delayed Transfer Employee’s commencement of employment with Buyer or one of its Affiliates and, effective as of such date, such Delayed Transfer Employee shall be deemed a Transferred Employee.
(d)    Post-Closing Compensation and Benefits. For a period of at least one (1) year following the Closing Date (or, if shorter, during the period of a Transferred Employee’s employment with Buyer or its Affiliates), each Transferred Employee shall be entitled to receive from Buyer or its Affiliates: (i) a base salary or base wage that is no less favorable than the base salary or base wage that was provided to such Transferred Employee immediately prior to the Closing Date, (ii) an annual target cash incentive opportunity that is no less favorable than the annual target cash incentive opportunity that was provided to such Transferred Employee immediately prior to the Closing Date, (iii) severance opportunities no less favorable than the severance opportunities applicable to such Transferred Employee immediately prior to the Closing Date; and (iv) retirement, welfare, fringe and other employee benefits (other than severance, defined benefit pension, post-termination welfare, or nonqualified deferred compensation benefits) that are substantially comparable, in the aggregate, to those provided to such Transferred Employee immediately prior to the Closing Date.
(e)    Service Crediting. From and after the Closing, Buyer shall cause each Transferred Employee to be credited with service credit, for all purposes, including for purposes of eligibility, participation, vesting and levels of benefit accruals (but not for benefit accruals under any defined benefit pension plan), under any employee benefit plan or arrangement adopted, maintained or contributed to by Buyer or any of its Affiliates in which the Transferred Employees are eligible to participate on or after the Closing Date (a “Buyer Benefit Plan”), for all periods of service with Seller or any of its Affiliates and any of their predecessor entities prior to and including the Closing Date, to the same extent that such service was recognized by a corresponding Seller Plan as of immediately prior to the Closing Date, except to the extent such credit would result in a duplication of benefits for the same period of service and provided that, subject to and in accordance with applicable Law, Seller and its Affiliates shall be required to pay all accrued and unused vacation and paid time off amounts as of the Closing Date to each Business Employee. In addition, and without limiting the generality of Section 6.3(d) or the foregoing:

(i) each Transferred Employee shall be immediately eligible to participate as of the Closing Date, without (A) any waiting time, (B) evidence of insurability and (C) an actively-at-work requirement, in any and all Buyer Benefit Plans to the extent that coverage under such Buyer Benefit Plans replaces or continues coverage under comparable Seller Plans in which such Transferred Employee participated immediately prior to the Closing Date, and (ii) for purposes of each Buyer Benefit Plan providing medical, dental, pharmaceutical and/or vision benefits to any Transferred Employee, Buyer shall use commercially reasonable best efforts to cause all pre-existing condition exclusions and actively-at-work requirements of such Buyer Benefit Plan to be waived for such Transferred Employee and his or her covered dependents to the same extent such pre-existing condition exclusions and actively-at-work requirements were waived under any comparable Seller Plan prior to the Closing Date, and Buyer shall cause any eligible expenses incurred by such Transferred Employee and his or her covered dependents during the portion of the plan year of the Seller Plan ending on the Closing Date to be taken into account under such Buyer Benefit Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Transferred Employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such Buyer Benefit Plan to the same extent as such Transferred Employee was entitled, prior to the Closing Date, to recognition of such eligible expenses under any comparable Seller Plan.
(f)    2020 Bonuses. If the Closing occurs in 2020, Buyer shall pay to the Transferred Employees the Aggregate Bonus Amounts, subject to such conditions as are otherwise applicable to the payment thereof and payable at such time as such amounts otherwise would have been paid to the Transferred Employees under the applicable Seller Plan. For purposes of this Section 6.3f), the “Aggregate Bonus Amount” means the amount reflected in Tangible Book Value in respect of Transferred Employees under any Seller Plan that is a cash incentive compensation program for 2020 and calculated based on the expected attainment of the applicable performance metrics at the actual level of performance through the Closing. Seller shall consult with Buyer when calculating the Aggregate Bonus Amount and consider any comments from Buyer in good faith.
(g)    401(k) Plan. As soon as practicable after the Closing, Buyer shall cause a tax-qualified qualified defined contribution retirement plan of the Buyer with a qualified cash or deferred arrangement within the meaning of Section 401(k) of the Code (the “Buyer 401(k) Plan”) to accept “direct rollovers” (as described in Section 401(a)(31) of the Code and including the in-kind rollover of notes evidencing participant loans) of the account balances of each Transferred Employee from any Seller Plan that is a tax-qualified defined contribution retirement plan with a qualified cash or deferred arrangement within the meaning of Section 401(k) of the Code (the “Seller 401(k) Plan”) if such direct rollover is elected in accordance with applicable Law and the terms of the Seller 401(k) Plan by such Transferred Employee.
(h)    Assumed Liabilities; Retained Liabilities. Effective as of the Closing, Buyer and its Affiliates shall assume (i) all Liabilities relating to the employment or termination of employment of any Transferred Employee following the Closing, (ii) all Liabilities relating to Company Plans and Buyer Benefit Plans, whenever incurred and (iii) any and all Qualifying Severance Reimbursements (the “Assumed Liabilities”). Effective as of the Closing, Seller and its Affiliates shall retain all Liabilities (excluding the Assumed Liabilities) (i) with respect to any Seller Plan and any other “employee benefit plan” within the meaning of Section 3(3) of ERISA (whether or not subject to ERISA) maintained, sponsored, contributed to or required to be contributed to by Seller or its Affiliates (other than the Acquired Companies), whenever incurred, (ii) the employment or termination of employment of any current or former officer, employee or other service provider of Seller and its Affiliates (other than the Transferred Employees), whenever incurred, and (iii) the employment and termination of employment of any Business Employees, incurred as of or prior to the Closing.
(i)    Qualifying Severance. Solely to the extent that (A) Buyer or its Affiliates fails to provide an offer of employment to a Business Employee or provides an offer of employment to a Business Employee that is inconsistent with the terms and requirements of this Section 6.3, (B) such Business Employee does not become a Transferred Employee and (C) the Seller or its Affiliates terminates the employment of such Business Employee within three (3) months following the Closing, then Buyer or its Affiliates shall reimburse Seller and its Affiliates, within fifteen (15) days following each date on which Seller provides documentation to Buyer relating to such termination of employment, for any and all severance payments and similar compensation and benefits under the Seller Plans and applicable Law made or paid to such Business Employee resulting from such Business Employee’s termination of employment with Seller or its Affiliates (including payments during any notice period required by a Seller Plan or applicable Law or any payments in lieu of such notice) (in the aggregate, the “Qualifying Severance Reimbursements”).

(j)    Assumed Assets; Retained Assets. Effective as of the Closing, Seller and its Affiliates shall retain all assets related to any Seller Plan, except as specifically provided by Section 6.3(g).
(k)    Cooperation; Transition Services Agreement. From the date of this Agreement to the Closing, Seller agrees to provide, subject to the limitations of applicable Law or Contract, information reasonably requested by Buyer in writing regarding the Business Employees necessary for Buyer and its Affiliates to comply with this Section 6.3. Following the Closing Date, to the extent agreed between the parties, Seller shall, or shall cause its Affiliates to, provide payroll, human resources and benefits assistance to Buyer and its Affiliates through and pursuant to the terms of the Transition Services Agreement, provided that such assistance shall not include (i) continued participation in the Seller 401(k) Plan or any other Seller Plan, including any health, medical, vision or dental plans nor (ii) payroll preparation, calculation, processing and distribution or any tax reporting, withholding or depositing.
(l)    Foreign Nationals. With respect to each Business Employee who is a foreign national working in the United States in non-immigrant visa status, Buyer or its Affiliates may elect, on an employee by employee basis, to employ such Business Employee under terms and conditions such that Buyer or its Affiliates qualifies as a “successor employer” under applicable United States immigration laws effective as of the Closing for immigration-related purposes only, and the Buyer and its Affiliates shall not by reason of any such election be deemed to have otherwise assumed any Liabilities (other than with respect to the immigration-related liabilities and responsibilities associated with the applicable visa petitions) or to be a successor for any other purpose except to the extent otherwise set forth in this Agreement.
(m)    No Guarantee of Employment. Nothing contained in this Agreement, whether express or implied, (i) shall alter or limit the ability of Buyer or Seller or any of their Affiliates to amend, modify or terminate any Seller Plan, Company Plan, Buyer Benefit Plan or other employee benefit plan at any time assumed, established, sponsored or maintained by either of them; (ii) shall confer upon any Person any right to employment or continued employment for any period of time, or any right to a particular term or condition of employment; or (iii) shall confer upon any Business Employee, or legal representative or beneficiary thereof, any rights or remedies, including any right to employment or benefits for any specified period, of any nature or kind whatsoever, under or by reason of this Agreement.
Section 6.4    Resignations. Seller shall deliver to Buyer written resignations, effective as of the Closing, of the directors and officers of the Acquired Companies requested in writing by Buyer at least five (5) Business Days prior to the Closing.
Section 6.5    Transferred Assets and Contracts.
(a)    On or prior to the Closing Date, Seller shall convey, assign or otherwise transfer, or cause to be conveyed, assigned or otherwise transferred, each of the Transferred Assets and Transferred Contracts to one of the Acquired Companies. Any costs and expenses associated with the conveyance, assignment or transfer of the Transferred Assets and Transferred Contracts to the Acquired Companies shall be paid by Seller; provided that, for the avoidance of doubt, such costs and expenses shall not be deemed to include any costs and expenses related to the ownership or operation of the Transferred Assets or the performance under the Transferred Contracts incurred from and after the effective date of such conveyance, assignment or transfer.
(b)    On or prior to the Closing Date, Seller shall convey, assign or otherwise transfer, or cause to be conveyed, assigned or otherwise transferred, each of the Contracts or assets owned by the Acquired Companies listed on Section 6.5b) of the Seller Disclosure Schedules (collectively, the “Excluded Seller Assets”) to an Affiliate of Seller (other than any of the Acquired Companies). Any costs and expenses associated with the conveyance, assignment or transfer of the Excluded Seller Assets shall be paid by Seller.
Section 6.6    Intellectual Property Assignment.
(a)    Pursuant to the Intellectual Property Agreement, effective as of the Closing, unless otherwise agreed by the Parties prior to the Closing, Seller shall, without any consideration therefor, and in a manner that has not or would not reasonably be expected to result in any material Liability to any Acquired Company:

(i)    Assign, or cause one of its Affiliates to assign to Buyer, one of its Affiliates or one of the Acquired Companies (as directed by Buyer), all of the Transferred IP, including without limitation the Transferred IP identified on Section 6.6 of the Seller Disclosure Schedules; and
(ii)    License, or cause one of its Affiliates to license to Buyer, one of its Affiliates or one of the Acquired Companies (as directed by Buyer) any Seller IP, on a worldwide, non-exclusive, irrevocable, royalty-free, fully-paid basis, any Seller IP that relates to the Business, (A) with respect to Software included in the Seller IP, for a period not exceeding eighteen (18) months following the Closing, and (B) with respect to any other Seller IP (other than the StarStone Name), on a perpetual basis.
(b)    Notwithstanding anything to the contrary in this Agreement, Seller shall not be responsible for any adverse Tax impact or consequences to the Buyer, any of its Affiliates or any of the Acquired Companies after the Closing Date as a result of the transfer of the Transferred IP, including, for the avoidance of doubt, adverse Tax consequences related to the jurisdiction of tax residence of the Acquired Company to which the Transferred IP is transferred and subject to Tax.
Section 6.7    Use of StarStone Name. Buyer, on behalf of itself and the Acquired Companies, acknowledges and agrees that, except as set forth in this Section 6.7, neither Buyer nor the Acquired Companies shall retain or acquire any right, title or interest in or to the StarStone Name following the Closing. Effective as of the Closing, Seller, on behalf of itself and its Affiliates, hereby grants a limited, non-exclusive license to Buyer and the Acquired Companies to use the StarStone Name on checks, invoices, receipts, forms, product, training and service literature and materials and other materials for so long as necessary in connection with the runoff of any insurance policy, binder, slip or contract issued by the Acquired Companies. Further, for a period not exceeding twenty-four (24) months following the Closing, Buyer and the Acquired Companies shall be permitted to use the StarStone Name in substantially the same manner as the Business used the StarStone Name immediately prior to the Closing Date; provided that, during such period, the Acquired Companies shall be required to transition to a different corporate and brand name. All materials and services offered in connection with Buyer’s and the Acquired Companies’ use of the StarStone Name shall be of a level of quality equal to or greater than the quality of materials and services with respect to which the Business used the StarStone Name immediately prior to the Closing Date.
Section 6.8    Termination of Intercompany Agreements; Settlement of Intercompany Accounts.
(a)    Effective as of the Closing, Seller shall, subject to the Transition Plan, terminate and cause its Affiliates (including the Acquired Companies) to terminate any and all intercompany Contracts and other arrangements (other than those set forth on Section 6.8a) of the Seller Disclosure Schedules), whether or not in writing, between or among any of Seller or its Affiliates (other than the Acquired Companies), on the one hand, and any Acquired Company, on the other hand (the “Intercompany Agreements”) and, effective as of the Closing, such Intercompany Agreements shall not have any further force or effect from the Closing. The termination of each such Intercompany Agreement shall be (a) without any fee, penalty or other payment by an Acquired Company and (b) without survival of any rights or obligations (including any provision expressed or intended to survive the termination of such agreement), including any Liability that has accrued prior to such termination.
(b)    Effective as of the Closing, the intercompany accounts and intercompany indebtedness between or among any of Seller and its Affiliates (excluding the Acquired Companies), on the one hand, and any Acquired Company, on the other hand, shall be settled in full.
(c)    Prior to the Closing, Seller shall, or shall cause one of its Affiliates to, (i) waive any right Seller or any of its Affiliates may have to terminate the Excess of Loss Reinsurance Agreement in connection with the transactions contemplated by this Agreement, including as a result of any change of control, and shall provide evidence to Buyer of such waiver in form and substance reasonably satisfactory to Buyer, (ii) give written notice to SIBL of its request to commute the Excess of Loss Reinsurance Agreement for underwriting years 2015 and prior, (iii) commute the Excess of Loss Reinsurance Agreement for underwriting years 2015 and prior and refund the premiums paid for the Excess of Loss Reinsurance Agreement for underwriting years 2015 and prior in accordance with Section 6.8c) of the Seller Disclosure Schedules and (iv) terminate the Excess of Loss Reinsurance Agreement with respect to policies written after the Valuation Date (including, as part of such termination, unwinding any experience thereunder from the Valuation Date through Closing).
(d)    Prior to the Closing, Seller shall, or shall cause one of its Affiliates to, amend the Excess of Loss Reinsurance Agreement to (i) give effect to that certain amendment thereof dated January 1, 2018, (ii) remove references to the coverages thereunder commuted pursuant to Section 6.8(c), (iii) provide the reinsurer thereunder with a right to commute the Excess of Loss Reinsurance Agreement in accordance with the commutation amount formula specified in Section 12.2 thereof (provided that any dispute with respect thereto shall be referred to an independent actuary reasonably acceptable to the parties thereto) upon the occurrence of a change of control of the reinsured (provided, further, that neither (x) the issuance of securities by Buyer in respect of an increase in capital of Buyer or any other investment in or acquisition of securities of Buyer by any Person or “group” (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934), which would result in any Person or “group” (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934) who does not hold securities in Buyer as of the Closing Date holding in excess of thirty percent (30%) of the voting securities of Buyer, in the aggregate, from and after the date of such issuance, investment or acquisition nor (y) an initial public offering of Buyer shall be deemed to constitute a change of control) and (iv) make such other changes to clarify the scope of coverage thereunder as the Parties may mutually agree.
Section 6.9    Reasonable Best Efforts; Regulatory Approvals.
(a)    Upon the terms and subject to the conditions set forth in this Section 6.9, each of the Parties agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Party in doing, all things necessary or advisable to consummate and make effective the transactions contemplated by this Agreement, as soon as practicable, including using reasonable best efforts to accomplish the following: (i) the taking of all acts necessary or advisable to cause the conditions to the Closing to be satisfied as soon as practicable; and (ii) the obtaining of all necessary or advisable actions or nonactions, waivers, consents and approvals from and the making of all necessary or advisable registrations and filings with all Governmental Bodies, if any (including the Required Regulatory Approvals). Buyer shall make the initial filing on Form A seeking the Required Regulatory Approval from the Delaware Department of Insurance promptly following the date hereof (and in any event no later than thirty (30) Business Days following the date hereof).
(b)    Each Party shall cooperate in all respects and consult with each other in connection with any filing or submission contemplated under this Section 6.9 and furnish to the other such information and assistance as may be required or reasonably requested by the other Party in connection with the preparation of any necessary or advisable filings or submissions by it to any Governmental Body under applicable Law. Each Party shall provide the other Party with the reasonable opportunity to review in advance drafts of filings and submissions and consider the other Party’s view in good faith. Each Party shall, to the extent permitted by applicable Law, inform promptly the other Party of any material communication made by or on behalf of such Party to, or received by or on behalf of such Party from, any Governmental Body regarding any of the transactions contemplated hereby. Each Party shall, to the extent reasonably practicable and permitted by applicable Law or Governmental Body, (i) in advance, notify the other Party, of any meeting with any Governmental Body relating to the transactions contemplated hereby, and reasonably consult with the other Party in scheduling any of these meetings, (ii) give the other Party an opportunity to participate in such meeting, and (iii) keep the other Party reasonably apprised of any material communications with any Governmental Body with respect to the transactions contemplated hereby. Notwithstanding anything to the contrary in this Section 6.9, each Party shall have the right to redact any materials, or to require that the other Party’s Representatives not attend or participate in any portion of any such meeting, in each case, (x) to address reasonable privilege and confidentiality concerns, including with respect to any personally identifiable information or other sensitive information pertaining to individual persons or any trade secret or competitive information, and (y) to the extent such materials relate to Seller or its Affiliates other than the Acquired Companies.
(c)    Notwithstanding anything to the contrary set forth in this Agreement, none of Seller, Buyer or the Equity Investors or any of their respective Affiliates shall be obligated to agree to, or take or refrain from taking, any action or permit or suffer to exist or agree to permit or suffer to exist any restriction, condition, limitation or requirement which, individually or together with all other such actions (taken or refrained from being taken), restrictions, conditions, limitations or requirements, would or would reasonably be expected to (i) have a Company Material Adverse Effect, (ii) materially and adversely affect the economic benefits reasonably anticipated by Seller or its Affiliates or Buyer from the transactions contemplated hereby, (iii) restrict or prohibit any lines or types of business in which Seller or its Affiliates, Buyer or its Affiliates or the Equity Investors or any of their respective portfolio companies shall be permitted to engage, (iv) result in the imposition of any arrangement involving the sale, disposition or separate holding of the assets or businesses of any Acquired Company or the assets or businesses of Seller or its Affiliates or any of the Equity Investors or their respective portfolio companies, (v) result in the contribution of capital, maintenance of any specific or minimum rating by a third party rating agency, or entry into or requirement for any guaranty, keep-well, capital maintenance or similar arrangement, by Seller, Buyer, the Equity Investors or any of their respective Affiliates (other than the Acquired Companies) to or of any Acquired Company or, in the case of Seller or its Affiliates, the Reinsurer or (vi) result in a material restriction being placed on the business or properties of the Equity Investors or any of their respective portfolio companies (other than Buyer and its Subsidiaries) (each, a “Burdensome Condition”). If a Governmental Body imposes a Burdensome Condition as a result of or based upon Aquiline’s investment in Buyer or its indirect investment in the Acquired Companies, then Buyer may, at its option, and shall upon the direction of the Seller, cause the Equity Commitment Letter by and between Buyer and Aquiline to be terminated pursuant to the terms thereof and following any such termination, Aquiline shall not be an “Equity Investor” for purposes of this Agreement and shall, for the avoidance of doubt, be disregarded for purposes of determining whether a Burdensome Condition is imposed.
(d)    Prior to any Party being entitled to invoke a Burdensome Condition, the Parties and their respective Representatives shall confer in good faith for a reasonable period of time in order to (i) exchange and review their respective views and positions as to any Burdensome Condition or potential Burdensome Condition and (ii) discuss and present to, and engage with, the applicable Governmental Body regarding any approaches or actions that would avoid any actual Burdensome Condition or mitigate its impact so it is no longer a Burdensome Condition.
(e)    Buyer, on the one hand, and Seller, on the other hand, shall each pay their and their Affiliates’ respective filing fees required by any Governmental Body, including with respect to any registrations, declarations and filings required in connection with the execution and delivery of this Agreement, the performance of the obligations hereunder and the consummation of the transactions contemplated by this Agreement.
(f)    With respect to the matters covered in this Section 6.9, the Parties agree that they shall consult in good faith with each other with respect to all strategic decisions and all discussions, negotiations and other proceedings, and coordinate all activities with respect to any consents, approvals, authorizations or waivers of Governmental Bodies necessary, proper or advisable to consummate the transactions contemplated by this Agreement, including determining the strategy for contesting, litigating or otherwise responding to objections to, or Actions challenging, the consummation of the transactions contemplated by this Agreement. The Parties shall not permit any of their respective Representatives to make any offer, acceptance or counter-offer to or otherwise engage in negotiations or discussions with any Governmental Body with respect to any proposed settlement, consent decree, commitment or remedy or, in the event of litigation, discovery, admissibility of evidence, timing or scheduling without first discussing such matters with the other Party in good faith and considering such other Party’s views.
Section 6.10    Confidentiality.
(a)    The Confidentiality Agreement shall cease to have any force or effect as of the Closing Date.
(b)    Subject to Section 6.11 and Section 6.10c), from and after the Closing Date, (i) each Party that receives or obtains Confidential Information, or whose Representatives receive or obtain Confidential Information (collectively, the “Receiving Party”), from the other Party or any of its Representatives (collectively, the “Disclosing Party”) as a result of entering into this Agreement (or any agreement entered into pursuant to this Agreement) shall treat such Confidential Information as confidential and shall not disclose or use any such Confidential Information except as provided herein.
(c)    Section 6.10b) shall not prohibit disclosure or use of any Confidential Information if and to the extent: (i) the disclosure or use is required by Law or any recognized stock exchange on which the equity interests of the Receiving Party or its Affiliates are listed (provided that, to the extent permitted by applicable Law, prior to such disclosure or use the Receiving Party shall (A) promptly notify the Disclosing Party of such requirement and provide the Disclosing Party with a list of Confidential Information to be disclosed and (B) reasonably cooperate in obtaining a protective order covering, or confidential treatment for, such Confidential Information), (ii) disclosed to any Governmental Body with jurisdiction over the Receiving Party or its Affiliates (provided that, to the extent permitted by applicable Law, prior to such disclosure the Receiving Party shall (A) promptly notify the Disclosing Party of such requirement and provide the Disclosing Party with a list of Confidential Information to be disclosed and (B) reasonably cooperate in obtaining a protective order covering, or confidential treatment for, such Confidential Information), (iii) the disclosure or use is required for the purpose of any judicial proceedings or accounting settlement arising out of this Agreement (including to enforce its rights and remedies under this Agreement) or any other agreement entered into under or pursuant to this Agreement or the disclosure is made in connection with the Tax affairs of the Disclosing Party, (iv) the disclosure is made to the Receiving Party’s Representatives on a need-to-know basis (with the understanding that the Receiving Party shall be responsible for any breach by its Representatives of this Section 6.10), (v) the Confidential Information is or becomes generally available to the public (other than as a result of a disclosure, directly or indirectly, by the Receiving Party or its Representatives), (vi) the Confidential Information is already in the Receiving Party’s possession prior to receipt from the Disclosing Party (provided that such Confidential Information is not known by the Receiving Party to be subject to another confidentiality obligation), (vii) the Confidential Information is or becomes available to the Receiving Party on a non-confidential basis from a source other than the Disclosing Party (provided that such sources are not known by the Receiving Party to be subject to another confidentiality obligation), or (viii) the disclosure or use of such Confidential Information is made with the Disclosing Party’s prior written approval. For the avoidance of doubt, Section 6.10b) shall not prohibit sharing of Confidential Information between Seller and its Affiliates or Buyer and its Affiliates.
Section 6.11    Public Announcement. Prior to the signing of this Agreement, Seller and Buyer shall have prepared a mutually agreeable release announcing the transaction contemplated hereby. Except for such press release, none of Seller, Buyer, the Guarantor or any of their respective Representatives shall make any press release or other announcement concerning the existence of this Agreement or the terms of the transactions contemplated by this Agreement, other than (a) with the prior written consent of both Seller and Buyer, (b) as required by applicable Law, including the rules or regulations of any stock exchange or self-regulatory organization, in which case such Disclosing Party will use its commercially reasonable efforts to allow the other Party reasonable time to comment on such release or announcement in advance of such issuance and shall consider in good faith the advice of such other Party with respect thereto, (c) any announcement that consists solely of information contained in prior announcements made by any or all of Seller, Buyer, the Guarantor or any of their respective Representatives or (d) to enforce its rights and remedies under this Agreement.
Section 6.12    Notification of Certain Matters. Seller shall give prompt notice to Buyer and Buyer shall give prompt notice to Seller of the occurrence, or failure to occur, of any event which occurrence or failure to occur would cause (a) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect or (b) a material failure of Seller, on the one hand, or Buyer, on the other hand, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that (i) no such notification shall affect the representations and warranties of either of the Parties or the conditions to the performance by the Parties and (ii) the failure to provide such notice shall not give rise to a separate indemnification claim.
Section 6.13    Tax Matters.
(a)    Buyer and Seller shall each economically bear, and indemnify the other for, 50% of all Transfer Taxes, if any, arising out of or in connection with the transactions contemplated by this Agreement (but for this purpose, excluding any transfer pursuant to Section 6.5). All such Transfer Taxes, if any, shall be timely paid, and any related Tax Returns timely filed, by the Party required to pay for such Taxes, and file such Tax Returns, under applicable Law. Each of Buyer and Seller shall reasonably cooperate in preparing and filing when due all necessary documentation and Tax Returns with respect to such Transfer Taxes and shall execute and deliver all instruments and certificates reasonably required to obtain the benefit of any available exemptions from or reduction in any such Transfer Taxes or to enable the other Party to comply with any filing requirements relating to any such Transfer Taxes.
(b)    Except as otherwise provided in Section 6.13a):
(i)    Seller shall prepare and file (or cause to be prepared and filed) all Tax Returns of the Acquired Companies required to be filed by the Acquired Companies for taxable periods ending on or before, and due after, the Closing Date, and all such Tax Returns shall be prepared in accordance with applicable Law and in a manner consistent with the prior practice of the Acquired Companies to the extent consistent with applicable Law. Seller shall provide drafts of each such Tax Return to Buyer for Buyer’s review and comment at least thirty (30) days (or in the case of non-income Tax Returns, a reasonable period of time prior to the due date for filing such Tax Return (including any applicable extensions)). Seller shall consider in good faith all reasonable comments to such Tax Returns made in writing by Buyer that are provided to Seller at least fifteen (15) days prior to the due date for filing such Tax Return (including any applicable extensions). Seller shall pay all Taxes shown to be due on such Tax Returns.

(ii)    Buyer shall prepare and file (or cause to be prepared and filed) all Tax Returns of the Acquired Companies for any Straddle Periods. Buyer shall provide drafts of each such Tax Return to Seller for Seller’s review and comment at least thirty (30) days (or in the case of non-income Tax Returns, a reasonable period of time prior to the due date for filing such Tax Return (including any applicable extensions)). Buyer shall consider in good faith all reasonable comments to such Tax Returns made in writing by Seller that are provided to Seller at least fifteen (15) days prior to the due date for filing such Tax Return (including any applicable extensions). Seller shall pay to Buyer the amount of Seller’s share of Taxes with respect to such Tax Returns, as determined under Section 6.13, within five (5) days of the filing of such Tax Returns.
(c)    In the case of Taxes of any Acquired Company that are payable with respect to a Straddle Period, the portion of any such Taxes that are treated as Taxes for a Pre-Closing Tax Period for purposes of this Agreement shall be (1) in the case of Taxes (i) based upon, or related to, income, receipts, profits, wages, capital or net worth, (ii) imposed in connection with the sale, transfer or assignment of property, or (iii) required to be withheld, deemed equal to the amount which would be payable if the taxable year ended with the Closing Date; and (2) in the case of other Taxes, deemed to be the amount of such Taxes for the entire period multiplied by a fraction the numerator of which is the number of days in the period ending on the Closing Date and the denominator of which is the number of days in the entire period. For the avoidance of doubt, any available net operating losses, including net operating loss carryforwards, carrybacks, or similar Tax items, attributable to a Pre-Closing Tax Period shall, to the extent available, first be allocated to offset any Taxes with respect to that portion of the Straddle Period ending on the Closing Date.
(d)    After the Closing, Buyer and Seller shall (and shall cause their respective Affiliates to) reasonably cooperate with respect to the preparing of any Tax Returns and for any audits of, or disputes with, any Governmental Body. Such cooperation shall include the retention of all books and records with respect to Tax matters pertinent to the Acquired Companies relating to any Pre-Closing Tax Period until the expiration of the statute of limitations (and, to the extent notified by Buyer or Seller, any extensions thereof) of the respective taxable periods, abiding by all record retention agreements entered into with any taxing authority, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder at the requesting Party’s expense. Buyer and Seller further agree, upon request, to use their reasonable efforts to obtain any certificate or other document from any Governmental Body or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, with respect to the transactions contemplated hereby).
(e)    Buyer shall notify Seller within fifteen (15) days upon the receipt of any notice, or becoming aware, of any audit or other similar examination with respect to Taxes of an Acquired Company for any Pre-Closing Tax Period (including, for the avoidance of doubt, any Straddle Period) (a “Tax Contest”); provided that no failure or delay of Buyer in providing such notice shall reduce or otherwise affect the obligations of Seller pursuant to this Agreement, except to the extent that Seller is materially and adversely prejudiced as a result of such failure or delay. In the case of a Tax Contest that relates to any Pre-Closing Tax Period, Seller shall control the conduct of such Tax Contest; provided that Buyer shall have the right to participate (at its sole expense) in any such Tax Contest and with counsel of its choosing. In the case of a Tax Contest that relates to a Straddle Period, Buyer shall control the conduct of such Tax Contest, including by selecting counsel, and both Parties shall (i) have the right, but not the obligation, to participate (at each Party’s own expense) in any such Tax Contest, and (ii) have the right to approve in advance all settlements or compromises with respect to such Tax Contest. To the extent Seller controls any Tax Contest, it shall provide Buyer with copies of all correspondence from any Taxing Authority relating to such Tax Contest, permit Buyer to attend meetings and review and comment on submissions relating to any such Tax Contest, and shall consider in good faith any comments provided by Buyer. Notwithstanding anything to the contrary herein, Seller shall not settle or otherwise resolve any Tax Contest without the prior written consent of Buyer (which consent will not be unreasonably withheld, conditioned or delayed). To the extent of any conflict between this Section 6.13(e) and Section 10.3(e), the provisions of this Section 6.13(e) shall control with respect to any Tax Contests.
(f)    Without the prior written consent of Seller (which consent shall not be unreasonably withheld, conditioned or delayed), Buyer will not, and will not cause or permit any of the Acquired Companies to, take any of the following actions with respect to Taxes or Tax Returns, in each case for any Pre-Closing Tax Period to the extent such actions would increase Seller’s liability for Indemnified Taxes or reduce Seller’s entitlement to Tax refunds under Section 6.13g): (i) file, or cause to be filed, any restatement or amendment of, modification to, or claim for refund relating to, any Tax Return of an Acquired Company for any Pre-Closing Tax Period, (ii) make or change any Tax election with respect to any Acquired Company for any Pre-Closing Tax Period, (iii) extend or waive any statute of limitations with respect to Taxes or Tax Returns of any Acquired Company for a Pre-Closing Tax Period, (iv) make any election under Section 336 or 338 of the Code with respect to the transactions contemplated hereby, (v) except as required by Law, file Tax Returns for any Acquired Company for a Pre-Closing Tax Period in a jurisdiction in which the relevant Acquired Company has not historically filed Tax Returns, (vi) initiate discussions or examinations with a Taxing Authority or make any voluntary disclosures with respect to Taxes or Tax Returns of any Acquired Company for Pre-Closing Tax Periods, (vii) change any accounting method or adopt any convention for an Acquired Company that shifts taxable income from a Post-Closing Tax Period to a Pre-Closing Tax Period or shifts deductions or losses from a Pre-Closing Tax Period to a Post-Closing Tax Period or (viii) take any action after the Closing outside the ordinary course of business.
(g)    Seller shall be entitled to any refunds received for federal, state, local or foreign Taxes paid for any Pre-Closing Tax Period of any Acquired Company, including, for the avoidance of doubt, any refunds related to the carryback of any net operating losses or similar Tax items to the extent such net operating losses or similar Tax items were generated in a Pre-Closing Tax Period and are permitted to be carried back pursuant to the CARES Act or similar COVID-19 Legislation, in each case along with any interest paid by the relevant Taxing Authority with respect thereto, net of any out-of-pocket costs of the Acquired Companies to obtain such refund. Buyer shall use commercially reasonable efforts to cooperate with Seller in the preparation of any claim for refund, including amended Tax Return, with respect to any refunds for which Seller is entitled pursuant to this Section 6.13(g), including, but not limited to any amount of net operating losses or similar Tax items that are permitted to be carried back to a Pre-Closing Tax Period; provided, that Buyer shall not be required to file or cause to be filed any amended Tax Return to the extent such amended Tax Return could increase the Taxes payable by Buyer or any Affiliate thereof (including any Acquired Company) in a Post-Closing Tax Period, excluding any increase in Taxes payable in a Post-Closing Tax Period that results solely from the reduction of available net operating losses that were carried over from a Pre-Closing Tax Period. Any such refunds that are received by the applicable Acquired Company or any Affiliate thereof after the Closing Date, whether by offset, credit, receipt of payment or otherwise, shall be paid to Seller (along with any interest received thereon and less any out-of-pocket costs) within fifteen (15) Business Days after receipt thereof. Notwithstanding the forgoing, Seller shall have no right under this Agreement to any Tax refund received by an Acquired Company with respect to a Pre-Closing Tax Period to the extent such Tax refund is the result of the carryback to a Pre-Closing Tax Period of a net operating loss or other Tax attribute created in a Post-Closing Tax Period, whether as a result of the CARES Act, any similar COVID-19 Legislation or otherwise.
Section 6.14    Financing.
(a)    Buyer shall, and shall cause its Representatives to, use their respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary to (i) maintain in effect the Equity Commitment Letters, (ii) comply with its obligations in the Equity Commitment Letters and (iii) in the event that all conditions contained in the Equity Commitment Letters have been satisfied (or upon such funding will be satisfied), to cause the Equity Investors to fund the Equity Financing on the Closing Date. Notwithstanding anything to the contrary contained in this Agreement, nothing contained in this Section 6.14 shall require, and in no event shall the best efforts of Buyer and its Representatives be deemed or construed to require, Buyer or any of its Representatives or Affiliates to (x) amend or waive any of the terms or conditions of the Equity Commitment Letters, or (y) consummate the Equity Financing or the transactions contemplated by the Agreement at any time prior to the Closing Date.
(b)    Buyer shall not amend or alter, or agree to amend or alter, the Equity Commitment Letters in any manner that would reasonably be expected to materially impair, delay or prevent the consummation of the transactions contemplated by this Agreement without the prior written consent of Seller (which consent shall not be unreasonably withheld, conditioned or delayed). Buyer shall furnish Seller complete, correct and executed copies of any amendments or modifications to any Equity Commitment Letter within two (2) Business Days after the execution thereof.
(c)    Buyer shall provide Seller with prompt notice of (i) any material breach or default by any party to any Equity Commitment Letter of which Buyer becomes aware or (ii) the receipt of any written notice or other written communication from any financing source with respect to any breach, default, termination or repudiation by any party to any Equity Commitment Letters of any provision thereof.
Section 6.15    Supplement to Seller Disclosure Schedules. From time to time prior to the Closing, Seller shall have the right (but not the obligation) to supplement or amend the Seller Disclosure Schedules hereto with respect to any matter hereafter arising or of which it becomes aware after the date hereof (each a “Schedule Supplement”). Any disclosure in any such Schedule Supplement shall not be deemed to have cured any inaccuracy in or breach of any representation or warranty contained in this Agreement, including for purposes of the indemnification or termination rights contained in this Agreement or of determining whether or not the conditions set forth in Section 8.2 have been satisfied.
Section 6.16    StarStone Brazil. Seller shall, at its own cost and expense, use its commercially reasonable efforts to wind up the affairs of StarStone Brazil. Buyer acknowledges that such efforts may extend past the Closing Date and Buyer shall provide Seller with such cooperation as Seller shall reasonably request to complete such wind up of StarStone Brazil, including making officers and employees of StarStone Brazil and the Acquired Companies available to provide any information, documents, records or attestations that may be required to complete the wind up. Buyer shall not, and shall cause StarStone Brazil and the Acquired Companies not to, conduct any business in or from StarStone Brazil after the Closing Date. Buyer shall promptly send to Seller a copy of any written notices (or a summary of any oral notices) received by StarStone Brazil, Buyer or the Acquired Companies from a Governmental Body or any other Person regarding StarStone Brazil. If Buyer is required by any Governmental Body to contribute any capital to StarStone Brazil so that it can satisfy its liabilities and obligations, Seller shall promptly reimburse Buyer for the amount of such capital contribution. If Buyer is entitled to receive a capital distribution from StarStone Brazil, Buyer shall cooperate with Seller to cause such capital distribution to be made and then Buyer shall promptly remit the amount of such capital distribution to Seller.
Section 6.17    Transition Matters.
(a)    During the period between the date of this Agreement and the Closing, in furtherance of the transactions contemplated by this Agreement, the Parties shall, and shall cause their Affiliates to, (i) agree on the Transition Services Agreement, and (ii) cooperate in good faith and use their commercially reasonable efforts to develop a mutually acceptable transition plan for the migration of the Business to the Buyer as set forth in this Section 6.17 and pursuant to the Transition Services Agreement, in each case, subject to compliance with applicable Law (the “Transition Plan”), which will be implemented pursuant to the Transition Services Agreement unless otherwise agreed in writing by the Parties.
(b)    Without limiting the foregoing, the Transition Plan shall address:
(i)    the identification of (A) any Transferred IP, (B) any Seller IP that is to be licensed or assigned to Buyer, its Affiliates or one of the Acquired Companies pursuant to the Intellectual Property Agreement and the process for licensing or assigning such Seller IP (or copies of such Seller IP, as applicable) to Buyer, its Affiliates or one of the Acquired Companies, and (C) any Intellectual Property licensed by Seller or its Affiliates (other than the Acquired Companies) from third parties and used in the Business, which is not the subject of a Transferred Contract, and the means by which such Intellectual Property will continue to be made available to the Business after the Closing (e.g. assignment or partition of the applicable Contract or pursuant to the Transition Services Agreement), it being understood that Buyer, its Affiliates or one of the Acquired Companies will bear their respective share of any licensing or other fees, costs and expenses associated with such Intellectual Property used by the Acquired Companies after the Closing Date, pursuant to the Transition Services Agreement;
(ii)    the apportionment of the real property in the United States, including the Real Property Leases, used in connection with the Business or by the Business Employees, with the intent of the Parties being that, following the Closing, the Buyer or its Subsidiaries (including the Acquired Companies) shall assume the obligations relating to such real property, including, where such real property is (or, following the Closing, will be) used both in connection with the business of the Seller and its Affiliates and the Business, by entering into sub-leases with Seller, its Affiliates or Third Parties, partitioning office space with Seller or its Affiliates (so long as the applicable landlord consents (if consent is required)) or effecting such other arrangements as the Parties may mutually agree upon, including new leases for such real property with the applicable landlord;
(iii)    an arrangement under which Business Employees would assist the Reinsurer or its designated Affiliate with the administration of the business ceded pursuant to the Loss Portfolio Transfer and Adverse Development Cover Reinsurance Agreement (including the management of claims), pursuant to the Transition Services Agreement or effecting such other arrangement as the Parties may mutually agree upon;

(iv)    the transition of certain IT Systems and Software used in connection with the Business to Buyer or its Subsidiaries (including the Acquired Companies) at an agreed-upon date on or following the Closing and the potential use of those systems by the Administrator pursuant to the Transition Services Agreement as needed for it to perform its obligations under the Administrative Services Agreement; and
(v)    the separation of the Business from the international business of Sellers and its Affiliates operated under the StarStone Name following the Closing, including any assets, customers, vendors, Intellectual Property and business operations shared between them.
(c)    In furtherance of the foregoing, subject to compliance with applicable Law, each of the Parties shall use commercially reasonable efforts to (i) appoint a transition manager who would be the primary contact for such Party in connection with the further development and execution of the Transition Plan and (ii) cooperate to establish regular meetings of the Parties’ transition teams during the period between the date of this Agreement and the Closing. During the period between the date of this Agreement and the Closing, each Party shall, through their respective transition teams, cooperate in good faith with the other Parties and use commercially reasonable efforts to prepare, review and update the schedules to the Transition Services Agreement in connection with the Transition Plan.
(d)    The Acquired Companies, the Business and the operations, assets and liabilities in respect thereof shall cease to be insured by Seller’s or its Affiliates’ insurance policies as of the Closing Date, and neither Buyer nor its Affiliates (including the Acquired Companies) shall have any access, right, title or interest to or in any such insurance policies (including to all claims and rights to make claims and all rights to proceeds) to cover the Acquired Companies, the Business or the operations, assets or liabilities in respect thereof and Buyer shall be responsible for securing all insurance it considers appropriate for the Acquired Companies, the Business and the operations, assets and liabilities in respect thereof. During the period between the date of this Agreement and the Closing, Seller shall reasonably assist and cooperate with Buyer in obtaining reasonably equivalent insurance policies to become effective following the Closing Date for the Acquired Companies as they received under Seller’s or its Affiliates’ insurance policies as of the Closing Date.
ARTICLE VII
GUARANTEE
Section 7.1    Guarantee. To induce Buyer to enter into this Agreement, the Guarantor, intending to be legally bound, hereby absolutely, irrevocably and unconditionally guarantees to Buyer (the “Guarantee”) the due and punctual observance, performance and discharge of all the obligations, covenants and agreements of Seller under this Agreement, as it may be amended from time to time, including Seller’s obligation to consummate the Shares Transfer and provide the closing deliverables specified in Section 2.3a) and Seller’s indemnification obligations pursuant to Article X (the “Obligations”). All payments made pursuant to this Article VII shall be made in dollars, in immediately available funds, to such account as Buyer may designate in writing. In furtherance of the foregoing, the Guarantor acknowledges that Buyer may, in its sole discretion, bring and prosecute a separate action against the Guarantor for the full amount of the Obligations, regardless of whether action is brought against Seller, or whether Seller is joined in any such action or actions. The Guarantor promises and undertakes to make all payments required pursuant to this Section 7.1 free and clear of any deduction, offset, claim or counterclaim of any kind. The Guarantee shall terminate upon the full payment (in cash), performance, observation and discharge of the Obligations.
Section 7.2    Nature of Guarantee. Subject to the express terms and conditions of this Agreement, the Guarantor’s liability pursuant to this Article VII is absolute, unconditional, irrevocable and continuing irrespective of any modification, amendment or waiver of or any consent to departure from the Agreement. Buyer shall not be required to proceed against Seller first before proceeding against the Guarantor hereunder.
Section 7.3    Changes in Obligations. The Guarantor agrees that Buyer may, in its sole discretion, at any time and from time to time, without notice to or further consent of the Guarantor, extend the time of payment of any of the Obligations, and may also make any agreement with Seller for the extension, renewal, payment, compromise, discharge or release thereof, in whole or in part, without in any way impairing or affecting the Guarantor’s obligations under this Article VII or affecting the validity or enforceability of the Guarantee. The Guarantor agrees that the obligations of the Guarantor hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (a) any failure or delay on the part of Buyer in asserting any claim or demand, or to enforce any right or remedy, against Seller; (b) any change in the time, place or manner of payment or performance of any of the Obligations, or any rescission, waiver, compromise, consolidation or other amendment or modification of any of the terms or provisions of this Agreement (it being understood that any amendments or modifications to the terms of this Agreement with respect to the Obligations shall apply equally to the Guarantor’s obligation with respect thereto under the Guarantee); (c) the addition, substitution or release of any entity or other Person now or hereafter liable with respect to the Obligations or otherwise interested in the transactions contemplated by this Agreement; (d) any change in the legal existence, structure or ownership of Buyer or any other Person (including the Guarantor) now or hereafter liable with respect to the Obligations or otherwise interested in the transactions contemplated by this Agreement; (e) any voluntary or involuntary liquidation, dissolution, marshaling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization or other similar proceeding affecting Seller or any other Person (including the Guarantor) now or hereafter liable with respect to the Obligations or otherwise interested in the transactions contemplated by this Agreement; (f) the existence of any claim, set-off or other right which the Guarantor may have at any time against Buyer or Seller, whether in connection with the Obligations or otherwise; (g) the adequacy of any other means Buyer may have of obtaining payment related to the Obligations; or (h) the value, genuineness, validity, regularity, illegality or enforceability of this Agreement, in each case, in accordance with its terms. To the fullest extent permitted by Law, the Guarantor hereby expressly waives any and all rights or defenses arising by reason of any Law which would otherwise require any election of remedies by Buyer. The Guarantor waives promptness, diligence, notice of the acceptance of the Guarantee and of the Obligations, presentment, demand for payment, notice of non-performance, default, dishonor and protest, notice of any Obligations incurred and all other notices of any kind (in each case, other than notices required to be made to Seller pursuant to this Agreement), all defenses which may be available by virtue of any valuation, stay, moratorium Law or other similar Law now or hereafter in effect or any right to require the marshaling of assets of an Seller or any other Person (including the Guarantor) now or hereafter liable with respect to the Obligations or otherwise interested in the transactions contemplated by this Agreement. The Guarantor acknowledges that it will receive substantial direct and indirect benefits from the transactions contemplated by this Agreement and that the waivers set forth in this Section 7.3 are knowingly made in contemplation of such benefits. The Guarantor hereby covenants and agrees that it shall not assert as a defense in any proceeding to enforce the Guarantee that the Guarantee is illegal, invalid or unenforceable in accordance with its terms.
Section 7.4     Reorganization. In the event the Guarantor or any of its successors or assigns (a) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (b) transfers all or substantially all of its properties and assets to any Person, then, and in either such case, proper provision shall be made so that the successors and assigns of the Guarantor shall assume all of the obligations set forth in this Article VII.
ARTICLE VIII
CONDITIONS PRECEDENT TO CLOSING
Section 8.1    General Conditions. The respective obligations of Buyer and Seller to consummate the Closing are subject to the satisfaction (or, to the extent permitted by applicable Law, waiver in writing by Seller and Buyer), prior to or at the Closing, of each of the following conditions:
(a)    Legal Proceedings. (i) No applicable Law shall have been enacted, entered, promulgated or enforced by any Governmental Body with applicable jurisdiction that is in effect and prohibits, prevents or makes illegal the consummation of the transactions contemplated by this Agreement and (ii) there shall be no pending Action by any Governmental Body with applicable jurisdiction that seeks to prohibit or otherwise enjoin consummation of the transactions contemplated by this Agreement.
(b)    Required Regulatory Approvals. All consents, approvals or clearances of any Governmental Body set forth in Section 8.1b) of the Seller Disclosure Schedules or that the Parties reasonably agree are otherwise required to be obtained or made prior to the Closing (the “Required Regulatory Approvals”) shall have been made or obtained and shall be in full force and effect, each without the imposition of a Burdensome Condition.
Section 8.2    Conditions Precedent to Buyer’s Obligations. The obligations of Buyer to consummate the Closing are subject to the satisfaction (or, to the extent permitted by applicable Law, waiver in writing by Buyer), prior to or at the Closing, of each of the following conditions:

(a)    Representations and Warranties of Seller. (i) The Fundamental Representations shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all respects as of that specified date), (ii) the representations and warranties of Seller contained in Section 3.17 shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date and (iii) all other representations and warranties of Seller contained in Article III or in any certificate delivered pursuant to the provisions of this Agreement shall be true and correct (without giving effect to any “material”, “materially”, “materiality”, “Company Material Adverse Effect”, “material adverse effect”, “material adverse change”, “in all material respects”, “in any material respect” or similar qualifiers contained in any of such representations and warranties) in all respects as of the date of this Agreement and the Closing Date (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all respects as of that specified date), except where the failure of such representations and warranties to be true and correct (without giving effect to any “material”, “materially”, “materiality”, “Company Material Adverse Effect”, “material adverse effect”, “material adverse change”, “in all material respects”, “in any material respect” or similar qualifiers contained in any of such representations and warranties) has not had or would not be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(b)    Representations and Warranties of Guarantor. All the representations and warranties of Guarantor contained in Article IV shall be true and correct in all respects as of the Closing Date (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all respects as of that specified date), except where the failure of such representations and warranties to be true and correct would not reasonably be expected to affect or would not affect in any material respects Guarantor’s ability to perform any of its obligations under this Agreement.
(c)    Performance by Seller and the Guarantor. Seller and the Guarantor and their applicable Affiliates shall have performed or complied with, in all material respects, all obligations, agreements and covenants required by this Agreement to be performed or complied with by them prior to or at the Closing.
(d)    Company Material Adverse Effect. No Company Material Adverse Effect shall have occurred from the date hereof to the Closing Date.
(e)    Third Party Consents. All consents, approvals or clearances of any Third Party set forth in Section 8.2e) of the Seller Disclosure Schedules shall have been made or obtained and shall be in full force and effect.
(f)    Termination of Intercompany Agreements. All Intercompany Agreements shall have been duly terminated in accordance with Section 6.8(a), and Seller shall have delivered to Buyer evidence of such termination.
(g)    Excess of Loss Reinsurance Agreement. The Excess of Loss Reinsurance Agreement shall be in full force and effect, shall not have been modified, amended, restated or replaced except as contemplated by Section 6.8c) and Section 6.8(d), no party thereto shall have provided notice or indication whether oral or in writing of any intent to terminate the Excess of Loss Reinsurance Agreement, and no party thereto shall be in default or in breach thereunder.
Section 8.3    Conditions Precedent to Seller’s Obligations. The obligations of Seller to consummate the Closing are subject to the satisfaction (or, to the extent permitted by applicable Law, waiver in writing by Seller), prior to or at the Closing, of each of the following conditions:
(a)    Representations and Warranties of Buyer. All the representations and warranties of Buyer contained in Article V or in any certificate delivered pursuant to the provisions of this Agreement by Buyer shall be true and correct in all respects as of the Closing Date (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all respects as of that specified date), except where the failure of such representations and warranties to be true and correct (without giving effect to any “material”, “materially”, “materiality”, “material adverse effect”, “material adverse change”, “in all material respects”, “in any material respect” or similar qualifiers contained in any of such representations and warranties) has not been, or would not be reasonably expected to be, individually or in the aggregate, material to Buyer or would not reasonably be expected (i) to or would not affect in any material respects Buyer’s ability to perform any of its obligations under this Agreement and the Ancillary Agreements or (ii) to prevent Buyer from consummating the transactions contemplated hereby or thereby.
(b)    Performance by Buyer. Buyer shall have performed or complied with, in all material respects, all obligations, agreements and covenants required by this Agreement to be performed or complied with by it prior to or at the Closing.
ARTICLE IX
TERMINATION
Section 9.1    Termination. This Agreement may be terminated at any time prior to the Closing Date by:
(a)    Mutual Consent. The mutual written consent of Buyer and Seller;
(b)    Failure of Buyer Condition. Buyer upon written notice to Seller if there has been a breach or inaccuracy of any representation or warranty contained in this Agreement on the part of Seller or the Guarantor or Seller has failed to perform or comply with any of its covenants or agreements contained in this Agreement, which breach, inaccuracy or failure to perform or comply (i) would give rise to the failure of any of the conditions to the Closing set forth in Section 8.2 and (ii) is incapable of being cured by Seller or the Guarantor, as applicable, by the Outside Date or, if curable, is not cured by Seller or the Guarantor, as applicable, on or before the earlier of (A) the Outside Date or (B) so long as Seller or the Guarantor continues to diligently seek to cure such breach, inaccuracy or failure to perform or comply, the date that is ninety (90) days following the receipt by Seller or the Guarantor of written notice from Buyer of such breach, inaccuracy or failure to perform or comply; provided that Buyer shall not have the right to terminate this Agreement pursuant to this Section 9.1b) if it is then in material breach of any of its representations, warranties, covenants or agreements set forth in this Agreement;
(c)    Failure of Seller Condition. Seller upon written notice to Buyer if there has been a breach or inaccuracy of any representation or warranty contained in this Agreement on the part of Buyer or Buyer has failed to perform or comply with any of its covenants or agreements contained in this Agreement, which breach, inaccuracy or failure to perform or comply (i) would give rise to the failure of any of the conditions to the Closing set forth in Section 8.3 and (ii) is incapable of being cured by Buyer by the Outside Date or, if curable, is not cured by Buyer on or before the earlier of (A) the Outside Date or (B) so long as Buyer continues to diligently seek to cure such breach, inaccuracy or failure to perform or comply, the date that is ninety (90) days following the receipt by Buyer of written notice from Seller of such breach, inaccuracy or failure to perform or comply; provided that Seller shall not have the right to terminate this Agreement pursuant to this Section 9.1c) if it is then in material breach of any of its representations, warranties, covenants or agreements set forth in this Agreement;
(d)    Court or Administrative Order. Buyer or Seller if (i) there shall be in effect a final, non-appealable Order of a Governmental Body with applicable jurisdiction prohibiting the consummation of the transactions contemplated by this Agreement (provided that no Party shall have the right to terminate the Agreement pursuant to this Section 9.1d) if such Party’s breach of any of its obligations under Section 6.9 has directly or indirectly caused or resulted in such Order) or (ii) if there shall be any applicable Law that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited; or
(e)    Outside Date. Buyer or Seller if the Closing shall not have occurred on or prior to December 31, 2020 (the “Outside Date”); provided that, the Outside Date shall be extended at the election of either Buyer or Seller to February 28, 2021 if all of the conditions set forth in Article VIII other than Section 8.1b) (or Section 8.1a)(ii) to the extent relating to any approval or clearance covered by Section 8.1b)) have been satisfied (other than those conditions that, by their nature, are only capable of being satisfied at Closing, but each of which at such time is capable of being satisfied) or waived (to the extent permitted under applicable Law and this Agreement); provided, however, that the right to extend or terminate this Agreement pursuant to this Section 9.1e) shall not be available to any Party whose action or failure to perform any obligation under this Agreement has been a principal cause of or resulted in the failure of the Closing to have occurred prior to the Outside Date.
Section 9.2    Effect of Termination. In the event of the termination of this Agreement pursuant to Section 9.1, this Agreement shall become void and have no force or effect, without any Liability on the part of any Party or its directors, officers or stockholders; provided that notwithstanding the foregoing, but subject to Section 11.9, (i) no such termination shall relieve any Party from any Liability for any Fraud or any Knowing and

Intentional Breach and (ii) the provisions of Section 6.10, this Section 9.2 and Article XI shall survive any such termination.
ARTICLE X
INDEMNIFICATION
Section 10.1    Survival of Representations, Warranties, Covenants and Agreements.
(a)    The representations and warranties of Seller set forth in Article III, Guarantor set forth in Article IV and Buyer set forth in Article V (other than the Fundamental Representations and the representations and warranties set forth in Section 3.12 (Taxes)) shall survive the Closing for a period of fifteen (15) months following the Closing Date.
(b)    The representations and warranties of Seller set forth in Section 3.12 (Taxes) and the indemnity for Taxes provided in Section 10.2a)(iv) shall survive the Closing until sixty (60) days after the expiration of the applicable statutes of limitations for Taxes.
(c)    The Fundamental Representations shall survive the Closing for a period of four (4) years following the Closing Date.
(d)    Each of the covenants and agreements of the Parties in this Agreement which by its terms contemplates performance prior to the Closing or before termination of this Agreement (each, a “Pre-Closing Covenant”) shall survive the Closing for a period of nine (9) months following the Closing Date. Each of the covenants and agreements of the Parties in this Agreement which by its terms contemplates performance, in whole or in part, after the Closing or after termination of this Agreement (a “Post-Closing Covenant”) shall survive the Closing in accordance with its terms until the full performance of such Post-Closing Covenant.
For the purposes of this Article X, the periods set forth in Sections 10.1a) to d each shall be referred to hereinafter as a “Survival Period”. Notwithstanding the foregoing, if an Indemnified Party delivers a Claim Notice meeting the requirements of this Agreement prior to the expiration or termination of the applicable Survival Period with respect to an Indemnification Claim made pursuant to Section 10.2, then such Indemnification Claim will continue until the final amount of recoverable Losses is determined by final agreement, settlement, judgment or award binding on Buyer and Seller in accordance with this Article X.
Section 10.2    Indemnification.
(a)    Indemnification by Seller. Subject to Section 10.1 and the other provisions of this Article X, from and after the Closing Date, Seller will indemnify and hold harmless Buyer, its Affiliates (including, following the Closing, the Acquired Companies) and their respective Representatives (the “Buyer Indemnitees”) from and against all Losses incurred or suffered by, or imposed upon, such Buyer Indemnitees as a result of or arising out of (i) any inaccuracy in or breach of the representations and warranties of Seller set forth in Article III (other than the Fundamental Representations and the representations and warranties set forth in Section 3.12 (Taxes)) or the Guarantor set forth in Article IV, (ii) any inaccuracy in or breach of the Fundamental Representations, (iii) any inaccuracy in or breach of the representations and warranties of Seller set forth in Section 3.12 (Taxes), (iv) any Indemnified Taxes, (v) Seller’s breach of any Pre-Closing Covenant of Seller or any Post-Closing Covenant of Seller and (vi) any Excluded Liabilities.
(b)    Indemnification by Buyer. Subject to Section 10.1 and the other provisions of this Article X, from and after the Closing Date, Buyer will indemnify and hold harmless Seller, its Affiliates and their respective Representatives, stockholders and members (the “Seller Indemnitees”) from and against all Losses incurred or suffered by, or imposed upon, such Seller Indemnitees as a result of or arising out of (i) any inaccuracy in or breach of the representations and warranties of Buyer set forth in Section 5.1, Section 5.2, Section 5.3(a)(i), Section 5.4 and Section 5.7, (ii) any inaccuracy in or breach of the representations and warranties of Buyer set forth in Article V (other than the representations and warranties set forth in Section 5.1, Section 5.2, Section 5.3(a)(i), Section 5.4 and Section 5.7), and (iii) Buyer’s breach of any Pre-Closing Covenant of Buyer or any Post-Closing Covenant of Buyer.

(c)    Certain Limitations.
(i)    In no event shall any Buyer Indemnitee be entitled to indemnification for any Losses arising from a claim for indemnification pursuant to Section 10.2a)(i) (A) for any claim or series of related claims arising from the same set of facts with respect to which the aggregate amount of Losses does not exceed $100,000 and (B) unless and until the aggregate amount of all Losses under all claims under Section 10.2a)(i) exceeds one million dollars ($1,000,000) (the “Deductible”), at which time Seller shall only be liable for any Losses in excess of the Deductible.
(ii)    In no event shall the aggregate Liability for indemnification by Seller pursuant to Section 10.2a)(i) exceed in the aggregate sixteen million dollars ($16,000,000) and in no event shall the aggregate Liability for indemnification by Seller pursuant to this Agreement exceed the Purchase Price.
(iii)    In no event shall any Seller Indemnitee be entitled to indemnification for any Losses arising from a claim for indemnification pursuant to Section 10.2(b)(i) (A) for any claim or series of related claims arising from the same set of facts with respect to which the aggregate amount of Losses does not exceed $100,000 and (B) unless and until the aggregate amount of all Losses under all claims under Section 10.2(b)(i) exceeds the Deductible, at which time Buyer shall only be liable for any Losses in excess of the Deductible.
(iv)    In no event shall the aggregate Liability for indemnification by Buyer pursuant to Section 10.2(b)(i) exceed in the aggregate sixteen million dollars ($16,000,000) and in no event shall the aggregate Liability for indemnification by Buyer pursuant to this Agreement exceed the Purchase Price.
(v)    Notwithstanding the foregoing, the limitations set forth in Section 10.2c)i) to (iv) shall not apply to the extent that the Indemnified Party’s Losses result from or arise out of Fraud by the Indemnifying Party.
(d)    The amount of any and all Losses under this Article X shall be (A) (i) reduced by the amount of any Tax benefit actually realized in the Taxable year in which such Loss was accrued, incurred or paid as a cash tax savings by any Indemnified Party or its Affiliates arising in connection with the accrual, incurrence or payment of any such Losses or the immediately succeeding two (2) Tax years and (ii) increased by the amount of any Tax imposed on any Buyer Indemnitee as a result of the indemnity payment made pursuant to this Section 10.2 (including any Tax imposed on increased amounts payable under this Section 10.2(d)(A)(ii)); and (B) determined net of any insurance or other indemnification proceeds received by the Indemnified Party or its Affiliates in connection with the facts giving rise to the right of indemnification net of any cost of receiving insurance or other indemnification proceeds and any increased insurance costs resulting from such claim, including any retroactive or prospective premium adjustments associated with such coverage, as such amounts are determined in accordance with those policies and programs generally applicable from time to time, and only after first applying any available insurance to the portion of a Loss that is not indemnified hereunder.
(e)    For purposes of this Article X, for purposes of determining any inaccuracy in or breach of any representation or warranty and the amount of any Losses to which a Buyer Indemnitee or Seller Indemnitee, as the case may be, is entitled hereunder, will be determined without any materiality qualifiers (including any Company Material Adverse Effect) contained in the relevant representations and warranties.
Section 10.3    Indemnification Procedures.
(a)    A Person that may be entitled to be indemnified under this Agreement (the “Indemnified Party”) shall promptly (and in any event within thirty (30) days of becoming aware of the circumstances giving raise to the claim or potential claim) notify the party liable for such indemnification (the “Indemnifying Party”) in writing (such notice, a “Claim Notice”) of any pending or threatened claim or demand that the Indemnified Party has determined gives or would reasonably be expected to give rise to a right of indemnification under this Agreement (including a pending or threatened claim or demand asserted by a third party against the Indemnified Party, such claim being a “Third Party Claim”) (an “Indemnification Claim”). The failure to give such prompt Claim Notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party is materially prejudiced thereby. Each Claim Notice will, with respect to each Indemnification Claim set forth therein, (i) specify in reasonable detail and in good faith the nature of the Indemnification Claim being made and (ii) estimate in good faith the aggregate dollar amount of Losses suffered or reasonably expected to be suffered by such Indemnified Party and for which such Indemnified Party claims to be entitled to indemnification pursuant to this Article X (the “Claim Amount”).
(b)    If the Indemnifying Party wishes to object to the allowance of some or all Indemnification Claims made in a Claim Notice, the Indemnifying Party must deliver a written objection to the Indemnified Party within thirty (30) Business Days after receipt by the Indemnifying Party of such Claim Notice expressing such objection and explaining in reasonable detail and in good faith the basis therefor. Following receipt by the Indemnified Party of the Indemnifying Party’s written objection, if any, the Indemnified Party and the Indemnifying Party will promptly, and in any event within thirty (30) Business Days, meet to agree on the rights of the respective parties with respect to each Indemnification Claim that is the subject of such written objection. If the parties should so agree, a memorandum setting forth such agreement will be mutually prepared, and executed, by the Indemnified Party and the Indemnifying Party and, as promptly as practicable and in any event within ten (10) Business Days following the execution of such memorandum, subject to Section 10.3d), the Indemnifying Party will pay the agreed amount to the Indemnified Party. In the event that the Indemnified Party and the Indemnifying Party do not mutually prepare and execute such a memorandum or such memorandum does not address in full the written objections timely delivered, within thirty (30) Business Days of receipt by the Indemnified Party, from the Indemnifying Party of the written objection, then the Indemnified Party may seek to resolve any dispute and to seek enforcement of the obligation with respect to the Indemnification Claim in any court available therefor in accordance with the terms of Section 11.7.
(c)    If the Indemnified Party does not receive a response from the Indemnifying Party with respect to any Indemnification Claim set forth in a Claim Notice by the end of the thirty (30) Business Day period referred to in Section 10.3b), the Indemnified Party shall send a second Claim Notice to the Indemnifying Party relating to such Indemnification Claim. If the Indemnifying Party does not notify the Indemnified Party that it disputes such Indemnification Claim within ten (10) Business Days following receipt of such second Claim Notice with respect to such Indemnification Claim, (i) the Indemnifying Party will be deemed to have irrevocably waived any right to object to such Indemnification Claim and to have agreed that Losses in the amount of the applicable Claim Amount are indemnifiable hereunder and (ii) with respect to the subject Indemnification Claim, as promptly as practicable and within ten (10) Business Days following expiration of such period, subject to Section 10.3d), the Indemnifying Party will pay the Claim Amount to the Indemnified Party. If not paid, the Indemnified Party may seek enforcement of the obligation of the Indemnifying Party with respect to the Indemnification Claim in any court available therefor in accordance with the terms of Section 11.7.
(d)    Any amount payable by the Indemnifying Party to the Indemnified Party pursuant to Section 10.3b) or Section 10.3c) above will be paid by the Indemnifying Party by wire transfer in dollars in immediately available funds to such account or accounts as may be designated in writing by the Indemnified Party.
(e)    Upon receipt of a notice of a Third Party Claim for indemnity from an Indemnified Party pursuant to Section 10.3a), the Indemnifying Party will be entitled, by notice to the Indemnified Party delivered within fifteen (15) Business Days of the receipt of notice of such Third Party Claim (or sooner if notice of the Third Party Claim so requires), to assume the defense and control of such Third Party Claim (at the expense of such Indemnifying Party). Upon delivery of such notice, the Indemnifying Party will not be liable to the Indemnified Party under this Article X for any fees of other counsel or any other expenses with the respect to the defense of such Third Party Claim, provided that the Indemnified Party shall have the right to participate in the defense of such Third Party Claim with its own counsel and at its own expense. Notwithstanding the foregoing, the Indemnifying Party shall not have the right to assume the defense of any Third Party Claim (i) involving a criminal claim or regulatory enforcement action, (ii) involving relief other than monetary damages, other than a Third Party Claim of infringement or misappropriation of Intellectual Property rights seeking both injunctive relief and monetary damages or (iii) if the Indemnified Party has been advised in writing by outside counsel that a reasonable likelihood exists of a conflict of interest between the Indemnifying Party and the Indemnified Party. If the Indemnifying Party does not assume the defense and control of any Third Party Claim pursuant to this Section 10.3, the Indemnified Party shall be entitled to assume and control such defense, but the Indemnifying Party may nonetheless participate in the defense of such Third Party Claim with its own counsel and at its own expense. Buyer and Seller shall, and shall cause each of their Representatives to, reasonably cooperate in the defense of any Third Party Claim, including by furnishing books and records, personnel and witnesses and access to real and personal property, as appropriate, for any defense of such Third Party Claim. If the Indemnifying Party has assumed the defense and control of a Third Party Claim, it shall be authorized to consent to a settlement of, or the entry of any judgment arising from, any Third Party Claim, in its sole discretion and without the consent of any Indemnified Party; provided that (A) such settlement or judgment does not (1) impose any equitable or other non-monetary remedies or obligations on the Indemnified

Party but involves solely the payment of money damages for which the Indemnified Party will be indemnified by the Indemnifying Party hereunder and (2) involve a finding or admission of any violation of Law, and (B) the Indemnifying Party shall obtain, as a condition of any settlement, a complete and unconditional release of the Indemnified Party potentially affected by such Third Party Claim from all Liability with respect to such Third Party Claim. No Indemnified Party will consent to the entry of any judgment or enter into any settlement or compromise with respect to a Third Party Claim without the prior written consent of the Indemnifying Party, with such consent not to be unreasonably withheld, conditioned or delayed; provided that, notwithstanding the foregoing, the Indemnified Party shall have the right to pay or settle any such claim if it (x) irrevocably waives in writing delivered to the Indemnifying Party any right to indemnity therefor under this Agreement, (y) does not impose any equitable or other non-monetary remedies or obligations on the Indemnifying Party and (z) does not involve a finding or admission of any violation of Law.
Section 10.4    Mitigation; No Duplication; No Circular Recovery. Each Indemnified Party shall take all reasonable steps to mitigate its respective Losses (including using commercially reasonable efforts to recover under applicable insurance policies or other indemnities and incurring costs only to the minimum extent necessary to remedy the breach that gives rise to such Losses) upon and after becoming aware of any event or condition which could reasonably be expected to give rise to any Losses that are indemnifiable under this Agreement. In no event shall any Indemnified Party be entitled to duplicate compensation with respect to the same Loss under more than one provision of this Agreement or the other documents entered into in connection with this Agreement. No Party shall be entitled to indemnification under this Article X for any Losses to the extent such Losses were specifically included in the calculation of the Tangible Book Value or the Final Cash Purchase Price pursuant to Section 2.5. Without limiting the generality of the prior sentence, if a set of facts, conditions or events constitutes a breach of more than one representation, warranty, covenant or agreement that is subject to an indemnification obligation under this Article X, then only one recovery of indemnifiable Losses shall be allowed, and in no event shall there be any indemnification or duplication of payments or recovery under different provisions of this Agreement arising out of the same facts, conditions or events. Notwithstanding anything to the contrary herein or in any organizational documents of any Acquired Company, Seller shall not be entitled to exculpation, indemnification or contribution from Buyer or, after Closing, any Acquired Company for or in connection with any facts or circumstances that are the subject matter of or related to an indemnification claim under this Article X brought by any Buyer Indemnitee.
Section 10.5    Exclusive Remedy. Notwithstanding any other provision of this Agreement to the contrary, this Article X will be the sole and exclusive remedy of the Parties for money damages from and after the Closing Date for any claims arising under this Agreement, including claims of inaccuracy in or breach of any representation, warranty, covenant or agreement hereunder; provided, however, that the foregoing will not be deemed a waiver by any Party of any right to seek specific performance or injunctive relief pursuant to Section 11.8.
Section 10.6    Tax Treatment. Any indemnification payments made under this Article X shall be treated for Tax purposes, to the extent permitted by Law, as adjustments to the Purchase Price.
ARTICLE XI
MISCELLANEOUS PROVISIONS
Section 11.1    Notices. All notices, requests, consents, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given or made (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or email of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) on the third (3rd) day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid, in each case addressed as follows or to such other address or addresses of which the respective Party shall have notified the other in accordance with this Section 11.1.
If to Seller or the Guarantor, to:

North Bay Holdings Limited
c/o Enstar Group Limited

Windsor Place, 3rd Floor
22 Queen Street
Hamilton, HM11
Bermuda
Attention:    Paul J. O’Shea
Facsimile:    (441) 292-6603
Email:        Paul.OShea@enstargroup.com
With a copy (which shall not constitute notice) to:

Hogan Lovells US LLP
1735 Market Street, Suite 2300
Philadelphia, Pennsylvania 19103
Attention:    Robert C. Juelke
Facsimile:    (267) 675-4601
Email:        bob.juelke@hoganlovells.com
If to Buyer, to:

Core Specialty Insurance Holdings, Inc.
89 Waterfowl Road
Bluffton, South Carolina 29910
Attention:    Robert F. Kuzloski
Email:        robert.kuzloski@gmail.com
With a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, New York 10001
Attention:    Todd E. Freed
Jon A. Hlafter
Facsimile:    (212) 735-2000
Email:        todd.freed@skadden.com
jon.hlafter@skadden.com

c/o Dragoneer Investment Group, LLC
One Letterman Dr., Bldg. D, Suite M500
San Francisco, CA 94129
Attention:    Michael Dimitruk
Email:        michael@dragoneer.com

c/o SkyKnight Capital, L.P.
One Letterman Dr., Bldg. C, Suite 3-950
San Francisco, CA 94129
Attention:    Matt Ebbel
Email:        matt@skyknightcapital.com
Section 11.2    Expenses. Except as otherwise expressly provided herein, each of Buyer, Seller and the Guarantor will bear its own Taxes, fees, costs and expenses incurred in connection with the negotiation of this Agreement and the consummation of the transactions contemplated hereby, including legal, accounting and other advisory fees and expenses, whether or not such transactions are consummated.
Section 11.3    Entire Agreement; Modification. This Agreement (together with the Seller Disclosure Schedules, the Buyer Disclosure Schedules and Exhibits hereto and the documents referred to herein) sets forth the entire agreement and understanding between the Parties and supersedes all prior agreement or understanding, written or oral, relating to the subject matter of this Agreement, including the Confidentiality Agreement. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the Party to be bound thereby, and in accordance with Section 11.12.

Section 11.4    Assignment; Binding Effect; Severability. This Agreement, and the rights, interests, obligations and Liabilities hereunder, may not be assigned by any Party without the prior written consent of the other Party, and any proposed assignment of this Agreement or the rights, interests, obligations and Liabilities hereunder in violation hereof shall be void ab initio and of no force or effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and permitted assigns of each Party. The provisions of this Agreement are severable. In the event that any one or more provisions are deemed illegal or unenforceable under applicable Law the remaining provisions shall remain in full force and effect unless the deletion of such provision shall cause this Agreement to become materially adverse to any Party, in which event the Parties shall use commercially reasonable efforts to arrive at an accommodation that best preserves the original intent of the Parties as closely as possible to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.
Section 11.5    Governing Law. This Agreement and all litigation, claims, actions, suits, hearings or proceedings (whether civil, criminal or administrative and whether based on contract, tort or otherwise), directly or indirectly, arising out of or relating to this Agreement, any of the transactions contemplated by this Agreement or the actions of Seller or Buyer in the negotiation, administration, performance and enforcement hereof or thereof, shall be interpreted and governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice or conflict of Laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.
Section 11.6    Waiver of Jury Trial. EACH OF THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, AND AGREES TO CAUSE EACH OF ITS AFFILIATES TO WAIVE, ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING THE EQUITY FINANCING, OR THE ACTIONS OF A PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF. EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY OR ITS AFFILIATES WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) MAKES THIS WAIVER VOLUNTARILY AND (D) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.6.
Section 11.7    Jurisdiction. Subject to Section 2.5, each of the Parties hereby (a) expressly and irrevocably submits to the exclusive personal jurisdiction of the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery and any state appellate court therefrom declines to accept jurisdiction over a particular matter, any United States federal court or other state court located in the State of Delaware having jurisdiction over such dispute) in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery and any state appellate court therefrom declines to accept jurisdiction over a particular matter, any United States federal court or other state court located in the State of Delaware having jurisdiction over such dispute); provided that each of the Parties shall have the right to bring any action or proceeding for enforcement of a judgment entered by any United States federal court located in the State of Delaware or any Delaware state court in any other court or jurisdiction.
Section 11.8    Specific Performance. The Parties agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist, and damages would be difficult to determine, and that the Parties shall be entitled to seek specific performance of the terms hereof, without requiring proof of damages or posting of a bond. The rights and remedies of the Parties shall be cumulative (and not alternative). Notwithstanding the foregoing or anything else in this Agreement to the contrary, the Parties hereby acknowledge and agree that Seller shall only be entitled to seek specific performance to cause Buyer to draw down the full proceeds of the Equity Financing or to cause Buyer to effect the Closing in accordance with Section 2.2, on the terms and subject to the conditions in this Agreement, if (a) all conditions in Section 8.1 and Section 8.2 have been satisfied as of the date the Closing is required to have occurred pursuant to Section 2.2 (other than conditions that by their nature are to be satisfied at the Closing), (b) Buyer fails to complete the Closing by the date the Closing is required to have occurred pursuant to Section 2.2 and (c) Seller has irrevocably confirmed in writing to Buyer that if specific performance is granted and the Equity Financing is funded, then the Closing will occur.
Section 11.9    No Recourse; Sole and Exclusive Remedy.
(a)    Notwithstanding anything in this Agreement to the contrary, Seller and the Guarantor each acknowledge and agree, both for themselves and their respective Subsidiaries, stockholders and Affiliates, that no recourse under, based upon, arising out of or relating to this Agreement, the Equity Commitment Letters or any documents or agreements referenced therein may be had by any of them against any Affiliate of Buyer, any other Person or any such Affiliate’s or other Person’s respective direct or indirect former, current or future Affiliates, general or limited partners, stockholders, controlling persons, equityholders, managers, managing companies, members, directors, officers, employees, agents, Representatives, advisers, successors or assigns, actual or prospective financing sources (including the Equity Investors) or arrangers (in each case other than the Equity Investors, to the extent set forth in the Equity Commitment Letters, and Dragoneer Global Fund II, L.P., Dragoneer Opportunities Fund IV, L.P., SkyKnight Capital Fund II, L.P. and Corinthian DC Holdings, LP, to the extent set forth in their respective equity commitment letters to Corinthian DF Holdings, LP) (collectively, the “Non-Recourse Persons”), whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable Law; provided that the foregoing shall not limit or otherwise impact Buyer’s obligations under this Agreement and Buyer’s obligations under the Equity Commitment Letters.
(b)    Notwithstanding anything in this Agreement to the contrary, in the event Buyer fails to effect the Closing (including due to the fact that the Equity Financing is not available to Buyer), Seller’s sole and exclusive remedy (whether at law, in equity, in contract, in tort or otherwise) (other than in connection with Fraud for which all applicable legal and equitable remedies shall be available to Seller) against the Non-Recourse Persons shall be the seeking of an order of specific performance as and only to the extent expressly permitted by Section 11.8, and Seller shall not be entitled to bring or maintain any Action for monetary damages against any of the foregoing Persons in connection therewith or any matters forming the basis for such termination.
Section 11.10    Execution in Counterparts; Effectiveness. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall become effective when each Party and the Guarantor shall have received counterparts thereof signed and delivered (by facsimile, email of a pdf attachment or otherwise) by each of the Parties and the Guarantor.
Section 11.11    No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall (a) confer on any Person other than the Parties and their respective successors and permitted assigns any rights (including third party beneficiary rights), or remedies under or by reason of this Agreement or (b) constitute the Parties as partners or as participants in a joint venture. Except as set forth in the immediately preceding sentence, this Agreement shall not provide Third Parties with any remedy, claim, liability, reimbursement, cause of action or other right in excess of those existing without reference to the terms of this Agreement. No Third Party shall have any right, independent of any right that exists irrespective of this Agreement, under or granted by this Agreement, to bring any suit at Law or equity for any matter governed by or subject to the provisions of this Agreement.
Section 11.12    Amendment and Waiver. This Agreement may be amended with respect to any provision contained herein by action of the Parties taken by their boards of directors or by their duly authorized officers or employees, whether before or after such Party’s action. Any term or condition hereof may be waived by the Party which is entitled to the benefits thereof by action taken by its board of directors or its duly authorized officer or employee, whether before or after the action of such Party. Any such amendment or waiver shall be evidenced by a written instrument duly executed on behalf of each Party by its duly authorized officer or employee. The failure of any Party to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision nor shall it in any way affect the validity of this Agreement or the right of such Party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.
[Signature Pages Follow]

IN WITNESS WHEREOF, each Party and the Guarantor has caused this Agreement to be duly executed on its behalf by its duly authorized officer as of the date first written above.
CORE SPECIALTY INSURANCE HOLDINGS, INC.
By: /s/ Joseph E. (Jeff) Consolino
Name: Joseph E. (Jeff) Consolino
Title: President and Chief Executive Officer
STARSTONE FINANCE LIMITED
By: /s/ Richard Cowling
Name: Richard Cowling
Title: StarStone Group CFO
NORTH BAY HOLDINGS LIMITED
By: /s/ Paul O'Shea
Name: Paul O'Shea
Title: Director

[Signature Page to Stock Purchase Agreement]